                                                                  EXECUTION COPY

                                     AMERCO
             AND THE GUARANTORS LISTED ON THE SIGNATURE PAGES HERETO

                 9.0% SECOND LIEN SENIOR SECURED NOTES DUE 2009

                           ---------------------------

                                    INDENTURE

                            Dated as of March 1, 2004

                           ---------------------------

                             WELLS FARGO BANK, N.A.,

                                   as Trustee

                              CROSS-REFERENCE TABLE

  TIA                                                              Indenture
Section                                                             Section
-------                                                          --------------
310(a)(1)...................................................        7.10
   (a)(2)...................................................        7.10
   (a)(3)...................................................        7.12
   (a)(4)...................................................        N.A.
   (a)(5)...................................................        7.10
   (b)......................................................        7.03; 7.10
   (c)......................................................        N.A.
311(a)......................................................        7.11
   (b)......................................................        7.11
   (c)......................................................        N.A.
312(a)......................................................        2.05
   (b)......................................................        13.03
   (c)......................................................        13.03
313(a)......................................................        7.06
   (b)(2)...................................................        7.06; 7.07
   (c)......................................................        7.06; 13.02
   (d)......................................................        7.06
314(a)......................................................        4.03
314(a)(4)...................................................        13.05
   (c)(1)...................................................        13.04
   (c)(2)...................................................        13.04
   (c)(3)...................................................        N.A.
   (e)......................................................        13.05
   (f)......................................................        N.A.
315(a)......................................................        7.01
   (b)......................................................        7.05;13.02
   (c)......................................................        7.01
   (d)......................................................        7.01
   (e)......................................................        6.11
316(a) (last sentence)......................................        2.09
   (a)(1)(A)................................................        6.05
   (a)(1)(B)................................................        6.04
   (a)(2)...................................................        N.A.
   (b)......................................................        6.06; 6.07
   (c)......................................................        2.12
317(a)(1)...................................................        6.08
   (a)(2)...................................................        6.09
   (b)......................................................        2.04
318(a)......................................................        13.01
   (b)......................................................        N.A.
   (c)......................................................        13.01

N.A means Not Applicable

Note: This Cross-Reference Table is not part of this Agreement.

                                TABLE OF CONTENTS

                                                                                             PAGE
ARTICLE I        DEFINITIONS AND INCORPORATION BY REFERENCE..............................       1

    1.01      Definitions................................................................       1

    1.02      Other Definitions..........................................................      30

    1.03      Incorporation by Reference of Trust Indenture Act..........................      31

    1.04      Accounting Terms; GAAP.....................................................      31

    1.05      Code.......................................................................      32

    1.06      Construction...............................................................      32

    1.07      Schedules and Exhibits.....................................................      32

ARTICLE II       THE NOTES...............................................................      32

    2.01      Form and Dating............................................................      32

    2.02      Execution and Authentication...............................................      33

    2.03      Registrar and Paying Agent.................................................      34

    2.04      Paying Agent to Hold Money in Trust........................................      34

    2.05      Holder Lists...............................................................      34

    2.06      Transfer and Exchange......................................................      34

    2.07      Replacement Notes..........................................................      43

    2.08      Outstanding Notes..........................................................      43

    2.09      Treasury Notes.............................................................      43

    2.10      Temporary Notes............................................................      44

    2.11      Cancellation...............................................................      44

    2.12      Defaulted Interest.........................................................      44

    2.13      CUSIP Numbers..............................................................      44

    2.14      Deposit of Moneys..........................................................      45

ARTICLE III      REDEMPTION AND PREPAYMENT...............................................      45

    3.01      Notices to the Trustee.....................................................      45

    3.02      Selection of Notes to Be Redeemed..........................................      45

    3.03      Notice of Redemption.......................................................      46

    3.04      Effect of Notice of Redemption.............................................      46

    3.05      Deposit of Redemption Price................................................      47

    3.06      Notes Redeemed in Part.....................................................      47

    3.07      Optional Redemption........................................................      47

                               TABLE OF CONTENTS
                                  (continued)

                                                                                             PAGE
    3.08      Mandatory Redemption.......................................................      48

ARTICLE IV       AFFIRMATIVE COVENANTS...................................................      48

    4.01      Payment of Notes...........................................................      48

    4.02      Maintenance of Office or Agency............................................      48

    4.03      Accounting System..........................................................      49

    4.04      Financial Statements, Reports, Certificates................................      49

    4.05      Guarantor Reports..........................................................      52

    4.06      Maintenance of Properties..................................................      53

    4.07      Taxes......................................................................      53

    4.08      Insurance..................................................................      53

    4.09      Location of Equipment......................................................      54

    4.10      Compliance with Laws.......................................................      55

    4.11      Leases.....................................................................      55

    4.12      Existence..................................................................      55

    4.13      Environmental..............................................................      55

    4.14      Real Estate................................................................      56

    4.15      Reorganization Plan........................................................      56

    4.16      Vehicles...................................................................      56

    4.17      Cash Management and Asset Preservation Agreements..........................      57

    4.18      Credit Card Agreements.....................................................      58

    4.19      Disclosure Updates.........................................................      58

    4.20      Material Contracts; Affiliate Contracts....................................      58

    4.21      Employee Benefits..........................................................      58

ARTICLE V        NEGATIVE COVENANTS......................................................      59

    5.01      Indebtedness, Etc..........................................................      59

    5.02      Liens......................................................................      61

    5.03      Restrictions on Fundamental Changes........................................      61

    5.04      Disposal of Assets.........................................................      62

    5.05      Change Name................................................................      62

    5.06      Guarantee..................................................................      62

                               TABLE OF CONTENTS
                                  (continued)

                                                                                             PAGE
    5.07      Nature of Business.........................................................      63

    5.08      Prepayments and Amendments.................................................      63

    5.09      Change of Control..........................................................      64

    5.10      Ownership of Certain Assets................................................      64

    5.11      Distributions..............................................................      64

    5.12      Accounting Methods.........................................................      65

    5.13      Formation of Subsidiaries; Investments.....................................      65

    5.14      Transactions with Affiliates...............................................      66

    5.15      Suspension.................................................................      67

    5.16      Use of Proceeds............................................................      67

    5.17      Change in Location of Chief Executive Office; Equipment with Bailees.......      67

    5.18      Securities Accounts........................................................      67

    5.19      Financial Covenants........................................................      67

    5.20      Employee Benefits..........................................................      69

    5.21      Sales and Leasebacks.......................................................      70

    5.22      Anti-Terrorism Laws........................................................      70

    5.23      Speculative Transactions...................................................      70

    5.24      Amendment to Certain Agreements............................................      70

    5.25      Waiver of Stay, Extension or Usury Laws....................................      71

ARTICLE VI       DEFAULTS AND REMEDIES...................................................      71

    6.01      Events of Default..........................................................      71

    6.02      Acceleration...............................................................      73

    6.03      Other Remedies.............................................................      74

    6.04      Waiver of Past Defaults....................................................      74

    6.05      Control by Majority........................................................      74

    6.06      Limitation on Suits........................................................      75

    6.07      Rights of Holders of Notes to Receive Payment..............................      75

    6.08      Collection Suit by the Trustee.............................................      75

    6.09      The Trustee May File Proofs of Claim.......................................      76

    6.10      Priorities.................................................................      76

                               TABLE OF CONTENTS
                                  (continued)

                                                                                             PAGE
    6.11      Undertaking for Costs......................................................      77

    6.12      The Trustee May Enforce Claims Without Possession of Notes.................      77

    6.13      Restoration of Rights and Remedies.........................................      77

    6.14      Rights and Remedies Cumulative.............................................      77

    6.15      Delay or Omission Not Waiver...............................................      78

ARTICLE VII      TRUSTEE.................................................................      78

    7.01      Duties of the Trustee......................................................      78

    7.02      Rights of the Trustee......................................................      79

    7.03      Individual Rights of the Trustee...........................................      81

    7.04      The Trustee's Disclaimer...................................................      81

    7.05      Notice of Defaults.........................................................      81

    7.06      Reports by the Trustee to Holders of the Notes.............................      82

    7.07      Compensation and Indemnity.................................................      82

    7.08      Replacement of the Trustee.................................................      83

    7.09      Successor Trustee by Merger, etc...........................................      85

    7.10      Eligibility; Disqualification..............................................      85

    7.11      Preferential Collection of Claims Against Company..........................      85

    7.12      Additional Co-Collateral Trustees; Separate Collateral Trustees............      85

    7.13      Expenses...................................................................      87

ARTICLE VIII     LEGAL DEFEASANCE AND COVENANT DEFEASANCE................................      88

    8.01      Option to Effect Legal Defeasance or Covenant Defeasance...................      88

    8.02      Legal Defeasance and Discharge.............................................      88

    8.03      Covenant Defeasance........................................................      88

    8.04      Conditions to Legal or Covenant Defeasance.................................      89

    8.05      Deposited Money and U.S. Government Obligations to Be Held in Trust;
              Other Miscellaneous Provisions.............................................      90

    8.06      Repayment to Company.......................................................      91

    8.07      Reinstatement..............................................................      91

ARTICLE IX       AMENDMENT, SUPPLEMENT AND WAIVER........................................      92

    9.01      Without Consent of Holders of Notes........................................      92

                               TABLE OF CONTENTS
                                  (continued)

                                                                                             PAGE
    9.02      With Consent of Holders of Notes...........................................      92

    9.03      Compliance with Trust Indenture Act........................................      94

    9.04      Revocation and Effect of Consents..........................................      94

    9.05      Notation on or Exchange of Notes...........................................      94

    9.06      The Trustee to Sign Amendments, etc........................................      95

    9.07      Effect of Amendment of, Refinancing of or Termination of New Credit
              Agreement..................................................................      95

    9.08      WP Carey Transaction.......................................................      99

ARTICLE X        NOTE GUARANTEES.........................................................      99

    10.01     Guarantee..................................................................      99

    10.02     Limitation on Guarantor Liability..........................................     102

    10.03     Execution and Delivery of Note Guarantee...................................     103

    10.04     Guarantors May Consolidate, etc., on Certain Terms.........................     103

    10.05     Rights under the Note Guarantees...........................................     103

    10.06     Primary Obligations........................................................     104

    10.07     Waiver of Subrogation and Contribution.....................................     104

    10.08     Cumulative Remedies........................................................     104

    10.09     Successors and Assigns.....................................................     105

    10.10     Guarantee by Future Subsidiaries...........................................     105

ARTICLE XI       COLLATERAL..............................................................     105

    11.01     Delivery of Security Documents.............................................     105

    11.02     Recording and Opinions.....................................................     108

    11.03     Possession and Use of Collateral...........................................     108

    11.04     Release and Disposition of Collateral......................................     109

    11.05     Intercreditor Agreement....................................................     112

    11.06     Grant of Security Interest.................................................     112

    11.07     Negotiable Collateral and Chattel Paper....................................     112

    11.08     Collection of Accounts, General Intangibles, and Negotiable Collateral.....     113

    11.09     Delivery of Additional Documentation Required..............................     113

    11.10     Power of Attorney..........................................................     114

                               TABLE OF CONTENTS
                                  (continued)

                                                                                             PAGE
    11.11     Control Agreements.........................................................     114

    11.12     Commercial Tort Claims.....................................................     114

    11.13     Grants, Rights and Remedies................................................     115

    11.14     Survival...................................................................     117

    11.15     Authorization of Actions to be Taken by the Trustee Under the Collateral
              Documents..................................................................     118

    11.16     Quebec Security............................................................     118

    11.17     Right to Inspect...........................................................     119

ARTICLE XII      SATISFACTION AND DISCHARGE..............................................     120

    12.01     Satisfaction and Discharge.................................................     120

    12.02     Application of Trust Money.................................................     120

ARTICLE XIII     MISCELLANEOUS...........................................................     121

    13.01     Trust Indenture Act Controls...............................................     121

    13.02     Notices....................................................................     121

    13.03     Communication by Holders of Notes with Other Holders of Notes..............     122

    13.04     Certificate and Opinion as to Conditions Precedent.........................     123

    13.05     Statements Required in Certificate or Opinion..............................     123

    13.06     Rules by the Trustee and Agents............................................     123

    13.07     No Personal Liability of Directors, Officers, Employees and Stockholders...     123

    13.08     Confidentiality............................................................     124

    13.09     Governing Law..............................................................     124

    13.10     No Adverse Interpretation of Other Agreements..............................     125

    13.11     Successors.................................................................     125

    13.12     Severability...............................................................     125

    13.13     Counterpart Originals......................................................     125

    13.14     Table of Contents, Headings, etc...........................................     125

    13.15     Supremacy of this Agreement................................................     126

    13.16     Further Assurances.........................................................     126

EXHIBITS

Exhibit A        FORM OF CLASS A NOTE
Exhibit B        FORM OF CLASS B NOTE
Exhibit C        FORM OF NOTE GUARANTEE
Exhibit D        FORM OF SUPPLEMENTAL INDENTURE

         INDENTURE dated as of March 1, 2004 (this "Agreement") by and among AMERCO, a Nevada corporation (the "Company"), the guarantors listed on the signature pages hereto (collectively, the "Guarantors") and WELLS FARGO BANK, N.A., as trustee and collateral trustee (the "Trustee").

         The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes:

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

         1.01 Definitions.

         "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account, Chattel Paper, or a General Intangible.

         "Accounts" means any Person's now owned or hereafter acquired right, title, and interest with respect to "accounts" as such term is defined in the Code, and any and all Supporting Obligations in respect thereof.

         "Additional Interest" has the meaning set forth in the Registration Rights Agreement and/or any additional interest provided for herein or in the Note Documents, including without limitation, the interest set forth in Section 11.01(e) hereof.

         "Affiliate" means, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, for purposes of Section 5.14 hereof: (a) any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed to control such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed to be an Affiliate of such Person. For the avoidance of doubt, SAC Holding shall not be deemed to be an Affiliate of the Borrowers for purposes of this Agreement.

         "Affiliate Contracts" means any agreement to which any Note Party is a party, on the one hand, and any Affiliate of such Note Party is a party, on the other hand, as such agreements are in place as of the Issue Date.

         "Agency Letter" means that certain letter agreement executed and delivered by Roberta Holmes, Joan Gibson (or any other person acceptable to Trustee from time to time having similar employee responsibilities) and Trustee, as amended, modified or replaced from time to time, the form and substance of which are reasonably satisfactory to Trustee.

         "Agent" means any Registrar or Paying Agent.

         "Agreement" means this Indenture, as amended or supplemented from time to time.

         "Agreement to Indemnify" means that certain agreement to indemnify entered into by the Company in connection with the execution of the SAC Participation and Subordination Agreement.

         "amend" means to amend, supplement, restate, amend and restate or otherwise modify; and "amendment" shall have a correlative meaning.

         "Anti-Terrorism Laws" means any laws relating to terrorism or money laundering, including Executive Order No. 13224 and the USA Patriot Act.

         "Applicable Laws" means with respect to any Person, those laws, rules, regulations, statutes and ordinances that apply to that Person or its business, undertakings, property or securities.

         "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

         "AREC" means Amerco Real Estate Company, a Nevada corporation.

         "Asset" means any asset or property.

         "Assigned Storage Agreements" has the meaning set forth in the definition of "Synthetic Lease Collateral".

         "Availability" means, as of any date of determination, if such date is a Business Day, and determined at the close of business on the immediately preceding Business Day, if such date of determination is not a Business Day, the amount that the Borrowers are entitled to borrow as Advances (as defined in the New Credit Agreement) under Section 2.1 of the New Credit Agreement (after giving effect to all then outstanding Obligations (as defined in the New Credit Agreement) (other than Bank Product Obligations, as defined in the New Credit Agreement) and all sublimits and reserves applicable under the New Credit Agreement).

         "Bank Lenders" means the "Lenders" as defined in the New Credit Agreement.

         "Bank Lenders' Agent" means Wells Fargo Foothill, Inc., a California corporation, solely in its capacity as administrative agent and collateral agent for the Bank Lenders under the New Credit Agreement, and any successor thereto.

         "Bank Lenders' Collateral Agent" means the Bank Lenders' Agent, in its capacity as collateral agent for the benefit of the Bank Lenders under the Intercreditor Agreement, or any successor thereto.

         "Bankruptcy Code" means Title 11 of the United States Code; provided that when the context so requires with respect to the Canadian Subsidiaries, "Bankruptcy Code" shall mean the Bankruptcy and Insolvency Act (Canada) or the Companies' Creditors Arrangement Act (Canada), in any case, as in effect from time to time.

         "Bankruptcy Law" means the Bankruptcy Code or any similar federal, provincial, or state law for the relief of debtors.

         "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which any Borrower or any Subsidiary or ERISA Affiliate of any Note Party has been an "employer" (as defined in Section 3(5) of ERISA) within the past 6 years.

         "Blocked Person" means:

                  (a) a Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

                  (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

                  (c) a Person or entity with which any bank or other financial institution is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

                  (d) a Person or entity that commits, threatens or conspires to commit or supports "terrorism" as defined in Executive Order No. 13224;

                  (e) a Person or entity that is named as a "specially designated national" on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list; or

                  (f) a Person or entity who is affiliated with a Person or entity listed above.

         "Board of Directors" means the board of directors (or comparable managers) of the Company or any committee thereof duly authorized to act on behalf thereof.

         "Books" means any Person's now owned or hereafter acquired books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of any Person's Records relating to its or their business operations or financial condition, and all of its goods or General Intangibles related to such information).

         "Borrowers" means the "Borrowers" under the New Credit Agreement, including as of the Issue Date the Company, AMERCO Real Estate Company, a Nevada corporation, AMERCO Real Estate Company of Alabama, Inc., an Alabama corporation, AMERCO Real Estate Company of Texas, Inc., a Texas corporation, Five PAC Company, a Nevada corporation, Fourteen PAC Company, a Nevada corporation, One PAC Company, a Nevada corporation, Seven PAC Company, a Nevada corporation, Sixteen PAC Company, a Nevada corporation, Ten

PAC Company, a Nevada corporation, U-Haul Co. of Alaska, an Alaska corporation, U-Haul Co. of Arizona, and Arizona corporation, U-Haul Co. of Florida, a Florida corporation, U-Haul of Hawaii, Inc., a Hawaii corporation, U-Haul International, Inc., a Nevada corporation, and Yonkers Property Corporation, a New York corporation. (Such Borrowers are referred to hereinafter each individually as a "Borrower".)

         "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

         "Canadian Income Tax Act" means the Income Tax Act (Canada), R.S.C. 1985 C.1 (5th Supp.), as amended from time to time.

         "Canadian Subsidiaries" means, collectively, U-Haul (Canada) and U-Haul Inspections Ltd., a British Columbia corporation.

         "Capital Expenditures" means, with respect to any Person for any period, gross expenditures that are capital expenditures as determined in accordance with GAAP for such period, whether such expenditures are paid in cash or financed; minus lease funding received pursuant to operating and Capital Lease commitments for such period; minus Net Dispositions for such period; provided, however, Net Dispositions from the WP Carey Transaction received after the Issue Date but prior to March 31, 2004, shall be deemed received during fiscal year 2005.

         "Capital Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

         "Capitalized Lease Obligation" means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.

         "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Rating Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"), (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's, (d) certificates of deposit or bankers' acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) demand Deposit Accounts maintained with any bank organized under the laws of the United States or any state thereof so long as the amount maintained with any individual bank is less than or equal to $100,000 and is insured by the Federal Deposit Insurance Corporation, and (f) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (e) above.

         "Certificate(s) of Title" means a certificate evidencing the title to a Vehicle.

         "Change of Control" means (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 30%, or more, of the Stock of the Company having the right to vote for the election of members of the Board of Directors, (b) a majority of the members of the Board of Directors do not constitute Continuing Directors, (c) any Borrower ceases to own, directly or indirectly, and control 100% of the outstanding capital Stock of any of its Subsidiaries extant as of the Issue Date unless the disposition, liquidation or merger of such Subsidiary was permitted by Section 5.03 hereof, (d) (i) all or substantially all of the assets of the Company and its Restricted Subsidiaries (as defined in the New AMERCO Note Indenture) are sold or otherwise transferred to any Person other than a Wholly-Owned Restricted Subsidiary (as defined in the New AMERCO Notes Indenture) that is a Note Party or (ii) the Company consolidates or merges with or into another Person or any Person consolidates or merges with or into the Company, in either case under this clause (d), in one transaction or a series of related transactions in which immediately after the consummation thereof Persons owning voting stock representing in the aggregate a majority of the total voting power of the voting stock of the Company immediately prior to such consummation do not own voting stock representing a majority of the total voting power of the voting stock of the Company or the surviving or transferee Person, or (e) the Company shall adopt a plan of liquidation or plan of dissolution or any such plan shall be approved by the stockholders of the Company.

         "Chapter 11 Case" means Case NO. BK-03-52103-GWZ in the United States Bankruptcy Court for the District of Nevada.

         "Chattel Paper" means any Person's now owned or hereafter acquired right, title and interest in respect of "chattel paper" as such term is defined in the Code, including, without limitation, any tangible or electronic chattel paper.

         "Class A Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend substantially in the form of Exhibit A.

         "Class A Global Note" means a permanent global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

         "Class A Notes" means the $120.0 million of 9.0% Second Lien Senior Secured Notes due 2009 to be issued on the Issue Date in accordance with this Agreement and pursuant to Section 1145 of the Bankruptcy Code, and any additional Class A Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof.

         "Class B Definitive Note" means a Definitive Note bearing the Private Placement Legend substantially in the form of Exhibit B.

         "Class B Global Note" means a global Note substantially in the form of Exhibit B attached hereto that bears the Private Placement Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of Depository, representing the series of Class B Notes.

         "Class B Notes" means the $80.0 million of 9.0% Second Lien Senior Secured Notes due 2009 to be issued on the Issue Date in accordance with this Agreement and pursuant to Regulation D of the Securities Act.

         "Class B Purchase Agreement" means the Note Purchase Agreement, dated as of March 1, 2004, by and among the Company, the Guarantors and the purchasers of the Class B Notes, as such agreement may be amended, modified or supplemented from time to time.

         "Code" means the New York Uniform Commercial Code, as in effect from time to time.

         "Co-Collateral Trustee" means a Person acting jointly with the Collateral Trustee as collateral agent under this Agreement, the Intercreditor Agreement and the Security Documents.

         "Collateral" means all of each Note Party's now owned or hereafter acquired right, title, and interest in and to each of the following:

                  (a) Accounts,

                  (b) Books,

                  (c) Chattel Paper,

                  (d) Commercial Tort Claims,

                  (e) Deposit Accounts,

                  (f) Equipment,

                  (g) General Intangibles,

                  (h) Inventory,

                  (i) Investment Property,

                  (j) Negotiable Collateral,

                  (k) Real Property Collateral,

                  (l) Supporting Obligations,

                  (m) money, cash, Cash Equivalents, or other assets of each such Note Party that now or hereafter come into the possession, custody, or control of any Bank Lender, the Bank Lenders' Agent, the Trustee or any Holder and are held for the benefit of the Holders,

                  (n) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all

Accounts, Books, Chattel Paper, Deposit Accounts, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, Supporting Obligations, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof, and

                  (o) to the extent not included in the foregoing, all other personal property of the Note Parties of any kind or description (including, without limitation, with respect to either Canadian Guarantor, all "personal property" (as defined in the PPSA) of such party and all "proceeds" (as defined in the PPSA) thereof);

provided, however, that the Excluded Assets shall not be included in the Collateral.

         "Collateral Access Agreement" means a landlord waiver, bailee waiver, mortgagee waiver, or acknowledgement of any lessor, warehouseman, processor, mortgagee, assignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case in the same form and substance as delivered to the Bank Lenders' Agent under the New Credit Agreement, with such modifications as are necessary to reflect that the Trustee's Liens in the Collateral are security interests, second in priority only to the first priority security interests granted to Bank Lenders' Agent pursuant to the New Credit Agreement and the other Loan Documents (as defined in the New Credit Agreement).

         "Collateral Trustee" means Wells Fargo Bank, N.A., a national banking association, in its capacity as collateral agent under this Agreement, the Intercreditor Agreement and the Security Documents for the benefit of the Holders, or any successor thereto.

         "Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) of the Borrowers.

         "Commercial Tort Claims" means any Person's now owned or hereafter acquired right, title and interest with respect to any "commercial tort claim" as such term is defined in the Code, including, without limitation, the PWC Litigation.

         "Company" means AMERCO, a Nevada corporation, and any and all successors thereto and not any of its Subsidiaries.

         "Confirmation Order" means the order entered in the Chapter 11 Case on February 20, 2004, confirming the Reorganization Plan.

         "Consolidated" means, with respect to the Company, the consolidation of the income statement accounts of the Company's Subsidiaries with those of the Company, all in accordance with GAAP, provided, that "consolidated" will not include (a) the consolidation of the accounts of SAC Holding with the accounts of the Company but for the inclusion of interest income earned on the Junior Notes and management fees earned by U-Haul related to properties it manages that are owned by SAC Holding; and (b) the consolidation of the accounts of the Insurance Subsidiaries with the accounts of the Company but for the inclusion of pre-tax net income earned by (or losses of) the Insurance Subsidiaries.

         "Consolidated Cash Interest Expense" means, for any period, the Consolidated Interest Expense of the Company paid in cash for such period (including, without limitation, the Unused Line Fees (as defined in the New Credit Agreement), the interest component of any deferred payment obligations, the interest component of all payments associated with Capitalized Lease Obligations, commissions, discounts and other fees and charges incurred in respect of a Letter of Credit (as defined in the New Credit Agreement) or bankers' acceptance financing and net payments pursuant to Hedge Agreements), provided that Consolidated Cash Interest Expense shall exclude interest expense accrued or capitalized during such period.

         "Consolidated Charges" means, for any period, any extraordinary and/or non-recurring Consolidated charges of the Company, representing restructuring charges, payments to restructuring financial advisors and legal counsel, non-cash impairment of asset charges and other non-cash write-offs that were deducted in arriving at Consolidated Net Income; provided, however, (a) the aggregate amount of Consolidated Charges calculated for the 3-month period ending March 31, 2004 shall not exceed $75,000,000, (b) the aggregate amount of Consolidated Charges calculated for the 3-month period ending June 30, 2004 shall not exceed $3,800,000, (c) the aggregate amount of Consolidated Charges calculated for the 6-month period ending September 30, 2004 shall not exceed $7,500,000, (d) the aggregate amount of Consolidated Charges calculated for the 9-month period ending December 31, 2004 shall not exceed $11,300,000, and (e) the aggregate amount of Consolidated Charges calculated for the 12-month period ending March 31, 2005 and as of the end of each fiscal quarter thereafter shall not exceed $15,000,000.

         "Consolidated EBITDA" means, for any period, the sum, without duplication, of (i) Consolidated Net Income for such period; plus (ii) Consolidated Interest Expense for such period; plus (iii) provision for Consolidated taxes of the Company based on income or profits for such period (to the extent such income or profits were included in computing the Consolidated Net Income for such period); plus (iv) Consolidated depreciation, amortization and other non-cash expense of the Company; plus (v) Consolidated Charges in each case that were deducted in determining the Consolidated Net Income for such period; minus (vi) pre-tax net income of the Insurance Subsidiaries; plus (vii) losses of the Insurance Subsidiaries; minus (viii) gains from sales of any Real Property; plus (ix) losses from sales of any Real Property minus (x) to the extent the Synthetic Leases (including any refinancings, in whole or in part thereof), or any of them, are treated as Capital Leases in accordance with the requirements of GAAP, the amounts of principal and interest due and paid under such Synthetic Leases for such period, as such principal amounts are set forth on Schedule 7.8(a) of the New Credit Agreement as of the Issue Date.

         "Consolidated Interest Expense" means, for any period, the Consolidated interest expense of the Company for such period, whether paid, accrued or capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the Unused Line Fees (as defined in the New Credit Agreement), the interest component of any deferred payment obligations, the interest component of all payments associated with Capitalized Lease Obligations, commissions, discounts and other fees and charges incurred in respect of a Letter of Credit (as defined in the New Credit Agreement) or bankers' acceptance financing and net payments pursuant to Hedge Agreements).

         "Consolidated Net Income" means, for any period, the net income of the Company for such period, determined in accordance with GAAP, provided that such net income is calculated pursuant to the income statement presentation set forth in the definition of "Consolidated".

         "Continuing Director" means (a) any member of the Board of Directors who was a director (or comparable manager) of the Company on the Issue Date, and
(b) any individual who becomes a member of the Board of Directors after the Issue Date if such individual was appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Issue Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of the Company (as such terms are used in Rule 14a-11 under the Exchange Act) and whose initial assumption of office resulted from such contest or the settlement thereof.

         "Control Agreement" means a control agreement executed and delivered by the Company or one of its Subsidiaries, the Trustee, and the applicable securities intermediary with respect to a Securities Account or a bank with respect to a Deposit Account, in the same form and substance delivered to the Bank Lenders' Agent under the New Credit Agreement, with such modifications as are necessary to reflect that the Trustee's Liens in the Collateral subject thereto are security interests, second in priority only to the first priority security interests granted to Bank Lenders' Agent pursuant to the New Credit Agreement and the other Loan Documents (as defined in the New Credit Agreement).

         "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.

         "Copyright Security Agreement" means that certain copyright security agreement executed and delivered by each of the Note Parties that own copyrights as of the Issue Date and the Trustee, in the same form and substance as delivered to the Bank Lenders' Agent under the New Credit Agreement, with such modifications as are necessary to reflect that the Trustee's Liens in the Collateral subject thereto are security interests, second in priority only to the first priority security interests granted to Bank Lenders' Agent pursuant to the New Credit Agreement and the other Loan Documents (as defined in the New Credit Agreement).

         "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         "DDA" means any checking or other demand deposit account maintained by any Borrower.

         "Dealer List" means, at any date, a report of the name and location of all U-Haul Dealers as of such date.

         "Dealership Contract" means a U-Haul dealership contract between a subsidiary of U-Haul, on the one hand, and a U-Haul Dealer, on the other hand.

         "Default" means any event, condition, or default that, with the giving of notice, the passage of time or both, would be an Event of Default.

         "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A or Exhibit B hereto, as applicable, except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

         "Deposit Accounts" means any Person's now owned or hereafter acquired right, title and interest with respect to any "deposit account" as such term is defined in the Code, including, without limitation, any DDAs.

         "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Agreement.

         "Depositary Custodian" means the Trustee, as custodian for the Depositary with respect to the Notes in global form, or any successor entity thereto.

         "DIP Loan Agreement" means that certain Senior Secured, Super-Priority Debtor-in-Possession Loan and Security Agreement, dated as of August 15, 2003, among the Company, AREC, Wells Fargo Foothill, Inc., as agent, and the various lenders party thereto, as amended by that certain First Amendment to Loan and Security Agreement dated as of September 23, 2003.

         "DIP Obligations" means, as of any date of determination, all Obligations (as defined in the DIP Loan Agreement) outstanding under the DIP Loan Agreement, including any Advances (as defined in the DIP Loan Agreement) outstanding (including, without limitation, the face amount of any outstanding Letter of Credit issued pursuant to the DIP Loan Agreement), the Term Loan (as defined in the DIP Loan Agreement) and accrued interest, fees and other charges payable thereunder.

         "Dollars" or "$" means United States dollars.

         "Dormant Subsidiaries" means, collectively, EJOS, Inc., an Arizona corporation, Japal, Inc., a Nevada corporation, M.V.S., Inc., a Nevada corporation, Pafran, Inc., a Nevada corporation, Sophmar, Inc., a Nevada corporation, and Picacho Peak Investments Co, a Nevada corporation.

         "ECF Carry Forward Amount" means, at any time of determination, (a)(i) as of the Issue Date through September 30, 2004, $3,335,000, (ii) as of October 1, 2004 through March 30, 2005, 50% of Borrowers' Excess Cash Flow (whether positive or negative) for the period commencing on April 1, 2004 and ending on September 30, 2004, based on unaudited financial statements provided to the Trustee pursuant to Section 4.04(a), or (iii) as of March 31, 2005 and at all times thereafter, 50% of Borrowers' Excess Cash Flow for the fiscal year ending March 31, 2005 (whether positive or negative), based on the audited financial statements provided to the Trustee pursuant to Section 4.04(b), plus Borrowers' Excess Cash Flow for each fiscal year thereafter (to the extent positive) for which audited financial statements have been provided to the Trustee pursuant to Section 4.04(b), minus (b) the sum of (i) the aggregate amount of dividends paid in arrears on account of the preferred stock of the Company on or after January 1, 2004 made from Borrowers' Excess Cash Flow pursuant to clause (c) of Section 5.11, and (ii) the aggregate amount of prepayments of the principal amount of the Indebtedness under the New AMERCO Notes and the Notes made from Borrowers' Excess Cash Flow after the Issue Date pursuant to clause (2) of Section 5.08(a)(vi), and (iii) the aggregate amount of prepayments of the principal amount of the Indebtedness under the Synthetic Leases made from Borrower's Excess Cash Flow after the Issue Date pursuant to clause (3) of Section 5.08(a)(vii), in each case on a cumulative basis.

         "Effective Date" has the meaning set forth in the Reorganization Plan.

         "Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials from (a) any assets, properties, or businesses of any Borrower or any predecessor in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by any Borrower or any predecessor in interest.

         "Environmental Indemnity Agreements" means, collectively, those certain environmental indemnity agreements executed and delivered by Note Parties in favor of the Trustee, in the same form and substance as delivered to Bank Lenders' Agent under the New Credit Agreement.

         "Environmental Law" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on Borrowers, relating to the environment, employee health and safety, or Hazardous Materials, including CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C.
Section 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. Section 1801 et seq.; and the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

         "Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to an Environmental Action.

         "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

         "Equipment" means any Person's now owned or hereafter acquired right, title, and interest with respect to equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, Vehicles, tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

         "ERISA Affiliate" means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of a Borrower or a Subsidiary of a Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of a Borrower or a Subsidiary of Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which a Borrower or a Subsidiary of Borrower is a member under IRC
Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with a Borrower or a Subsidiary of a Borrower and whose employees are aggregated with the employees of a Borrower or a Subsidiary of a Borrower under IRC Section 414(o).

         "Event of Default" has the meaning set forth in Section 6.01.

         "Excess Availability" means the amount, as of the date any determination thereof is to be made, equal to the difference between (a) the lesser of (i) the Borrowing Base (as defined in the New Credit Agreement) or
(ii) the sum of (1) the Maximum Revolver Amount (as defined in the New Credit Agreement) plus (2) the Term Loan Amount (as defined in the New Credit Agreement), and (b) the Obligations (as defined in the New Credit Agreement) then outstanding.

         "Excess Availability Test" means, at the time of payment of any Indebtedness under the New AMERCO Notes or Notes pursuant to Section 5.8(a)(v)(ii) or at the time of declaration or payment of any dividend or dividend in arrears pursuant to Section 5.11(b) or Section 5.11(c), respectively, (a) Borrowers' Excess Availability plus Qualified Cash (as reported to the Bank Lenders' Agent by Borrowers pursuant to Section 6.2(a) of the New Credit Agreement), exceeds (i) $35,000,000 plus (ii) the amount of such dividend or debt payment as of the date of such payment and as of the month end for each of the preceding consecutive 12 fiscal months immediately preceding such payment date, and (b) after giving effect to such payment, Borrowers' Excess Availability plus Qualified Cash, as reflected in the Projections (as defined in the New Credit Agreement) most recently delivered to the Trustee pursuant to Section 4.04(c) hereof, is projected to exceed $35,000,000 for the month end of each of the 12 fiscal months immediately succeeding such payment date.

         "Excess Cash Flow" means, for the fiscal year most recently ended prior to any determination date and based upon the audited financial statements delivered by Borrowers pursuant to Section 4.04(b), (a) Consolidated EBITDA, minus (b) the sum of (i) Consolidated Cash Interest Expense, plus (ii) Capital Expenditures permitted hereunder, plus (iii) payments of the principal amount of Funded Debt (other than payments of principal made under the revolving credit facility contained in the New Credit Agreement and advances and prepayments of the Notes and the New AMERCO Notes paid from the Borrowers' Excess Cash Flow pursuant to clause (2) of
Section 5.08(a)(vi) hereof) paid during such period and other permitted debt service payments made, plus (v) federal, state and local income taxes paid in cash, minus (c) the aggregate amount of dividends paid on account of the Stock of the Company during such fiscal year pursuant to clause (b) of Section 5.11.

         "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended from time to time.

         "Exchange Notes" means the Class A Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof.

         "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

         "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

         "Excluded Assets" means (a) the Synthetic Leases and the Synthetic Lease Collateral, (b) the Junior Notes and the interest accrued thereon and proceeds received from the monetization of Junior Notes, (c) all Real Property set forth on Schedule E-1 of the New Credit Agreement under contract of sale as of the Issue Date and proceeds received from any such sale, (d) all Real Property subject to a first priority Lien of Oxford as of the Issue Date, as set forth on Schedule E-1 of the New Credit Agreement, (e) all Real Property designated as "Surplus Real Property" as of the Issue Date, as set forth on Schedule E-1 of the New Credit Agreement and any proceeds received from any sale of such Real Property, (f) the Company's Stock of the Insurance Subsidiaries and the proceeds received from the monetization of such Stock, (g) proceeds in excess of $50,000,000 from any settlement, judgment or other recovery from the PWC Litigation, (h) Vehicles (including any tow dolly or auto transport) that, as of the Issue Date are or thereafter become, and remain subject to, a TRAC Lease Transaction, and proceeds from the sale of such Vehicles to the extent no Note Party has any rights to or interest in such proceeds, except to the extent such Vehicles become subject to the Trustee's Liens pursuant to Section 5.04 hereof, (i) Vehicles (including any tow dolly or auto transport) that become and remain subject to the PMCC Leveraged Lease and proceeds from the sale of such Vehicles to the extent no Note Party has any rights to or interest in such proceeds, and (j) the cash collateral accounts set forth on Schedule 2.7(e) to the New Credit Agreement. With respect to the Excluded Assets set forth in clause (g) above, it is hereby acknowledged and agreed that attorneys' fees and costs, court costs, expert witness fees and expenses and other similar costs and expenses paid or payable by the Company with respect to the PWC Litigation or any current or future taxes paid or payable by the Company with respect to settlement payments or damage awards (after taking into account any available tax credits or deductions and any tax sharing arrangements) with respect to the PWC Litigation shall not be deducted from or otherwise offset against the Trustee's Collateral.

         "Executive Order No. 13224" means Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

         "Fair Market Valuation" means the most recent fair market valuation acceptable to the Bank Lenders by a third party appraiser acceptable to the Bank Lenders of the Real Property Collateral which is subject to a valid and perfected Trustee's Lien (second only to the first priority security interests granted to Bank Lenders' Agent pursuant to the New Credit Agreement and the other Loan Documents (as defined in the New Credit Agreement)), subject only to Permitted Liens of the type described in clauses (a), (b), (c), (f), (j), (k),
(l) and (n) of the definition thereof.

         "Family Member" means, with respect to any individual, spouse and lineal descendants (including children and grandchildren by adoption) of such individual, the spouses or each such lineal descendants, and the lineal descendants of such Persons.

         "Family Trusts" means, with respect to any individual, any trusts, limited partnerships or other entities established for the primary benefit of the executor or administrator of the estate of, or other legal representative of, such individual.

         "FEIN" means Federal Employer Identification Number.

         "Funded Debt" means without double-counting, with respect to the Company on a Consolidated basis, as of any date of determination, all obligations of the type described in clauses (a) through (c) and clause (e) of the definition of "Indebtedness" and clause (f) of such definition with respect to any guaranty of any of the foregoing, and specifically including, without limitation, the amount of outstanding Obligations hereunder.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

         "General Intangibles" means any Person's now owned or hereafter acquired right, title, and interest with respect to general intangibles (as that term is defined in the Code), including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, and any and all Supporting Obligations in respect thereof, and any other personal property other than goods, money, Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Investment Property, and Negotiable Collateral.

         "Global Note Legend" means the legend set forth in Section 2.06(g), which is required to be placed on all Global Notes issued under this Agreement.

         "Global Notes" means, individually and collectively, each of the Class A Global Notes and Class B Global Notes, substantially in the form of Exhibit A and Exhibit B hereto, respectively, issued in accordance with Section 2.01, 2.02, 2.06, 2.07 and 2.10 hereof.

         "Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, bylaws, or other organizational documents of such Person.

         "Governmental Authority" means any federal (including the federal government of Canada), state, provincial, local or other governmental or administrative body, instrumentality, department, or agency, or any court, tribunal, administrative hearing body, arbitration panel, commission or other similar dispute-resolving panel or body.

         "Guarantee" means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person: (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part). The terms "guarantee," when used as a verb, and "guaranteed" have correlative meanings.

         "Guarantor" and "Guarantors" means all direct and indirect Subsidiaries of the Company, except for the Insurance Subsidiaries, any Subsidiary formed under the laws of a jurisdiction outside of the United States and Canada, Storage Realty, L.L.C., a Texas limited liability company, INW, and the Dormant Subsidiaries. For the avoidance of doubt, SAC Holding shall not be a Guarantor under this Agreement. As of the Issue Date, all Guarantors are listed on the signature page of this Agreement.

         "Guarantor Security Agreement" means, collectively, one or more security agreements, hypothecations or other similar agreements executed and delivered by Guarantors and the Trustee, in the same form and substance as such security agreements, hypothecations or similar agreements delivered by the Guarantors to the Bank Lenders' Agent under the New Credit Agreement, with such modifications as are necessary to reflect the fact that the Trustee's Liens in the Collateral subject thereto are security interests, second in priority only to the first priority security interests granted to Bank Lenders' Agent pursuant to the New Credit Agreement and the other Loan Documents (as defined in the New Credit Agreement).

         "Guaranty Agreement" means the Guaranty executed and delivered by Guarantors and the Trustee, in the same form and substance delivered by the Guarantors to the Bank Lenders' Agent under the New Credit Agreement, with such modifications as are necessary to reflect that the Trustee's security interests are second in priority only to the first priority security interests granted to Bank Lenders' Agent pursuant to the New Credit Agreement and the other Loan Documents (as defined in the New Credit Agreement).

         "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any Applicable Laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

         "Hedge Agreement" means any and all agreements or documents now existing or hereafter entered into by the Company or its Subsidiaries that provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging the Company's or its Subsidiaries' exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

         "Holder" means any registered holder, from time to time, of the Notes.

         "Indebtedness" means (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of a Person or its Subsidiaries, irrespective of whether such obligation or liability is assumed, (e) all obligations to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices), and (f) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (e) above.

         "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

         "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state, provincial or federal (including the federal laws of Canada) bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

         "Insurance Subsidiaries" means, collectively, Oxford and RepWest.

         "Intangible Assets" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

         "Intercreditor Agreement" means that certain Intercreditor Agreement, as of even date herewith, between the Trustee and the Bank Lenders' Collateral Agent, as amended, modified, supplemented, extended or restated from time to time.

         "Interest" means, with respect to all Notes, interest on the Notes, and with respect to the Class B Notes, Additional Interest, if any, on the Class B Notes or Exchange Notes issued in exchange therefor, as provided in the Registration Rights Agreement.

         "Inventory" means any Person's now owned or hereafter acquired right, title, and interest with respect to inventory, including goods held for sale or lease or to be furnished under a contract of service, goods that are leased by such Person as lessor, goods that are furnished by such Person under a contract of service, and raw materials, work in process, or materials used or consumed in such Person's business, including, without limitation, supplies and embedded software.

         "Investment" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising in the ordinary course of business consistent with past practices), purchases or other acquisitions for consideration of Indebtedness or Stock, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

         "Investment Property" means any Person's now owned or hereafter acquired right, title, and interest with respect to "investment property" as that term is defined in the Code, and any and all Supporting Obligations in respect thereof.

         "INW" means INW Company, a Washington corporation.

         "IRC" means the Internal Revenue Code of 1986, as in effect from time to time.

         "IRS" means the Internal Revenue Service of the United States and any successor thereto.

         "Issue Date" means the date on which the Notes are originally issued. For the avoidance of doubt, such date is March 15, 2004.

         "Junior Notes" means those promissory notes issued by SAC Holding to Nationwide Commercial Co., an Arizona corporation, U-Haul and Oxford prior to the Parent Relief Date, as amended and restated as of the Issue Date.

         "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

         "Lien" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, irrespective of whether (a) such interest shall be based on the common law, statute, or contract, (b) such interest shall be recorded or perfected, and (c) such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances. Without limiting the generality of the foregoing, the term "Lien" includes the lien, security interest or hypothec arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

         "Major Space Leases" means lease agreements, other than lease agreements covering all or a portion of Real Property subject to the Synthetic Leases, pursuant to which the proposed demised premises exceeds 5,000 square feet and the proposed term thereof, inclusive of all extensions and renewals, exceeds 10 years.

         "Management Agreements" means, collectively, those certain property management agreements between Subsidiaries of U-Haul, on the one hand, and any of SAC Holding or SSI, on the other hand.

         "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Borrowers and their Subsidiaries (other than the Insurance Subsidiaries) taken as a whole, (b) a material impairment of the ability of a Note Party to perform its obligations under the Note Documents to which it is a party or of the ability of the Trustee or the Holders to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of the Trustee's Liens with respect to the Collateral as a result of an action or failure to act on the part of a Borrower or a Subsidiary of a Borrower (other than the Insurance Subsidiaries). For the avoidance of doubt, changes affecting SAC Holding shall not constitute a "Material Adverse Change."

         "Material Contracts" means the agreements set forth on Schedule M-1 to the New Credit Agreement, which include each of the agreements (a) filed in connection with any Note Party's SEC Filings and in existence as of the Issue Date, (b) executed in connection with the Reorganization Plan, and (c) those agreements to which any Note Party is a party and the loss or breach of which by such Note Party would result in a Material Adverse Change, as such agreements are in existence on the Issue Date or as amended to the extent permitted hereunder.

         "Mortgage Policy" means mortgagee title insurance policies (or marked commitments to issue the same) for the Real Property Collateral issued by the same title insurance company or companies issuing mortgagee title insurance policies in connection with the mortgages granted pursuant to the New Credit Agreement in amounts reasonably satisfactory to the Trustee assuring the Trustee that the Mortgages encumbering such Real Property Collateral owned by a Note Party are valid and enforceable mortgage Liens thereon (second only to the first priority security interests granted to Bank Lenders' Agent pursuant to the New Credit Agreement and the other Loan Documents (as defined in the New Credit Agreement)) free and clear of all defects and encumbrances except Permitted Liens, and the Mortgage Policies otherwise shall be in form and substance reasonably satisfactory to the Trustee.

         "Mortgages" means, individually and collectively, one or more mortgages, hypothecs, deeds of trust, or deeds to secure debt, executed and delivered by a Note Party in favor of the

Trustee, for the benefit of the Holders, in similar form and substance to those delivered to the Bank Lenders' Agent or the Fonde de pouvoir under the New Credit Agreement, with such modifications as necessary to reflect the fact that the Trustee's rights in the Collateral subject thereto are Liens (second only to the first priority security interests granted to Bank Lenders' Agent pursuant to the New Credit Agreement and the other Loan Documents (as defined in the New Credit Agreement)) that encumber the Real Property Collateral and the related improvements thereto.

         "Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which the Company, any of its Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six (6) years.

         "Negotiable Collateral" means any Person's now owned and hereafter acquired right, title, and interest with respect to letters of credit, letter of credit rights, instruments, promissory notes, drafts, and documents, and any and all Supporting Obligations in respect thereof.

         "Net Disposition" means the aggregate amount of Net Proceeds received by a Note Party from the disposition of any Equipment that is a capital asset and any Real Property that constitutes an Excluded Asset during any period.

         "Net Proceeds" means, with respect to any asset disposition by the Company or any Subsidiary of the Company or any proceeds from casualty insurance received by the Company or any Subsidiary, the aggregate amount of cash or Cash Equivalents received for such assets, net of (a) reasonable and customary transaction costs and expenses, (b) transfer taxes (including sales and use taxes), (c) amounts payable to holders of applicable Permitted Liens hereunder to the extent that such Permitted Liens (other than the Synthetic Leases), if any, are senior in priority to the Trustee's Liens, (d) an appropriate reserve for income taxes in accordance with GAAP, and (e) appropriate amounts to be provided as a reserve against liabilities or otherwise held in escrow in association with any such disposition, in each case clauses (a) through (e) to the extent the amounts so deducted are properly attributable to such transaction and payable (or reserved) by the Company or any Subsidiary of the Company in connection with such disposition or loss, including without limitation reasonable and customary commissions and underwriting discounts, to a Person that is not an Affiliate of the Company or such Subsidiary.

         "New AMERCO Note Accounts" means, collectively, the Restated SAC Notes Escrow Account, the 3.08(b) Account and any other Deposit Account that holds or otherwise constitutes the collateral securing the obligations under the New AMERCO Note Documents.

         "New AMERCO Note Documents" means, collectively, the New AMERCO Note Indenture, the New AMERCO Notes and such other documents executed by the Company in connection therewith.

         "New AMERCO Note Indenture" means the Indenture with respect to the issuance of New AMERCO Notes, dated March 15, 2004, among the Company, the guarantors listed on the signature pages thereto, and The Bank of New York, as trustee, governing the New AMERCO Notes.

         "New AMERCO Note Lenders" means those Persons that are "Holders" under the New AMERCO Note Indenture.

         "New AMERCO Notes" means the 12% Senior Secured Subordinated Notes Due 2011 in the principal amount of $148,646,137 issued pursuant to the New AMERCO
Note Indenture.

         "New Credit Agreement" means the Loan and Security Agreement dated as of March 1, 2004, by and among Wells Fargo Foothill, Inc., as lead arranger, administrative agent, and collateral agent, the Bank Lenders and the Borrowers, as may be subsequently amended, restated, refinanced, refunded, extended or replaced from time to time whether by the same or any other agent, lender or group of lenders.

         "Note Documents" means this Agreement (together with all exhibits and schedules hereto), the Notes, the Cash Management Agreements (as defined in the New Credit Agreement), the Collateral Access Agreements, the Confirmation Order, the Control Agreements, the Copyright Security Agreement, the Guarantor Security Agreement, the Guaranty Agreement, the Note Guarantees, the Environmental Indemnity Agreements, the Mortgages, the Patent and Trademark Security Agreement, the Quebec Security Documents, the Agency Letter, the Stock Pledge Agreement, any other Security Document and any other agreement entered into, now or in the future, by any Note Party and accepted by the Trustee or any Holder in connection with this Agreement or any other Security Document.

         "Note Guarantee" means, collectively, the guarantee by each Guarantor of the Company's obligations under this Agreement, the Notes and the other Note Documents in favor of the Trustee, for the benefit of the Holders.

         "Note Party" means the Company or any Guarantor, and "Note Parties" means the Company and all Guarantors.

         "Notes" means the Class A Notes, the Class B Notes and the Exchange Notes.

         "Obligation" means any principal, interest, premiums, Additional Interest, penalties, fees, indemnifications, reimbursements, costs, expenses, damages and other liabilities payable and any performance due under the documentation governing any Indebtedness.

         "OFAC" means the Office of Foreign Assets Control of the United States Department of Treasury.

         "Officer" means any of the following of the Company: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

         "Officer's Certificate" means a certificate signed by an Officer.

         "Organizational ID Number" means, with respect to any Person, the organizational identification number assigned to such Person by the applicable governmental unit or agency of the jurisdiction of organization or formation of such Person.

         "Oxford" means Oxford Life Insurance Company, an Arizona corporation, and its Subsidiaries, whether now existing or hereafter formed.

         "Parent Relief Date" means June 20, 2003.

         "Participant" means, with respect to the Depositary, a Person who has an account with the Depositary.

         "Patent and Trademark Security Agreement" means that certain patent and trademark security agreement executed and delivered by all Note Parties that own patent or trademarks as of the Issue Date, and the Trustee, in the same form and substance as delivered to the Bank Lenders' Agent under the New Credit Agreement, with such modifications as necessary to reflect the fact that the Trustee's Liens in the Collateral subject thereto are security interests, second in priority only to the first priority security interests granted to Bank Lenders' Agent pursuant to the New Credit Agreement and the other Loan Documents (as defined in the New Credit Agreement).

         "PBGC" means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.

         "Permitted Discretion" means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

         "Permitted Dispositions" means (a) sales or other dispositions by the Borrowers or their Subsidiaries of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of business, as determined by the Borrowers or their Subsidiaries, as the case may be, (b) the use or transfer of money or Cash Equivalents by Borrowers or their Subsidiaries in a manner that is not prohibited by the terms of this Agreement or the other Note Documents, (c) the licensing by Borrowers or their Subsidiaries, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business, (d) conveyances, assignments, leases, transfers, sales or dispositions of any Excluded Asset, (e) leases and licenses of self-storage units to customers in the ordinary course of business, (f) the granting of billboard and cell tower leases on any Real Property, (g) the granting of space leases in the ordinary course of business that do not constitute Major Space Leases, unless otherwise consented to by the Bank Lenders' Agent, (h) dispositions of Real Property or any part thereof required in connection with condemnations or takings, or dispositions in lieu thereof, where the compensation paid on account thereof is immediately remitted to the Bank Lenders' Agent, (i) so long as no Event of Default has occurred and is continuing, dispositions of box-trucks, cargo vans and pickup trucks in the ordinary course of the Company's and U-Haul's fleet rotation program, so long as the aggregate net book value of box-trucks, cargo vans and pickup trucks subject to Trustee's Liens does not decrease by more than (i) $40,000,000 in any of (A) the first fiscal quarter after the Issue Date (to be tested as of the end of such period), (B) the first two fiscal quarters after the Issue Date (to be tested as of the end of such period), (C) the first three fiscal quarters after the Issue Date (to be tested as of the end of such period), or (D) each 12-month period thereafter (to be tested as of the end of each fiscal quarter), or (ii) $160,000,000 in the aggregate after the Issue Date, (j) the granting of Permitted Easements, (k) so long as no Event of Default has occurred and is then continuing, the sale in the ordinary course of business of Vehicles acquired within the previous 130 days in connection with a TRAC Lease Transaction to the extent the obligations thereunder are permitted by this Agreement, (l) the sale, disposition or replacement of Vehicles exchanged in connection with the PMCC Like Kind Exchange Lease, (m) sales or other dispositions set forth in the Reorganization Plan and approved in the Confirmation Order, (n) the sale of that certain portion of the parcel of Real Property Collateral located at 471 South Road, Poughkeepsie, New York that is subject to the lease purchase option exercised prior to the Issue Date, (o), so long as no Event of Default shall be caused thereby, other dispositions of Real Property Collateral with a Fair Market Valuation in an aggregate amount not to exceed either (i) $10,000,000 during any fiscal year or
(ii) $35,000,000 in total after the Issue Date; provided, however, the sale or other disposition of any parcel of Real Property Collateral (x) shall result in a Note Party receiving proceeds in an amount of not less than 80% of the Fair Market Valuation of such Real Property Collateral, and (y) with an appraised Fair Market Valuation exceeding $7,000,000 shall not constitute a Permitted Disposition, and (p) leases and licenses of any portion of the Real Property subject to the Synthetic Leases to tenants in the ordinary course of business.

         "Permitted Easements" means (a) easements, licenses, rights-of-way and other rights and privileges in the nature of easements reasonably necessary or desirable for the use, repair, or maintenance of any Real Property as herein provided and (b) if required by applicable Governmental Authority, the dedication or transfer of unimproved portions of any Real Property for road, highway or other public purposes; so long as, in each case (other than with respect to Real Property subject to the Synthetic Leases) (i) such grant, dedication or transfer does not materially impair the value or remaining useful life of the applicable Real Property or the fair market value of such Real Property or materially impair or interfere with the use or operations thereof,
(ii) such grant, dedication or transfer, in the Company's business judgment, is reasonably necessary in connection with the use, maintenance, alteration or improvement of the applicable Real Property and (iii) such grant, dedication or transfer will not cause the applicable Real Property or any portion thereof to fail to comply with the provisions of the Note Documents and all Applicable Law.

         "Permitted Holder" means Edward J. Shoen, Mark V. Shoen, James P. Shoen, and their Family Members, and their Family Trusts.

         "Permitted Investments" means (a) Investments in cash and Cash Equivalents, (b) Investments in negotiable instruments for collection, (c) advances made in connection with purchases of goods or services in the ordinary course of business, (d) Investments by any Note Party in any other Note Party; provided, to the extent such Investment is in the form of Indebtedness, such Indebtedness shall be unsecured and contractually subordinated to the Obligations and, upon any such relevant Note Party ceasing to be a wholly-owned Subsidiary of the Company or such Indebtedness being owed to any Person other than a Note Party, such Note Party shall be deemed to have incurred Indebtedness not permitted by this clause (d), (e) Investments by U-Haul and Nationwide Commercial Co. evidenced by the Junior Notes not to exceed the principal amount outstanding thereunder as of the Issue Date (except for increases in principal resulting solely from the accrual of interest thereon), (f) payments by U-Haul and its Subsidiaries of expenses on behalf of SAC Holdings pursuant to the Management Agreements provided that all such expenses are promptly reimbursed by the appropriate other parties to the Management Agreements, (g) Investments in PMSR, PM Preferred or any of its or their Affiliates owned by the Company or any of its Subsidiaries or SAC Holding solely to the extent required pursuant to the Company's obligations under the Support Party Agreements, so long as (i) on the date of such Investment, Borrowers' Excess Availability plus Qualified Cash (as reported by Borrowers pursuant to Section 6.2(a) of the New Credit Agreement) exceeds (A) $35,000,000 plus (B) the amount of such Investment, as of the date of such payment and as of the end of the month for each of the preceding consecutive 12 fiscal months immediately preceding such payment date, (ii) after giving effect to such Investment, Borrowers' Excess Availability plus Qualified Cash, as reflected in the Projections (as defined in the New Credit Agreement) most recently delivered to Trustee pursuant to Section 4.03(c) hereof, is projected to exceed $35,000,000 as of the month end for each of the 12 fiscal months immediately succeeding the date of such Investment for each of the 12 fiscal months, and (iii) no Event of Default has occurred and is continuing or would result therefrom, (h) guarantees by the Company of the obligations of its Subsidiaries that are Note Parties to the extent such obligations are otherwise permitted hereunder and are consistent with past practices, (i) payments by U-Haul and its Subsidiaries in the ordinary course of business and consistent with past practices of certain ordinary course operating expenses on behalf of any U-Haul Dealer pursuant to a Dealership Contract, provided that the applicable U-Haul Dealer reimburses U-Haul and its Subsidiaries for all such expenses in accordance with the provisions of the Dealership Contract, (j) Hedge Agreements, as permitted hereunder, (k) other Investments in an aggregate amount not to exceed $5,000,000 per year, and (l) Investments pursuant to that certain promissory note dated February 12, 1997 from PMSR in favor of U-Haul in the original principal amount of $10,000,000, with such Indebtedness of PMSR thereunder assumed by PMSI Investors, LLC on or about November 30, 1999.

         "Permitted Liens" means (a) Liens held by the Trustee for the benefit of the Holders, (b) Liens for unpaid taxes that (i) are not yet delinquent, or
(ii) are the subject of a Permitted Protest, (c) Liens set forth on Schedule P-1 to the New Credit Agreement, (d) (i) Liens on the Synthetic Lease Collateral arising under the Synthetic Leases and the interests of lessors under operating leases, and (ii) the interests of the lessor and indenture trustee under the PMCC Leveraged Lease, (e) purchase money Liens or the interests of lessors in leased assets under Capital Leases to the extent that such Liens or interests secure Purchase Money Indebtedness permitted hereunder and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent or (ii) are the subject of Permitted Protests, (g) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (h) Liens or deposits to secure performance of bids, tenders, or leases incurred in the ordinary course of business and not in connection with the borrowing of money, (i) Liens granted as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business, (j) Liens with respect to the Real Property Collateral that are exceptions to the commitments for title insurance issued in connection with the Mortgages, as accepted by the Trustee, (k) with respect to any Real Property, Permitted Easements, (l) Liens arising from judgments and attachments in connection with court proceedings provided that the attachment or enforcement of such Liens would not result in an Event of Default hereunder and such Liens are subject to a Permitted Protest and no material Collateral is subject to a material risk of loss or forfeiture and the claims in respect of such Liens are fully covered by insurance (subject to ordinary and customary deductibles) and a stay of execution pending appeal or proceeding for review is in effect, (m) Liens granted to the New AMERCO Note Lenders pursuant to the New AMERCO Note Documents on the property described in clauses (b), (c),
(e), (f) and (g) of the definition of "Excluded Assets" set forth in this
Section 1.01, (n) Liens granted to the Bank Lenders' Agent pursuant to the New Credit Agreement and the other Loan Documents (as defined in the New Credit Agreement), (o) Liens on Real Property in favor of Oxford as of the Issue Date, as set forth on Schedule E-1 to the New Credit Agreement, (p) subject to the provisions of Section 2.7(e) of the New Credit Agreement, Liens on the cash collateral accounts set forth on Schedule 2.7(e) of the New Credit Agreement, and (q) Liens arising from the refinancing of the Obligations (as defined in the New Credit Agreement), which do not result in the creation of additional first priority Liens in excess of the first priority Liens in existence on the Issue Date.

         "Permitted Protest" means the right of the Company or any of its Subsidiaries, as applicable, to protest any Lien (other than any such Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that
(a) a reserve with respect to such obligation is established on such Person's Books in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by the Company or any of its Subsidiaries, as applicable, in good faith, and (c) while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Trustee's Liens.

         "Person" means any natural person, corporation, limited liability company, limited partnership, general partnership, limited liability partnership, joint venture, trust, land trust, business trust, or other organization, irrespective of whether it is a legal entity, and any government and agency or political subdivision thereof.

         "Personal Property Collateral" means all Collateral other than Real Property.

         "PMCC Like Kind Exchange Lease" means that certain Master Equipment Lease Agreement dated as of June 30, 2000, between Norwest Bank Minnesota, National Association, as lessor, and U-Haul Leasing & Sales Co., as lessee, and all ancillary agreements referenced therein, as all of the foregoing exist on the Issue Date, and as amended to the extent permitted herein.

         "PMCC Leveraged Lease" means that certain Equipment Lease Agreement (U-Haul Trust No. 96-1) dated as of June 28, 1996 between Fleet National Bank, as lessor, and U-Haul Leasing & Sales Co., as lessee, and all ancillary agreements referenced therein, as all of the foregoing exist on the Issue Date, and as amended to the extent permitted herein.

         "PM Preferred" means PM Preferred Properties, L.P., a Texas limited partnership.

         "PMSR" means Private Mini Storage Realty, L.P., a Texas limited partnership.

         "PMSR Agreement" means that certain PMSR Agreement dated as of the Effective Date among the Company, PMSR, JPMorgan Chase Bank, as agent, and the Lenders party thereto.

         "PPSA" means the Personal Property Security Act, as in effect from time to time in any applicable Canadian province or territory.

         "principal" means, with respect to the Notes, the principal of the Notes.

         "Private Placement Legend" means the legend set forth in Section 2.06(g) to be placed on all Class B Notes issued under this Agreement except where otherwise permitted by the provisions of this Agreement.

         "Purchase Money Indebtedness" means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

         "PWC Litigation" means that certain claim filed by the Company against PricewaterhouseCoopers on or about June 5, 2003 in the Superior Court of Arizona, Maricopa County, No. CV2003-011032, and all related disputes between the Company and PricewaterhouseCoopers.

         "Qualified Cash" means, as of any date of determination, the amount of unrestricted cash and Cash Equivalents of the Note Parties that is in Deposit Accounts or in Securities Accounts, or any combination thereof, and after August 15, 2003, which such Deposit Account or Securities Account is the subject of a Control Agreement and is maintained by a branch office of the bank or securities intermediary located within the United States.

         "Quebec Security Documents" means, collectively, (a) the deed of hypothec and issue of bonds by each Canadian Subsidiary in favor of the Fonde de pouvoir creating a hypothec in the principal amount of Cdn$1,320,000,000 in all the Canadian Subsidiaries' personal (movable) and real (immovable) property, (b) the delivery order by each Canadian Subsidiary to the Fonde de pouvoir, (c) the 25% demand bond issued by each Canadian Subsidiary to the Trustee and certified by the Fonde de pouvoir, and (d) the pledge agreement by each Canadian Subsidiary pledging the 25% demand bond in favor of the Trustee in the form and substance delivered to Bank Lenders' Agent, with such modifications as are necessary to reflect Trustee's security interests, second in priority only to the first priority security interests granted to Bank Lenders' Agent pursuant to the New Credit Agreement and the other Loan Documents (as defined in the New Credit Agreement).

         "Real Property" means any estates or interests in real property now owned or hereafter acquired by any Note Party and the improvements thereto.

         "Real Property Collateral" means the parcel or parcels of Real Property identified on Schedule R-1 to the New Credit Agreement and any Real Property hereafter acquired by a Note Party on which the Trustee has, or any Note Party is required (in accordance with this Agreement or any other Note Document) to grant, a Lien.

         "Record" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

         "Redeem" means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and "redemption" shall have a correlative meaning.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of March 1, 2004, by and among the Company, the Guarantors and the purchasers of the Class B Notes, as such agreement may be amended, modified or supplemented from time to time.

         "Refinance" means to refinance, repay, prepay, replace, renew or refund.

         "Remedial Action" means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (d) conduct any other actions authorized by 42 U.S.C. Section 9601.

         "Reorganization Plan" means that certain First Amended Joint Plan of Reorganization dated November 26, 2003, filed under Chapter 11 of the United States Bankruptcy Code by the Company and AREC, together with any amendments or modifications thereto.

         "RepWest" means Republic Western Insurance Company, an Arizona corporation, and its Subsidiaries, whether now existing or hereafter formed.

         "Required Holders" means at any time of determination:

         (a) if at such time Class B Notes are then outstanding, then (i) the Holders of at least 75% of the aggregate principal amount of the then outstanding Class B Notes, and (ii) Holders of a majority in aggregate principal amount of the Class A Notes then outstanding; and

         (b) if at such time there are no Class B Notes outstanding, the Holders of a majority in aggregate principal amount of the Notes then outstanding.

         "Required Lenders" has the meaning ascribed thereto in the New Credit Agreement.

         "Reservation Management System" means the software system known as "Microres," which is used in connection with customer reservations of U-Haul products and services.

         "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such Person's knowledge of and familiarity with the particular subject.

         "Restated SAC Notes Escrow Account" means that certain segregated Deposit Account or investment account maintained by the Company pursuant to
Section 11.05 of the New AMERCO Note Indenture.

         "SAC Holding" means, collectively, SAC Holding Corporation, a Nevada corporation, SAC Holding II Corporation, a Nevada corporation, Montreal Holding Corporation, a Nevada corporation, and each of their respective Subsidiaries, whether now existing or hereafter formed.

         "SAC Holding Senior Bond" means the 8.5% senior notes due 2014 in principal amount of $200,000,000 issued pursuant to the SAC Notes Indenture.

         "SAC Notes Indenture" means that certain Indenture with respect to the issuance of the SAC Holding Senior Bond, dated as of March 15, 2004, among SAC Holding Corporation, SAC Holding II Corporation and Law Debenture Trust Company of New York.

         "SAC Participation and Subordination Agreement" means that certain participation and subordination agreement dated as of March 15, 2004, by and among SAC Holding, the Company, U-Haul, and Law Debenture Trust Company of New York, as Trustee under the SAC Notes Indenture.

         "Sale Date" has the meaning set forth in Section 5.04.

         "SEC" means the United States Securities and Exchange Commission and any successor thereto.

         "SEC Filings" means, with respect to any Person, all reports, documents and other information filed by such Person pursuant to the Securities Act, and the Securities Exchange Act of 1934, as amended, and all other rules and regulations promulgated by the SEC, including such Person's filed Form 10-K and subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K.

         "Securities Account" means a "securities account" as that term is defined in the Code.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Shelf Registration Statement" means a Shelf Registration Statement as defined in the Registration Rights Agreement.

         "SSI" means Self-Storage International Holding Corporation, a Nevada corporation, and any Subsidiary thereof, whether now existing or hereafter formed.

         "Statutory Lien Payments" means all contributions required to be made by Company and its Subsidiaries pursuant to the Canada Pension Plan Act (Canada), provincial pension plan contributions, workers compensation assessments, and employment insurance premiums payable under Applicable Laws.

         "Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

         "Stock Pledge Agreement" means, collectively, one or more stock pledge agreements, in the form and substance similar to those delivered to Bank Lenders' Agent under the New Credit Agreement (with such modifications as necessary to reflect the fact that the Trustee's Liens in the Collateral subject thereto are security interests, second in priority only to the first priority security interests granted to Bank Lenders' Agent pursuant to the New Credit Agreement and the other Loan Documents (as defined in the New Credit Agreement)), executed and delivered in favor of the Trustee by each Note Party that owns Stock of a Subsidiary of the Company; provided a Stock Pledge Agreement shall not be required in connection with the Stock of the Insurance Subsidiaries, the Dormant Subsidiaries, INW, or Storage Realty, L.L.C.

         "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity; provided, however, PMSR, PM Preferred, SAC Holding and SSI shall not be deemed to be Subsidiaries of any Borrower herein.

         "Support Party Agreement" means, collectively, (a) that certain Support Party Agreement dated as of February 28, 2003 by and among the Company and PM Preferred in favor of GMAC Commercial Holding Corp., as administrative agent, as amended by the First Amendment to Support Party Agreement dated as of June 13, 2003, and (b) that certain PMSR Agreement to be dated as of the Effective Date, by and among the Company, PMSR, JP Morgan Chase Bank, as administrative agent, and lenders signatory thereto, in each case as amended prior to the Issue Date and after the Issue Date as permitted herein (provided, in each case, such amendment does not increase the obligations of any Note Party thereunder).

         "Supporting Obligation" means any Person's now owned or hereafter acquired right, title and interest with respect to any "supporting obligation" as that term is defined in the Code.

         "Synthetic Lease Collateral" means (a) the Real Property and Real Property interests leased under the Synthetic Leases and all structures, buildings and other immovable improvements located on such Real Property (the "Synthetic Lease Properties"); (b) all equipment, machinery, apparatus, fittings, furniture, fixtures and other property of every kind and nature whatsoever now or hereafter affixed to any portion of the Synthetic Lease Properties or which is used for the storage of property of storage customers of any Synthetic Leases under any Assigned Storage Agreements (defined below) (excluding Vehicles), and which are now owned or hereafter acquired by any lessor under any Synthetic Lease or in which any such lessor has or shall have an interest, and all appurtenances and additions thereto and substitutions therefor; (c) all storage rental agreements, leases and licenses with respect to the Synthetic Lease Properties now or hereinafter entered into and all amendments, supplements and modifications thereto (collectively, the "Assigned Storage Agreements"); (d) all rents, maintenance fees, advance fees and deposits, security deposits and prepaid amounts, income, receipts, issues, profits and revenues arising from the Synthetic Lease Properties, (e) to the extent arising from Assigned Storage Agreements or other rights to payment for storage space at the Synthetic Lease Properties by storage customers, "general intangibles" (including "payment intangibles") and "accounts" (as such terms are defined in the Code), and other rights to payment for storage space at the Synthetic Lease Properties by storage customers, (f) license and concession fees, proceeds and other benefits to which any Synthetic Lessee or any agent of a Synthetic Lessee may now or hereafter be entitled with respect to the Assigned Storage Agreements; (g) all books, records, writings, data bases, and information relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing; (h) any award or compensation or insurance payment or other proceeds to which any Synthetic Lessee may become entitled by reason of its interest in the Synthetic Lease Properties; and (i) all products, offspring, rents, issues, profits, returns, income and Proceeds (as defined in the Code) of and from any and all of the foregoing.

         "Synthetic Lease Properties" has the meaning set forth in the definition of "Synthetic Lease Collateral".

         "Synthetic Leases" means, collectively, (i) the Amended and Restated Master Lease dated as of March 15, 2004 between AREC, as lessee, and BMO Global Capital Solutions, Inc., as lessor, and any other documents, agreements, mortgages, deeds of trust and other instruments executed in connection therewith, (ii) that certain Second Amended and Restated Master Lease and Open-End Mortgage dated as of March 15, 2004 among U-Haul and AREC, as lessees, the various Lessors, identified therein, as lessor, and BMO Global Capital Solutions, Inc. as Agent Lessor for the Lessors, and any documents, agreements, mortgages, deeds of trust, and other instruments executed in connection therewith, and (iii) that certain Canadian U-Haul Master Lease dated as of April 5, 2001 between Computershare Trust Company of Canada, as successor to Montreal Trust Company of Canada, and U-Haul (Canada), and any documents, agreements, mortgages, deeds of trust, and other instruments executed in connection therewith, each as may be subsequently amended, restated or refinanced to the extent permitted hereunder.

         "Synthetic Lessee" means any of AREC, U-Haul and U-Haul (Canada) and any of their respective successors in interest as lessees under the Synthetic Leases that may succeed to such interests in accordance with this Agreement and the applicable Synthetic Leases.

         "3.08(b) Account" means that certain segregated Deposit Account or investment account maintained by the Company at The Bank of New York pursuant to
Section 3.08(b) of the New AMERCO Note Indenture.

         "TIA" means the Trust Indenture Act of 1939, as amended.

         "TRAC Lease Transaction" means any operating or capital lease (as determined in accordance with GAAP) entered into by any Note Party pursuant to a "Terminal Rental Adjustment Clause" lease (including, without limitation, the PMCC Like Kind Exchange Lease) whereby (a) (i) the ownership of a Vehicle that is owned by such Note Party is transferred to a lessor within 130 days of the acquisition of such Vehicle or (ii) the ownership of a Vehicle is transferred to a lessor by someone other than a Note Party, and (b) the Vehicle so transferred is leased back to the Note Party by such lessor.

         "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Agreement and thereafter means the successor serving hereunder.

         "Trustee's Liens" means the Liens granted by the Company and the Guarantors to the Trustee, for the benefit of the Holders of the Notes, under this Agreement, the Security Documents and the other Note Documents.

         "U-Haul" means U-Haul International, Inc., a Nevada corporation.

         "U-Haul (Canada)" means U-Haul Co. (Canada) Ltd. U-Haul Co. (Canada) Ltee, an Ontario corporation.

         "U-Haul Dealer" means any Person that leases Vehicles on behalf of U-Haul in the ordinary course of business pursuant to a Dealership Contract, as identified on the Dealer List.

         "USA Patriot Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001), as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

         "U.S. Government Obligations" means direct non-callable obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

         "Vehicle" or "Vehicles" means any vehicle (including any motor vehicle), trailer or other asset of any Note Party represented by a certificate of title.

         "WP Carey Transaction" means the transaction, in form and substance reasonably satisfactory to Required Lenders, whereby UH Storage (DE) Limited Partnership, a Delaware limited partnership, or other Affiliate of W.P. Carey & Co., LLC, will acquire the Real Property that is subject to the Synthetic Leases (excluding Real Property located in Canada) and such Synthetic Leases shall be paid in full and terminated, all as more fully set forth on Schedule W-1 to the New Credit Agreement.

         1.02 Other Definitions.

                            Defined in
          Term               Section
          ----               -------
"Additional Documents"        11.09
"Authentication Order"         2.02
"Covenant Defeasance"          8.03
"DTC"                          2.03
"Event of Default"             6.01
"Fonde de pouvoir"            11.16
"Guaranteed Obligations"      10.01
"Legal Defeasance"             8.02
"Paying Agent"                 2.03
"Registrar"                    2.03
"Sale Date"                    5.04
"Security Documents"          11.01

         1.03 Incorporation by Reference of Trust Indenture Act.

         Whenever this Agreement refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Agreement.

         The following TIA terms used in this Agreement have the following meanings:

         "indenture securities" means the Notes;

         "indenture security Holder" means a Holder of a Note;

         "indenture to be qualified" means this Agreement;

         "indenture trustee" or "institutional trustee" means the Trustee; and

         "obligor" on the Notes and the Note Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

         All other terms used in this Agreement that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

         Terms defined under the New Credit Agreement and referenced herein shall have the meanings ascribed in the New Credit Agreement as of the date hereof, notwithstanding any later modification or termination of the New Credit Agreement, unless such modification is made in accordance with Article IX hereof. Amendments to such definitions as used herein may only be made in accordance with Article IX hereof.

         1.04 Accounting Terms; GAAP.

         Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that for purposes of determining compliance with any covenant set forth in Article V, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in preparing the Borrowers' audited financial statements referred to in Section 4.04. If any change in accounting principles from those used in the preparation of the audited financial statements referred to in Section 4.04 hereafter occasioned by the promulgation of any rule, regulation, pronouncement or opinion by or required by the Financial Accounting Standards Board (or successors thereto or agencies with similar functions) would result in a change in the method of calculation of financial covenants, standards or terms found in Article I or Article V, except as provided in Section 9.07, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the Company's financial condition shall be the same after such change as if such change had not been made; provided, however, the parties hereto agree to construe all terms of an accounting or financial nature in accordance with GAAP as in effect prior to any such change in accounting principles until the parties hereto have amended the applicable provisions of this Agreement.

         1.05 Code.

         Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

         1.06 Construction.

         Unless the context of this Agreement or any other Note Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Note Document refer to this Agreement or such other Note Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Note Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Note Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Note Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

         1.07 Schedules and Exhibits.

         All of the schedules and exhibits attached to this Agreement, together with any amendments, restatements, supplements, or other modifications to such schedules and exhibits permitted hereunder shall be deemed incorporated herein by reference.

                                   ARTICLE II

                                    THE NOTES

         2.01 Form and Dating.

         (a) General. The Class A Notes and Class B Notes and the related Trustee's certificate of authentication shall be substantially in the form of Exhibit A and Exhibit B hereto, respectively. Each Note shall include the Note Guarantee in the form of Exhibit C attached hereto, executed by each of the Guarantors existing on the date of the issuance of such Note, the terms of which are incorporated in and made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend, or endorsement is in a form reasonably acceptable to the Required Holders). Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1 and integral multiples thereof. On the Issue Date, the purchasers of the Class B Notes shall be issued Class B Definitive Notes.

         The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Agreement and the Company, the Guarantors and the Trustee, by their execution and delivery of this Agreement, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Agreement, the provisions of this Agreement shall govern and be controlling.

         (b) Global Notes. Class A Notes and Class B Notes issued in global form shall be substantially in the form of Exhibit A and Exhibit B attached hereto, respectively (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Class A Notes and Class B Notes issued in definitive form shall be substantially in the form of Exhibit A and Exhibit B attached hereto, respectively (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Depositary Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section
2.06 hereof.

         2.02 Execution and Authentication.

         An Officer shall sign the Notes for the Company by manual or facsimile signature, and attested by another Officer by manual or facsimile signature.

         If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

         A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Agreement. The form of Trustee's certificate of authentication of the Notes shall be substantially as set forth in Exhibit A or Exhibit B, as applicable, attached hereto.

         The Trustee shall authenticate Notes upon a written order of the Company in the form of an Officer's Certificate of the Company (an "Authentication Order"). Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, and whether the Notes are to be issued as certificated Notes or Global Notes or such other information as the Trustee may reasonably request. In addition, the first such written order from the Company shall be accompanied by a reliance letter of counsel of the Company in a form reasonably satisfactory to the Trustee.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Agreement to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or the Company.

         2.03 Registrar and Paying Agent.

         The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent") within the City and State of New York. The Registrar shall keep a written register with the name and address of each Holder and the principal amount and stated interest of each Holder's Note, and of the transfer and exchange of each Note. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar with the prior written consent of the Required Holders. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Agreement. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

         The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

         The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Depositary Custodian with respect to the Global Notes.

         2.04 Paying Agent to Hold Money in Trust.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, fees or Additional Interest, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

         2.05 Holder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

         2.06 Transfer and Exchange.

         (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or
(ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and
2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or
Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in
Section 2.06(b), (c) or (f) hereof.

         (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Agreement and the Applicable Procedures. Beneficial interests in the Class B Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                  (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Class B Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Class B Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Class A Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Class A Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this
         Section 2.06(b)(i).

                  (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in Class B Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Agreement and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

                  (iii) Transfer of Beneficial Interests in a Class B Global Note to Another Restricted Global Note. A beneficial interest in any Class B Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Class B Global
         Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives from the holder of such beneficial interest a certificate if the Registrar so requests or if the Applicable Procedures so require, an opinion of counsel in form reasonably acceptable to the Registrar to the effect that such transfer is in compliance with the Securities Act.

                  (iv) Transfer and Exchange of Beneficial Interests in a Class B Global Note for Beneficial Interests in the Class A Global Note. A beneficial interest in any Class B Global Note may be exchanged by any holder thereof for a beneficial interest in a Class A Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in a Class A Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

                           (1) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule
         144) of the Company;

                           (2) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement; or

                           (3) the Registrar receives from the holder of such beneficial interest in a Class B Global Note; and if the Registrar so requests or if the Applicable Procedures so require, an opinion of counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Class B Global Note are no longer required in order to maintain compliance with the Securities Act.

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

         If any such transfer is effected pursuant to subparagraph (B) or (C) above at a time when a Class A Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with
Section 2.02 hereof, the Trustee shall authenticate one or more Class A Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (C) above.

         Beneficial interests in a Class A Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Class B Global Note.

         (c) Transfer or Exchange of Beneficial Interest in Global Notes for Definitive Notes.

                  (i) Beneficial Interests in Class B Global Notes to Class B Definitive Notes. If any holder of a beneficial interest in a Class B Global Note proposes to exchange such beneficial interest for a Class B Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Class B Definitive Note, then, upon receipt by the Registrar of documentation satisfactory to it, including without limitation, any legal opinions or certifications, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive
         Note issued in exchange for a beneficial interest in a Class B Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive
         Note issued in exchange for a beneficial interest in a Class B Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                  (ii) Beneficial Interests in Class B Global Notes to Class A Definitive Notes. A holder of a beneficial interest in a Class B Global Note may exchange such beneficial interest for a Class A Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of a Class A Definitive Note only if:

                           (1) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer,
         (2) a Person participating in the distribution of the Exchange Notes or
         (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (2) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement; or

                           (3) the Registrar receives, an opinion of counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the

         Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (iii) Beneficial Interests in Class A Global Notes to Class A Definitive Notes. If any holder of a beneficial interest in a Class A Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive
         Note issued in exchange for a beneficial interest pursuant to this
         Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

         (d) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes.

                  (i) Class B Definitive Notes to Beneficial Interests in Class B Global Notes. If any Holder of a Class B Definitive Note proposes to exchange such Note for a beneficial interest in a Class B Global Note or to transfer such Class B Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Class B Global Note, then, upon receipt by the Registrar of documentation satisfactory to it, including, without limitation, any legal opinions or certifications, the Trustee shall cancel the Class B Definitive Note, and increase or cause to be increased the aggregate principal amount of the Class B Global Note.

                  (ii) Class B Definitive Notes to Beneficial Interests in Class A Global Notes. A Holder of a Class B Definitive Note may exchange such Note for a beneficial interest in a Class A Global Note or transfer such Class B Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Class A Global Note only if:

                           (1) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (2) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement; or

                           (3) the Registrar receives or if the Registrar so requests or if the Applicable Procedures so require, an opinion of counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

         Upon satisfaction of the conditions of any of the subparagraphs in this
Section 2.06(d)(ii), the Trustee shall cancel the Class B Definitive Notes and increase or cause to be increased the aggregate principal amount of the Class A Global Note.

                  (iii) Class A Definitive Notes to Beneficial Interests in Class A Global Notes. A Holder of a Class A Definitive Note may exchange such Note for a beneficial interest in a Class A Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Class A Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Class A Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Class A Global Notes.

         If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(A), (ii)(B) or (iii) above at a time when a Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

         (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

                  (i) Class B Definitive Notes to Class B Definitive Notes. Any Class B Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Class B Definitive Note if the Registrar receives such legal opinions and certifications as it determines is reasonably necessary to ensure that such exchange or transfer is in compliance with the Securities Act.

                  (ii) Class B Definitive Notes to Class A Definitive Notes. Any Class B Definitive Note may be exchanged by the Holder thereof for a Class A Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of a Class A Definitive Note if:

                           (1) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule
         144) of the Company;

                           (2) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement; or

                           (3) the Registrar receives or if the Registrar so requests, an opinion of counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (iii) Class A Definitive Notes to Class A Definitive Notes. A Holder of Class A Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of a Class A Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Class A Definitive Notes pursuant to the instructions from the Holder thereof.

         (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Class A Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Class B Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Class A Definitive Notes in an aggregate principal amount equal to the principal amount of the Class B Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Class B Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Class B Definitive Notes so accepted Class A Definitive Notes in the appropriate principal amount.

         (g) Legends.

                  (i) The following legend shall appear on the face of all Global Notes issued under this Agreement:

                  "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT
                  (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE

                  EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

                  (ii) The following legend shall appear on all Class B Notes:

                  "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ANY APPLICABLE STATE SECURITIES LAW REQUIREMENTS HAVE BEEN MET OR (II) EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF APPLICABLE STATE SECURITIES LAWS ARE AVAILABLE."

         (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

         (i) General Provisions Relating to Transfers and Exchanges.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

                  (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.15 and 9.05 hereof).

                  (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Agreement, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                  (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

                  (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                  (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

                  (viii) All certifications, certificates and opinions of counsel required to be submitted to the Registrar pursuant to this
         Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

                  (ix) Each Holder agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment by such Holder of such Holder's Note in violation of any provision of this Agreement and/or applicable Unites States federal or state securities law.

                  (x) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Agreement or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Agreement, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         2.07 Replacement Notes.

         If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the requirements of this Agreement are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

         Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Agreement equally and proportionately with all other Notes duly issued hereunder.

         2.08 Outstanding Notes.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

         If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

         If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

         2.09 Treasury Notes.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes as to which a Responsible Officer of the Trustee has actual knowledge are so owned shall be so disregarded.

         The Company shall notify the Trustee and the Holders in writing promptly upon the acquisition of any Notes by the Company or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

         2.10 Temporary Notes.

         Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.

         Holders of temporary Notes shall be entitled to all of the benefits of this Agreement.

         2.11 Cancellation.

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Notes in accordance with its procedures for the disposition of canceled securities in effect as of the date of such disposition (subject to the record retention requirement of the Exchange Act). Certification of the disposition of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

         2.12 Defaulted Interest.

         If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

         2.13 CUSIP Numbers.

         The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

         2.14 Deposit of Moneys.

         Subject to Section 3.05, prior to 11:00 a.m. (New York, New York time) on each date on which the principal of, premium, fees and Additional Interest, if any, and interest on the Notes are due, the Company shall deposit with the Trustee or Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such date in a timely manner which permits the Trustee or such Paying Agent to remit payment to the Holders on such date.

                                  ARTICLE III

                            REDEMPTION AND PREPAYMENT

         3.01 Notices to the Trustee.

         If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officer's Certificate setting forth (i) the clause of this Agreement pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

         3.02 Selection of Notes to Be Redeemed.

         If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption. Further, in the event of a partial redemption in accordance with Section 3.07 hereof, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the DTC), unless such method is otherwise prohibited.

         The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1. Except as provided in the preceding sentence, provisions of this Agreement that apply to Notes called for redemption also apply to portions of Notes called for redemption.

         3.03 Notice of Redemption.

         At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

         The notice shall identify the Notes (including the CUSIP number, if any) to be redeemed and shall state:

         (a) the redemption date;

         (b) the redemption price;

         (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

         (d) the name and address of the Paying Agent;

         (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

         (g) the paragraph of the Notes and/or Section of this Agreement pursuant to which the Notes called for redemption are being redeemed; and

         (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided that the Company shall have delivered to the Trustee, at least 15 days prior to the date of the mailing of such notice, an Officer's Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in this Section 3.03.

         3.04 Effect of Notice of Redemption.

         Once a notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price, including any premium plus accrued and unpaid interest through the redemption date. A notice of redemption may not be conditional.

         3.05 Deposit of Redemption Price.

         One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

         If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in
Section 4.01 hereof.

         3.06 Notes Redeemed in Part.

         Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

         3.07 Optional Redemption.

         (a) The Company shall not have the option to redeem the Notes pursuant to this Section 3.07 prior to March 16, 2005. On or after March 16, 2005, the Company shall have the option to redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the 12-month period beginning on March 16 of the years indicated below:

Year                   Percentage
----                   ----------
2005                       105.50%
2006                       104.50%
2007                       101.00%
2008 and thereafter        100.00%

         (b) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

         3.08 Mandatory Redemption.

         Neither the Company nor the Guarantors shall be required to make mandatory redemption or sinking fund payments with respect to the Notes.

                                   ARTICLE IV

                              AFFIRMATIVE COVENANTS

         Each Note Party covenants and agrees that, until payment in full and satisfaction or discharge of all Obligations hereunder, it will, and it will cause each of its Subsidiaries to, do all of the following.

         4.01 Payment of Notes.

         The Company shall pay or cause to be paid the principal of, premium, if any, fees and Additional Interest, if any, and interest on the Notes on the dates and in the manner provided in this Agreement and in the Notes. Principal, premium, fees, Additional Interest, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than any Note Party, or any affiliate or subsidiary thereof, holds as of 12:00 noon Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, fees, Additional Interest, if any, and interest then due and the Paying Agent has not received instructions from any Note Party, any affiliate or subsidiary thereof, not to make such payment or is not prohibited from paying such payments to the Holders of the Notes pursuant to this Agreement and the Notes.

         Upon the occurrence and during the continuation of an Event of Default and in any event from and after the maturity hereof, the principal amount of the Notes and all other Obligations owing under the Note Documents (whether overdue premium or installments or interest or otherwise) shall bear, and the Company shall pay from time to time on demand, interest at a rate per annum that is two percentage points (2.0%) in excess of the per annum rate otherwise applicable hereunder and the other Note Documents.

         In addition to and not in substitution of the foregoing, Additional Interest shall accrue, and the Company shall pay the same as and when due, in accordance with the Indenture and the other Note Documents.

         4.02 Maintenance of Office or Agency.

         The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Agreement may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

         4.03 Accounting System.

         The Company shall maintain, and shall cause each of the other Borrowers and the Subsidiaries of each Borrower to maintain, a system of accounting that enables such Persons to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time may be required hereunder.

         4.04 Financial Statements, Reports, Certificates.

         The Company shall deliver to the Trustee:

                  (a) as soon as available, but in any event within 45 days after the end of each month during each of the Company's fiscal years,

                           (i) a Company prepared Consolidated balance sheet,
                  income statement, and statement of cash flow covering the Company's and its Subsidiaries' operations during such month and the fiscal year to date, together with a comparison of such financial statements to (A) Company's Projections (as defined in the New Credit Agreement) delivered prior to the Issue Date or pursuant to Section 4.04(c) and (B) the Consolidated balance sheet, income statement, and statement of cash flow covering Company's and its Subsidiaries' operations for such corresponding period in the immediately preceding fiscal year,

                           (ii) a company prepared schedule detailing Company's
                  Consolidated EBITDA as of the end of each month for the 13-month period then ended,

                           (iii) a certificate signed by a chief financial
                  officer or a principal accounting officer of the Company to the effect that:

                                    (A) the financial statements and other
                           financial information delivered hereunder have been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects the financial condition of the Company and its Subsidiaries,

                                    (B) the representations and warranties of
                           Borrowers contained in the New Credit Agreement and the other Loan Documents (as defined in the New Credit Agreement) are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), and

                                    (C) there does not exist any condition or
                           event that constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action the Note Parties have taken, are taking, or propose to take with respect thereto); and

                           (iv) for each month that is the date on which a
                  financial covenant in Section 5.19 is to be tested, a Compliance Certificate (as defined in the New Credit Agreement) demonstrating, in reasonable detail, compliance at the end of such period with the applicable financial covenants contained in Section 5.19, together with a reconciliation of the company prepared Consolidated balance sheet, income statement, and statement of cash flow for Company and its Subsidiaries for the 3-month period then ended to the audited financial statements contained in the 4 most recent Form 10-Q quarterly reports and the most recent Form 10-K annual report filed by Company and its Subsidiaries,

                  (b) as soon as available, but in any event within 120 days after the end of each of Company's fiscal years,

                           (i) Consolidated financial statements of the Company
                  and its Subsidiaries for each such fiscal year, audited by nationally recognized independent certified public accountants and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management), and

                           (ii) a certificate of such accountants addressed to
                  the Trustee stating that such accountants do not have knowledge of the existence of any Default or Event of Default under Section 6.01,

                  (c) as soon as available, but in any event within 30 days prior to the start of each of Company's fiscal years, copies of Company's Projections (as defined in the New Credit Agreement), for the forthcoming 3 years, year by year, and for the forthcoming fiscal year, month by month, certified by the chief financial officer of Company (i) as being such officer's good faith best estimate of the financial performance of Company and its Subsidiaries on a

Consolidated basis during the period covered thereby and (ii) as being in form and substance (including as to scope and underlying assumptions) as delivered to the Bank Lenders' Agent,

                  (d) if, when and to the extent filed by any Note Party with the SEC or any other Governmental Authority,

                           (i) Form 10-Q quarterly reports, Form 10-K annual
                  reports, and Form 8-K current reports,

                           (ii) any other filings made by any Note Party with
                  the SEC,

                           (iii) copies of Borrowers' federal income tax
                  returns, and any amendments thereto, filed with the IRS, and

                           (iv) any other information that is provided by the
                  Company to its shareholders generally,

                  (e) if and when filed by any Note Party and if requested by Trustee, reasonably satisfactory evidence of payment of applicable excise and property taxes in each jurisdictions in which (i) any Note Party conducts business, owns real property or is required to pay any such excise or real property tax, (ii) where any Note Party's failure to pay any such applicable excise or property tax would result in a Lien on the properties or assets of any Note Party, or (iii) where any Note Party's failure to pay any such applicable excise tax reasonably could be expected to result in a Material Adverse Change,

                  (f) promptly after the commencement thereof, notice of all actions, suits or proceedings brought by or against any Note Party before any Governmental Authority that, if determined adversely to such Note Party, could reasonably be expected to result in a Material Adverse Change,

                  (g) as soon as a Borrower has knowledge of any event or condition that constitutes a Default or an Event of Default, notice thereof and a statement of the curative action that Borrowers propose to take with respect thereto,

                  (h) as soon as a Borrower has actual knowledge of any event or condition that constitutes a default or an event of default under the New AMERCO Note Documents, the New Credit Agreement or the other Loan Documents (as defined in the New Credit Agreement), or any Funded Debt (including, without limitation, any TRAC Lease Transaction, the PMCC Like Kind Exchange Lease or the PMCC Leveraged Lease) or any notice, call, default of event of default under any Support Party Agreement, notice thereof and a statement of the curative action that Borrowers or Guarantors, as applicable, propose to take with respect thereto,

                  (i) such information as may, from time to time, be necessary to comply with any applicable provision of TIA Section 314(a), and

                  (j) such information provided to the Bank Lenders' Agent relating to the Collateral pursuant to Section 6.2 of the New Credit Agreement.

         To satisfy the delivery requirements, the Company and the Guarantors, if applicable, may file or post electronically such information required to be delivered to the Trustee and the Holders of the Notes, if applicable, pursuant to this Section 4.04 and Section 4.05 in a manner and method mutually acceptable to the Company and the Trustee and that provides for the access to such information by the Trustee, and upon request of any Holder in accordance with
Section 7.06, the access to such information by such Holder.

         Delivery of all reports, information and documents to the Trustee under this Agreement is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable therefrom, including compliance with any of the Company's covenants hereunder.

         The Trustee shall not disclose any material, non-public information (all information received pursuant to this Section 4.04 or pursuant to other provisions of this Agreement and identified as such in writing by the Company on the face thereof, except for information received pursuant to Section 4.04(d) and Section 4.04(i)) received from any Note Party to a Holder of the Notes unless such Holder enters into a standstill and confidentiality agreement in a form and substance satisfactory to the Company and the Trustee, and which shall provide that the recipients of such information shall indemnify the Trustee against any misuse or improper disclosure of such information.

         In addition to the financial statements referred to above, Borrowers agree to deliver financial statements prepared on both a consolidated and consolidating basis (in accordance with GAAP) and a Consolidated basis (as defined herein) and that, except for the Insurance Subsidiaries, no Borrower, or any Subsidiary of a Borrower, will have a fiscal year different from that of the Company. Borrowers agree to cooperate with the Bank Lenders' Agent to allow Bank Lenders' Agent to consult with their certified public accountants if Bank Lenders' Agent reasonably requests the right to do so and that, in such connection, their independent certified public accountants are authorized to communicate with Bank Lenders' Agent and to release to Bank Lenders' Agent whatever financial information concerning Borrowers or their Subsidiaries that Bank Lenders' Agent reasonably may request and shall deliver copies of such information to the Trustee. Each Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Bank Lenders' Agent pursuant to or in accordance with this Agreement, and agree that Bank Lenders' Agent may contact directly any such accounting firm or service bureau in order to obtain such information; provided, however, so long as no Event of Default has occurred and is continuing, Bank Lenders' Agent shall give Borrowers a copy of any written request for information from Bank Lenders' Agent to such accounting firm or bureau services and Borrowers shall have an opportunity to attend any meeting between Bank Lenders' Agent and such accounting firm or bureau services with respect to such information requests.

         4.05 Guarantor Reports.

         The Company shall cause each Guarantor to deliver its annual financial statements at the time when the Company provides its audited financial statements to the Trustee, but only to the extent such Guarantor's financial statements are not consolidated with the Company's annual financial statements and copies of all federal income tax returns as soon as the same are available and in any event no later than 30 days after the same are required to be filed by law.

         4.06 Maintenance of Properties.

         The Company shall, and the Company shall cause each of the other Borrowers and the Subsidiaries of each Borrower to, maintain and preserve all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee, so as to prevent any loss or forfeiture thereof or thereunder.

         4.07 Taxes.

         The Borrowers shall, and shall cause each of its Subsidiaries to, pay in full all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against any Borrower, any Subsidiary of a Borrower or any of their assets to be paid in full, not less than 30 days before the earlier of (a) delinquency, or (b) the imposition of any additional amounts, fines or penalties or (c) before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. The Company shall, and shall cause each of the other Borrowers and the Subsidiaries of each Borrower to, make timely payment or deposit of all tax payments and withholding taxes required of it by any Borrower or its Subsidiaries under Applicable Laws, including the Canadian Income Tax Act, Statutory Lien Payments, those laws concerning F.I.C.A., F.U.T.A., state or provincial disability, and local, state, provincial and federal income taxes, and will, upon request, furnish the Trustee with proof reasonably satisfactory to the Trustee indicating that the applicable Borrower or its Subsidiary has made such payments or deposits. Upon the request of the Trustee, Borrowers shall deliver reasonably satisfactory evidence of payment of applicable excise taxes in each jurisdiction in which any Borrower or its Subsidiary is required to pay any such excise tax.

         4.08 Insurance.

         (a) The Company shall, and shall cause each of the other Borrowers and the Subsidiaries of each Borrower to, at their expense, maintain insurance respecting their respective assets wherever located, covering loss or damage by fire, theft, explosion, flood (with respect to any property or assets located in a flood zone), earthquake (in the event the probable maximum loss with respect to such property or assets is equal to or greater than 20), and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. The Company also shall (and shall cause the other Borrowers and the Subsidiaries of each Borrower to) maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be in such amounts as are reasonably satisfactory to Bank Lenders' Agent and the Trustee. Borrowers shall deliver copies of all such policies to Bank Lenders' Agent and the Trustee with a satisfactory lender's loss payable endorsement naming Bank Lenders' Agent and the Trustee as loss payees or additional insured, as appropriate and as their interests may appear. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Bank Lenders' Agent and the Trustee in the event of cancellation of the policy for any reason whatsoever.

         (b) The Company shall give Bank Lenders' Agent and the Trustee prompt notice of any loss in excess of $100,000 for Vehicles or other personal property covered by such insurance and any loss in excess of $500,000 for Real Property covered by insurance. Other than with respect to Real Property subject to the Synthetic Leases, Bank Lenders' Agent shall have the exclusive right to adjust any losses payable under any such insurance policies in excess of $500,000 (or in any amount during the existence of an Event of Default), without any liability to Borrowers whatsoever in respect of such adjustments. Adjustments of any losses with respect to Borrowers' Real Property subject to the Synthetic Leases shall be subject to the terms thereof. Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain (other than any such award or compensation payable with respect to Real Property subject to the Synthetic Leases), shall be paid over to Bank Lenders' Agent and shall be applied at the option of the Required Lenders either to the prepayment of the Obligations (as defined in the New Credit Agreement) or shall be disbursed to the Company under staged payment terms reasonably satisfactory to the Required Lenders for application to the cost of repairs, replacements, or restorations. Application of any such award or compensation payable with respect to Real Property subject to the Synthetic Leases shall be subject to the terms thereof. Any such repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction.

         (c) The Note Parties shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 4.08, unless Bank Lenders' Agent and the Trustee are included thereon as named insureds with the loss payable to Bank Lenders' Agent and the Trustee under a lender's loss payable endorsement or its equivalent. The Company immediately shall notify Bank Lenders' Agent and the Trustee whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies promptly shall be provided to Bank Lenders' Agent and the Trustee.

         (d) The Note Parties shall maintain their insurance program with respect to the Vehicles as in effect on the Issue Date with RepWest or, upon the consent of Bank Lenders' Agent, which consent shall not be unreasonably withheld, with such other insurer as may be agreed upon by Borrowers and Bank Lenders' Agent so long as the terms of such replacement self-insurance program are reasonably similar to the insurance program with RepWest as of the Issue Date.

         4.09 Location of Equipment.

         The Note Parties shall store the Equipment of Note Parties only at the Real Property and the locations of the U-Haul Dealers named on the Dealer List, excluding (a) Vehicles in-transit from one U-Haul Dealer location to another U-Haul Dealer location, (b) Vehicles that have been leased in the ordinary course of the Borrowers' and Guarantors' businesses and consistent with their past practices anywhere in the United States and Canada, and (c) Vehicles located at new U-Haul Dealers added subsequent to the most recently provided Dealer List. The Company shall, or shall cause the other Borrowers and the Guarantors to, update the Reservation Management System on a regular basis consistent with their past practices.

         4.10 Compliance with Laws.

         The Company shall, and shall cause each of the other Borrowers and the Subsidiaries of each Borrower to, comply with the requirements of all Applicable Laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

         4.11 Leases.

         (a) The Company shall pay when due, or shall cause the other Borrowers or the Guarantors to pay when due, all rents and other amounts payable under any leases to which any Borrower or any Guarantor is a party or by which the Borrowers' or Guarantor's properties and assets are bound, unless such payments are the subject of a Permitted Protest.

         (b) Promptly exercise each one year renewal or extension option available under each Synthetic Lease within the time period specified therein.

         4.12 Existence.

         Except as provided by Section 5.03, the Company shall, and shall cause each of the other Borrowers and Guarantors to, at all times preserve and keep in full force and effect each Borrower's and each Guarantor's valid existence and good standing and any rights, licenses, permits and franchises material to the Borrower's and Guarantors' businesses.

         4.13 Environmental.

         The Note Parties shall (a) keep any property either owned or operated by any Note Party free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (b) comply, in all material respects, with Environmental Laws and provide to the Trustee documentation of such compliance which the Trustee reasonably requests, (c) promptly notify the Trustee of any known release of a Hazardous Material of any reportable quantity from or onto property owned or operated by any Note Party and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law, and (d) promptly, but in any event within 5 days of its receipt thereof, provide the Trustee with written notice of the receipt of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of any Note Party, (ii) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Note Party, and (iii) notice of a violation, citation, or other administrative order under any Environmental Law which reasonably could be expected to result in a Material Adverse Change.

         4.14 Real Estate.

         If at any time after the Issue Date, the Company or any Guarantor acquires any fee interest in Real Property with a fair market valuation in excess of $250,000, the Company shall, or shall cause such Guarantor to, promptly execute, deliver and record, a Mortgage (second only to the first priority security interests granted to Bank Lenders' Agent pursuant to the New Credit Agreement and the other Loan Documents (as defined in the New Credit Agreement)) in favor of the Trustee covering such Real Property interest, in form and substance reasonably satisfactory to the Trustee, and provide: (a) the Trustee with a Mortgage Policy insuring the Lien (second in priority only to the first priority security interests granted to Bank Lenders' Agent pursuant to the New Credit Agreement and the other Loan Documents (as defined in the New Credit Agreement)) of said Mortgage in such Real Property encumbered thereby, in an amount reasonably acceptable to the Trustee and subject only to Permitted Liens and to such other exceptions as are reasonably satisfactory to the Trustee, (b) a satisfactory legal description of such property, (c) an opinion from special counsel to such Person (in form and substance reasonably acceptable to Trustee) stating that, in the opinion of such counsel, all action has been taken with respect to the recording, registering, filing and perfection of the Mortgage necessary to make effective the Lien (second in priority only to the first priority security interests granted to Bank Lenders' Agent pursuant to the New Credit Agreement and the other Loan Documents (as defined in the New Credit Agreement)) intended to be created by the Mortgage, (d) to the extent necessary under Applicable Laws, provide Uniform Commercial Code financing statements covering fixtures, in each case appropriately completed and duly executed, for filing in the appropriate county land office and (e) evidence that such Person shall have paid to the applicable title insurance company all expenses of such title insurance company in connection with the issuance of such reports and in addition shall have paid to such title insurance company an amount equal to the recording and stamp taxes (including mortgage recording taxes), if any, payable in connection with recording such Mortgages in the appropriate county land offices. In addition, such Person shall deliver to the Trustee copies of all environmental reports and other documents delivered to Bank Lenders' Agent with respect to such Real Property.

         4.15 Reorganization Plan.

         The Note Parties shall and shall cause each of their Subsidiaries to comply in all material respects with the provisions of the Reorganization Plan applicable to them.

         4.16 Vehicles.

         (a) The Company shall, or shall cause the other Borrowers and the Subsidiaries of each Borrower to, (i) deposit all Certificates of Title into a segregated, secured location at the Company's chief executive office located at 2727 North Central, Phoenix, Arizona, the access to which shall be limited to the Bank Lenders' Agent, its representatives and agents, the Trustee, and its representatives and agents, Roberta Holmes and Joan Gibson and such Certificates of Title and such Persons shall be covered by a fidelity insurance policy naming the Bank Lenders' Agent and the Trustee as loss payees or a bond endorsed to the Bank Lenders' Agent and the Trustee, in either case in form and substance reasonably satisfactory to the Bank Lenders' Agent (which shall include coverage of at least $5,000,000), and (ii) timely pay all fees required by the

States of Alaska, Arizona and Hawaii, as applicable, with respect to such Vehicle registrations and the issuances of the corresponding Certificates of Title.

         (b) After the Issue Date, the Company shall, and shall cause the other Borrowers, the Subsidiaries of each Borrower and the Guarantors to, (i) follow the procedures set forth in Section 5.25(a), Section 5.25(b) and Section 5.25(c) of the New Credit Agreement, as applicable, and Section 4.16(a) hereof with respect to any Vehicle (excluding any trailer) acquired by any Borrower or a Guarantor after the Issue Date that is not intended to be transferred into a TRAC Lease Transaction within 130 days of the acquisition of such Vehicle, and
(ii) pursuant to the laws of the States of Alaska, Arizona and Hawaii, as applicable, timely renew all registrations and Certificates of Title held by the Borrowers with respect to the Vehicles.

         (c) The Note Parties hereby acknowledge and agree that (i) they shall hold and maintain all Certificates of Title on behalf of, and as an attorney-in-fact and agent for, the Bank Lenders' Agent and the Trustee, (ii) the Bank Lenders' Agent's and the Trustee's security interest in, Liens on, and all rights and remedies with respect to the Vehicles and the Certificates of Title shall remain valid and enforceable at all times, and (iii) during the existence of an Event of Default, and the Bank Lenders' Agent is not satisfied with the results of any inspection under Section 4.6(b) of the New Credit Agreement or if the Trustee is not satisfied with the results of any inspection under Section 11.17(b), the Company shall, or shall cause the other Borrowers and the Guarantors to, promptly comply with any request or direction by Bank Lenders' Agent or the Trustee to deliver the Certificates of Title to Bank Lenders' Agent or such other Person or location as Bank Lenders' Agent or the Trustee may direct in its Permitted Discretion. In the event such directions of Bank Lenders' Agent and the Trustee conflict, then the failure of the Note Parties to comply with the directions of the Trustee shall not constitute a Default or an Event of Default hereunder provided that such Note Parties comply with the directions of Bank Lenders' Agent.

         Execution of this Agreement shall be evidence of the Company's and each Guarantor's consent for the Lien of the Bank Lenders' Agent and the Trustee on the Vehicles indicated on the Certificates of Title.

         4.17 Cash Management and Asset Preservation Agreements.

         The Company shall, and shall cause the other Borrowers and the Guarantors, to comply with Section 2.7 of the New Credit Agreement and any other asset preservation and management covenants thereof and any Cash Management Agreements (as defined in the New Credit Agreement) entered into pursuant to such provisions, and if the New Credit Agreement is ever terminated, extinguished or otherwise not in force, then Section 2.7 and all other asset preservation and management covenants thereof shall be incorporated herein with the term "Agent" replaced with the term "Trustee" mutatis mutandis; provided that the incorporation of such Section 2.7 and any other asset preservation and management covenants thereof in this Agreement shall not adversely affect the rights, duties, liabilities or immunities of the Trustee or require the Trustee to exercise greater discretionary judgment hereunder without the Trustee's prior written consent. Notwithstanding any other provision to the contrary, the New AMERCO Note Accounts shall not be deemed to be Cash Management Accounts (as defined in the New

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Credit Agreement). In no event shall any Note Party deposit the proceeds of any
Collateral into any New AMERCO Note Account.

         4.18 Credit Card Agreements.

         The Company shall, and shall cause the other Borrowers and Guarantors, to comply with the Credit Card Agreements (as defined in the New Credit Agreement), and if the New Credit Agreement is ever terminated, extinguished or otherwise not in force, then the Company shall, and shall cause the other Borrowers and Guarantors, to use their best efforts to effect new credit card agreements between the Trustee and the credit card processors of Borrowers and Guarantors in substantially similar form and substance as the Credit Card Agreements required under the New Credit Agreement.

         4.19 Disclosure Updates.

         Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, notify the Trustee if any written information, exhibit, or report furnished to the Trustee or any Holder hereunder contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made. The foregoing notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any fact nor shall any such notification have the effect of amending or modifying this Agreement.

         4.20 Material Contracts; Affiliate Contracts.

         In the event any Borrower or Guarantor shall enter into any Material Contract or, subject to Section 5.14, any new Affiliate Contract, after the Issue Date, deliver to the Trustee, within 30 days of entering into such Material Contract or Affiliate Contract, an updated Schedule M-1 or Schedule A-1 to the New Credit Agreement, as applicable, reflecting the addition of such Material Contract or Affiliate Contract, together with a copy of such executed Material Contract or Affiliate Contract. Each Borrower and Guarantor shall also provide the Trustee with an executed copy of any contract with any of SAC Holding, SSI, PMSR or PM Preferred executed after the Issue Date.

         4.21 Employee Benefits.

         (a) (i) Promptly, and in any event within 10 Business Days after any Borrower or any Subsidiary of a Borrower knows or should know that an ERISA Event (as defined in the New Credit Agreement) has occurred that reasonably could be expected to result in a Material Adverse Change, deliver to the Trustee a written statement of the chief financial officer of the Company describing such ERISA Event (as defined in the New Credit Agreement) and any action that is being taking with respect thereto by any such Borrower, any such Subsidiary or ERISA Affiliate, and any action taken or threatened by the IRS, Department of Labor, or PBGC, and such Borrower or such Subsidiary, as applicable, shall be deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor, (ii) promptly, and in any event within 3 Business Days after the filing thereof with the IRS, deliver to the Trustee a copy of each funding waiver request filed with respect to any Benefit Plan and all communications

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received by any Borrower, any Subsidiary of a Borrower or, to the knowledge of such Borrower, any ERISA Affiliate with respect to such request, and (iii) promptly, and in any event within 3 Business Days after receipt by any Borrower, deliver to the Trustee any Subsidiary of a Borrower or, to the knowledge of any Borrower, any Subsidiary, any ERISA Affiliate, of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice.

         (b) Cause to be delivered to the Trustee, upon the Trustee's request, each of the following: (i) a copy of each Benefit Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of any Borrower or its Subsidiaries; (ii) the most recent determination letter issued by the IRS with respect to each Benefit Plan; (iii) for the 3 most recent plan years, annual reports on Form 5500 Series required to be filed with any governmental agency for each Benefit Plan; (iv) all actuarial reports prepared for the last 3 plan years for each Benefit Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by any Borrower, any Subsidiary of a Borrower, or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions; (vi) any information that has been provided to any Borrower, any Subsidiary of a Borrower or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and (vii) the aggregate amount of the most recent annual payments made to former employees of any Borrower or its Subsidiaries under any Retiree Health Plan (as defined in the New Credit Agreement).

                                   ARTICLE V

                               NEGATIVE COVENANTS

         Each Note Party covenants and agrees that, until payment in full and satisfaction or discharge of all Obligations hereunder, it will not, and will not permit any of its Subsidiaries (except the Insurance Subsidiaries) to, do any of the following:

         5.01 Indebtedness, Etc.

         Create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

         (a) Indebtedness evidenced by this Agreement, the Notes, the Note Guarantees and the Guaranty Agreement;

         (b) Indebtedness of the Company and any other Note Party incurred under the New Credit Agreement and all other obligations in respect thereof in an aggregate amount at any time outstanding not to exceed $575,000,000, less mandatory permanent prepayments and permanent reductions plus: (i) advances made pursuant to the New Credit Agreement to pay expenses of the lenders thereunder (including expenses accruing after the commencement of any Insolvency or Liquidation Proceeding (as defined in the New Credit Agreement), whether or not a claim for post-filing or post-petition expenses is allowed in such proceeding), (ii) advances made to protect

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or preserve the "Collateral" under the New Credit Agreement and the other Loan
Documents (as defined in the New Credit Agreement), (iii) advances made to pay interest (including interest accruing under Section 2.6(c) of the New Credit Agreement (or a comparable section, as applicable) and interest accruing after the commencement of any Insolvency or Liquidation Proceeding (as defined in the New Credit Agreement), whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and (iv) advances made pursuant to the New Credit Agreement to pay fees under the New Credit Agreement (including fees accruing after the commencement of any Insolvency or Liquidation Proceeding (as defined in the New Credit Agreement), whether or not a claim for post-filing or post-petition fees are allowed in such proceeding);

         (c) Indebtedness in existence as of the Issue Date and obligations to make payments required under the Reorganization Plan;

         (d) (i) Purchase Money Indebtedness and Capitalized Lease Obligations (other than Capital Leases of the type set forth in clause (ii) of this Section 5.01(d)) incurred after the Issue Date in an aggregate amount not to exceed $30,000,000; and (ii) Capital Leases, to the extent such Capital Leases arise out of the treatment of any of the Synthetic Leases (including any refinancings, in whole or in part, thereof) as Capital Leases in accordance with the requirements of GAAP;

         (e) Indebtedness under the New AMERCO Notes to the extent outstanding on the Issue Date;

         (f) guarantees permitted under Section 5.06;

         (g) Indebtedness comprising Permitted Investments;

         (h) Indebtedness with respect to letters of credit issued by a party other than the Issuing Lender (as defined in the New Credit Agreement) and secured by cash collateral in an aggregate amount not to exceed $3,000,000 at any time; and

         (i) refinancings, renewals, or extensions of Indebtedness permitted under clauses (c) and (d) of this Section 5.01 (and continuance or renewal of any Permitted Liens associated therewith) (specifically excluding the New AMERCO Notes), so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by the Borrowers or materially impair the Borrower's creditworthiness, (ii) such refinancings, renewals, or extensions do not result in an increase in the principal amount (other than capitalized fees and, with respect to any refinancing of the Synthetic Leases, to the extent they are treated as Capital Leases in accordance with GAAP, any increases directly attributable to improvements on or to the Real Property covered by such Synthetic Leases) of, or interest rate beyond a prevailing market rate with respect to, the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, (other than such changes in the average weighted maturity of the Synthetic Leases, to the extent they are treated as Capital Leases in accordance with GAAP, resulting from the refinancing, in whole or in part, of the Synthetic Leases pursuant to the WP

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

Carey Transaction or other refinancing transaction in form and substance reasonably satisfactory to the Trustee or as permitted by the Bank Lenders' Agent and amended in accordance with Section 9.07(c)(i) hereof), nor are they on terms or conditions, that, taken as a whole, are materially more burdensome or restrictive to the applicable Borrower, and (iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to the Holders of the Notes as those that were applicable to the refinanced, renewed, or extended Indebtedness.

         5.02 Liens.

         Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.

         5.03 Restrictions on Fundamental Changes.

         (a) Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock (other than in connection with the Reorganization Plan), except that, so long as no Default or Event of Default then exists hereunder or would be caused thereby and the Trustee receives written notice of any such merger at least 30 days prior to the effectiveness thereof (provided that the Trustee shall have no duty to act upon receipt of such notice except as expressly provided in clause (y) below) if such merger involves a Note Party: (i) any Subsidiary that is not a Note Party may merge into any other Subsidiary that is not a Note Party, and (ii) any Note Party (other than the Company, U-Haul or AREC) may merge into any other Note Party (other than the Company, U-Haul or AREC); provided, however, (x) the Person surviving such merger shall be a Note Party, and (y) the Trustee shall have received, upon the effectiveness of such merger, such Note Documents, title insurance and opinions of counsel as the Trustee may reasonably request to continue or insure the priority and perfection of the Trustee's Liens on the Collateral or the obligations of any such Note Party under any of the Note Documents, including, without limitation, the documents required by Section 5.13(b) hereof. Notwithstanding the foregoing, a Subsidiary that is not an Insurance Subsidiary shall not merge with any Insurance Subsidiary.

         (b) Liquidate, wind up, or dissolve any Borrower or any Borrower's Subsidiaries (or suffer any liquidation or dissolution), except that the Company may liquidate, dissolve or wind up any Subsidiary (other than AREC and U-Haul or any Insurance Subsidiary) so long as (i) no Default or Event of Default then exists hereunder or would be caused thereby and the Trustee receives written notice of any such action at least 30 days prior to the effectiveness thereof (provided that the Trustee shall have no duty to act upon receipt of such notice except as expressly provided in clause (iii) below), (ii) the assets of such Subsidiary are transferred to another Subsidiary of the Company or, if such Subsidiary is a Note Party, to another Note Party and such assets remain subject to a perfected Lien (second in priority only to the first priority security interests granted to Bank Lenders' Agent pursuant to the New Credit Agreement and the other Loan Documents (as defined in the New Credit Agreement) and subject to Permitted Liens) under a Note Document after such transfer, and (iii) the Trustee shall have received such Note

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Documents, title insurance and opinions of counsel as the Trustee may request to continue or insure the priority and perfection of the Trustee's Liens on such assets or the obligations of any such Subsidiary under any of the Note
Documents, including, without limitation, the documents required by Section 5.13(b) hereof. Notwithstanding the foregoing, a dissolving or liquidating Subsidiary that is not an Insurance Subsidiary shall not transfer assets to any Insurance Subsidiary.

         5.04 Disposal of Assets.

         Other than Permitted Dispositions, convey, sell, lease, license, assign, transfer, or otherwise dispose of, in one transaction or a series of transactions, any of the assets of any Borrower or any Guarantor. To the extent a sale or other disposition is permitted by clause (k) of the definition of Permitted Dispositions and if an Authorized Officer of Company certifies in writing to the Trustee that (a) the sale is permitted under this Section 5.04,
(b) the Vehicles identified (by vehicle identification number, make and model) in such certification are to be sold in connection with a TRAC Lease Transaction and (c) such Vehicles are to be sold on a date (each such date, a "Sale Date") no later than 130 days from the date of such certification, Trustee's Lien on such Vehicles shall be deemed to be released 1 Business Day prior to such sale; provided, however, that in the event one or more of such Vehicles are not sold in connection with a TRAC Lease Transaction within 5 Business Days of the Sale Date indicated in such certification, the Vehicles that are not so sold shall become subject to a Lien (second in priority only to the first priority security interests granted to the Bank Lenders' Agent pursuant to the New Credit Agreement and the other Loan Documents (as defined in the New Credit Agreement)) in favor of the Trustee on the fifth Business Day following such Sale Date and the Company shall, or shall cause the other Borrowers or Guarantors, as applicable, to comply immediately with the requirements of this Agreement with respect to such Vehicles, including, without limitation, Section 4.16(a) hereof. The Note Parties shall not, without the prior written consent of the Holders as required by Article IX hereof, (x) transfer, sell or otherwise dispose of any of the Vehicles or the Certificates of Title except in conjunction with a Permitted Disposition hereunder, or (y) relocate the Certificates of Title.

         5.05 Change Name.

         Change the Company's or any Guarantor's name, FEIN, Organizational ID Number, corporate structure, or identity, or add any new fictitious name, or reincorporate or reorganize itself under the laws of any other jurisdiction other than the jurisdiction of incorporation of such Person; provided, however, that any Borrower or any Guarantor may change its name upon at least 30 days' prior written notice by the Company to the Trustee of such change and so long as, at the time of such written notification, the Company and/or such Guarantor provides or authorizes the filing of any Uniform Commercial Code financing statements or fixture filings necessary to perfect and continue perfected the Trustee's Liens.

         5.06 Guarantee.

         Guarantee or otherwise become in any way liable with respect to the obligations of any third Person (including the Insurance Subsidiaries) except by endorsement of instruments or items of payment for deposit to the account of Company or Guarantors or which are transmitted

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or turned over to the Trustee, except for (a) guarantee obligations of the
Company existing as of Issue Date, (b) guarantee obligations of the Company in connection with the Reorganization Plan, (c) guarantee obligations of the Company with respect to the Support Party Agreements, (d) guarantee obligations with respect to TRAC Lease Transactions in the ordinary course of business, to the extent the obligations thereunder are permitted by Section 5.01 hereof and are consistent with past practices, (e) guarantee obligations of a Note Party pursuant to any refinancing, renewal or extension of Indebtedness permitted pursuant to Section 5.01(i) hereof, and (f) guarantee obligations of a Note Party with respect to the obligations of any other Note Party incurred in the ordinary course of business, to the extent such guaranteed obligation is permitted to be incurred by such guaranteed Note Party hereunder and is consistent with past practices.

         5.07 Nature of Business.

           Make any change in the principal nature of any Note Party's business.

         5.08 Prepayments and Amendments.

         (a) Prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of any Note Party, other than (i) the DIP Obligations; (ii) as required by the Confirmation Order; (iii) Obligations (as defined in the New Credit Agreement) under the New Credit Agreement in accordance with the terms thereof; (iv) Obligations in accordance with this Agreement; (v) in connection with a refinancing permitted by Section 5.01(i); (vi) (1) prepayments of the Indebtedness under the New AMERCO Notes, from the proceeds from the monetization or sale of the Excluded Assets, or (2) so long as no Event of Default exists, other prepayments of Indebtedness, under the New AMERCO Notes so long as (A) the aggregate amount of such prepayments in any fiscal year, together with the aggregate amount of prepayments in such fiscal year by Borrowers pursuant to clause (3) of Section 5.08(a)(vii) plus the aggregate amount of dividends paid in arrears in such fiscal year by the Borrowers pursuant to clause (c) of
Section 5.11, shall not, in the aggregate, exceed the ECF Carry Forward Amount, if any, then in existence, and (B) on the date of such prepayment Borrowers are in compliance with the Excess Availability Test; (vii) (1) prepayments of the Indebtedness under the Synthetic Leases with insurance proceeds or condemnation proceeds received by a Note Party in connection with any loss or condemnation of the Synthetic Lease Collateral, (2) prepayments of the Indebtedness under the Synthetic Leases upon the sale of any parcel of the Real Property subject to the Synthetic Leases pursuant to an arms-length sale to a bona fide purchaser that is not an Affiliate of the Company (whether or not an Affiliate leases back or retains the right to manage, occupy or conduct business at the affected Synthetic Lease Property), up to the amount of the net sale proceeds, or (3) so long as no Event of Default exists, any other prepayments of principal Indebtedness required pursuant to the provisions of the Synthetic Leases, so long as (I) the aggregate amount of such prepayments in any fiscal year, together with the aggregate amount of prepayments in such fiscal year by Borrowers pursuant to clause (2) of Section 5.08(a)(vi) plus the aggregate amount of dividends paid in arrears in such fiscal year by Borrowers pursuant to clause (c) of Section 5.11, shall not, in the aggregate, exceed the ECF Carry Forward Amount, if any, then in existence, and (II) on the date of such prepayment Borrowers are in compliance with the Excess Availability Test, (viii) in addition to the principal payments under the Synthetic Leases to be made on the Effective Date as contemplated by the Reorganization Plan, the actual

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scheduled payments of principal and interest due under the Synthetic Leases, estimates of which are set forth on Schedule 7.8(a) of the New Credit Agreement (including any refinancings, in whole or in part, thereof); or (ix) other Indebtedness with the consent of the Required Holders.

         (b) Except in connection with a refinancing permitted by Section 5.01(i), directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Section 5.01 (excluding any amendment to this Agreement that must be made pursuant to Section
9.07 thereof).

         (c) Amend, modify or otherwise change its Governing Documents, including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it with respect to any of its capital Stock (including any shareholders' agreement), or enter into any new agreement with respect to any of its capital Stock, except as appropriate to accomplish a transaction permitted pursuant to Section 5.03(a) or
Section 5.03(b), or (ii) amend, modify or otherwise change any Material Contract (other than a Material Contract, the amendment of which is governed by clause
(b) above) except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this paragraph (c) that, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Change, or (iii) amend, modify or otherwise change any Affiliate Contract or any contract with SAC Holding, SSI, PMSR or PM Preferred except in compliance with Section 5.14 hereof.

         5.09 Change of Control.

         Cause, permit, or suffer, directly or indirectly, any Change of Control, other than in connection with the consummation of the Reorganization Plan on the Effective Date.

         5.10 Ownership of Certain Assets.

         Cause, permit, or suffer any Subsidiary, other than Borrowers and U-Haul (Canada), to own any parcel of Real Property Collateral or any Vehicle included in the Collateral unless (a) Company provides the Trustee with 10 days' prior written notice of such intended ownership, (b) such Subsidiary becomes a Guarantor under this Agreement and delivers to the Trustee any additional documents requested by the Trustee in their Permitted Discretion, and (c) the Company takes or causes to be taken all such action necessary to perfect the Trustee's Lien on such Collateral (second in priority only to the first priority security interests granted to the Bank Lenders' Agent pursuant to the New Credit Agreement and the other Loan Documents (as defined in the New Credit Agreement)) and the Company delivers to the Trustee an opinion of counsel stating that all action has been taken to perfect such Lien.

         5.11 Distributions.

         Make any distribution or declare or pay any dividends (in cash or other property, other than common Stock) on, or purchase, acquire, redeem, or retire any of any Note Party's Stock, of any class, whether now or hereafter outstanding, except, so long as no Event of Default has occurred and is continuing hereunder or would result therefrom, distributions or declarations and payments of dividends: (a) by a Note Party to another Note Party, (b) on the preferred stock of

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the Company, based on the accrual of dividends subsequent to the Issue Date
(including, without limitation, the payment of dividends in an aggregate amount not to exceed $3,335,000 paid on account of dividends on the preferred stock of the Company accrued for the period ended February 29, 2004), in an aggregate amount not to exceed $13,000,000 in any fiscal year, so long as at the time of payment of any such dividend, Borrowers are in compliance with the Excess Availability Test, and (c) on the preferred stock of the Company based on the accrual of dividends prior to the Issue Date (including, without limitation, the payment of dividends in an aggregate amount not to exceed $3,335,000 paid on account of dividends on the preferred stock of the Company accrued prior to or for the period ended November 30, 2003), so long as (i) the aggregate amount of such dividends in arrears shall not exceed the lesser of (x) $19,600,000 paid in the aggregate on or after the Issue Date or (y) together with the aggregate amount of any prepayments paid by Borrowers in such fiscal year pursuant to clause (2) of Section 5.08(a)(vi) plus the aggregate amount of any prepayments paid by Borrowers in such fiscal year pursuant to clause (3) of Section 5.08(a)(vii), the ECF Carry Forward Amount, if any, then in existence, and (ii) at the time of payment of any such dividend in arrears, Borrowers are in compliance with the Excess Availability Test.

         5.12 Accounting Methods.

         Modify or change their fiscal year from a year ending March 31 or their method of accounting (other than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of the Note Parties' accounting records without said accounting firm or service bureau agreeing to provide Trustee information regarding the Collateral or Borrowers' and their Subsidiaries' financial condition.

         5.13 Formation of Subsidiaries; Investments.

         (a) Except for Permitted Investments, directly or indirectly, make or acquire any Investment, or incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that the Company and its Subsidiaries shall not (i) have Permitted Investments (other than in the Cash Management Accounts (as defined in the New Credit Agreement)) in Deposit Accounts or Securities Accounts in excess of $3,000,000 in the aggregate outstanding at any one time (excluding (x) Deposit Accounts or Securities Accounts containing only the cash proceeds received from the WP Carey Transaction (to the extent such proceeds will be fully utilized in such transaction), and any proceeds from the monetization of Excluded Assets, and (y) any Deposit Accounts maintained by U-Haul solely in its capacity as manager of properties owned by SAC Holding or SSI under a Management Agreement provided U-Haul has no rights to or interest in the funds deposited therein) unless the Company or any of its Subsidiaries, as applicable, and the applicable securities intermediary or bank have entered into Control Agreements or similar arrangements governing such Permitted Investments as to perfect (and further establish) the Trustee's secondary Liens in such Permitted Investments, or (ii) forgive or waive the repayment or retirement or amend the terms of any Investment in existence on or after the Issue Date in SAC Holding or any such Person made by the Company or any Subsidiary that is required to be repaid or retired by the terms of such Investment as in effect on or after the Issue Date (other than in accordance with the terms thereof as in effect on the date the Investment is made).

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

         (b) Form any new Subsidiary or acquire any direct or indirect Subsidiary after the Issue Date, unless (i) such Subsidiary is a wholly-owned Subsidiary of a Note Party, and such Note Party shall (x) cause such new Subsidiary to enter into a supplemental indenture in the form of Exhibit D attached hereto and provide to the Trustee a Note Guarantee and a joinder to the Guaranty Agreement, the Guarantor Security Agreement, the Copyright Security Agreement, and the Patent and Trademark Security Agreement, together with such other security documents (including Mortgages and Mortgage Policies with respect to any Real Property of such new Subsidiary), as well as appropriate Uniform Commercial Code financing statements (and with respect to all property subject to a Mortgage, fixture filings) all in form and substance satisfactory to the Trustee (including being sufficient to grant the Trustee a Lien (second in priority only to the first priority security interests granted to Bank Lenders' Agent pursuant to the New Credit Agreement and the other Loan Documents (as defined in the New Credit Agreement) and subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary), and (y) provide to the Trustee a pledge agreement and appropriate certificates and powers or Uniform Commercial Code financing statements, hypothecating all of the direct or beneficial ownership interest in such new Subsidiary, in form and substance substantially similar to the Stock Pledge Agreement and other corresponding Security Documents, and (z) provide to the Trustee one or more opinions of counsel satisfactory to the Trustee, with respect to the execution and delivery of the applicable documentation referred to above and opining that all action has been taken to perfect the Trustee's Lien in and to the assets of such Subsidiary and all direct or beneficial ownership interests in such new Subsidiary, and (ii) the Trustee receives 30 days' prior written notice of such formation or acquisition. Any document, agreement, or instrument executed or issued subject to this Section 5.13(b) shall be a Note Document.

         5.14 Transactions with Affiliates.

         Except (a) as otherwise set forth in the Reorganization Plan, (b) for the Company's reimbursement to, or payment on behalf of, SAC Holding, of (i) reasonable attorneys' fees incurred by SAC Holding in connection with the preparation, negotiation and implementation of the SAC Participation and Subordination Agreement, not to exceed an aggregate amount of $500,000, (ii) any and all reasonable direct out of pocket expenses (including reasonable attorneys' fees and accountants' fees and trustee's fees, but excluding the payment of principal, premium, if any, and interest in respect of the SAC Holding Senior Bond and any other amount payable by SAC Holding pursuant to the terms of the SAC Note Indenture) incurred by SAC Holding in connection with its reporting or other compliance obligations under the SAC Notes Indenture in an aggregate amount not to exceed $1,000,000 in any 12-month period, and (iii) the Company's obligations under the Agreement to Indemnify, or (c) as consented to by Trustee and the Required Holders, directly or indirectly enter into or permit to exist any transaction with any Affiliate of any Borrower, SAC Holding, SSI, PMSR or PM Preferred except for transactions that are in the ordinary course of the Borrowers' business, upon fair and reasonable terms that are no less favorable to the Borrowers than would be obtained in an arm's length transaction with a non-Affiliate. Borrowers shall not, and shall not permit any of their Subsidiaries to, transfer any cash or assets to the Insurance Subsidiaries, the Dormant Subsidiaries or INW under any circumstances whatsoever or guarantee or otherwise incur any Indebtedness on behalf of such Insurance Subsidiaries, Dormant Subsidiaries or INW.

         5.15 Suspension.

         Except as permitted by Section 5.03, suspend or go out of a substantial portion of its business.

         5.16 Use of Proceeds.

         Use the proceeds from the sale of the Notes for any purpose other than
(a) on the Issue Date, to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Note Documents, and the transactions contemplated hereby and thereby, (b) to fund the Reorganization Plan and (c) thereafter, for working capital and other general corporate purposes of the Borrowers, in each case consistent with the terms and conditions hereof, for its lawful and permitted purposes.

         5.17 Change in Location of Chief Executive Office; Equipment with Bailees.

         Relocate its chief executive office to a new location without the Company providing 30 days' prior written notification thereof to the Trustee and so long as, at the time of such written notification, the applicable Note Party provides or authorizes, the filing of any Uniform Commercial Code financing statements or fixture filings necessary to perfect and continue perfected the Trustee's Liens and also provide to the Trustee a Collateral Access Agreement, in a form substantially similar to those Collateral Access Agreements delivered in accordance with Section 11.01(a)(ii)(1), with respect to such new location. The Equipment of the Note Parties shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party (other than a U-Haul Dealer) without Bank Lenders' Agent's prior written consent and prior written notification to the Trustee.

         5.18 Securities Accounts.

         Establish or maintain any Securities Account unless the Trustee shall have received a Control Agreement in respect of such Securities Account. No Note Party shall transfer assets out of any Securities Account; provided, however, that, so long as no Event of Default has occurred and is continuing or would result therefrom, such Note Party may use such assets (and the proceeds thereof) to the extent not prohibited by this Agreement.

         5.19 Financial Covenants.

         (a) EBITDA/Capital Expenditures. Allow Consolidated EBITDA minus Capital Expenditures, each as measured on a fiscal quarter-end basis for the applicable period set forth below, to be less than the required amount set forth in the following table as of the applicable date set forth opposite thereto:

Applicable Amount       Applicable Date
-----------------    ----------------------
   $15,000,000       For the 3-month period

                      ending June 30, 2004

Applicable Amount         Applicable Date
-----------------    -------------------------
   $ 65,000,000        For the 6-month period

                     ending September 30, 2004

   $ 65,000,000        For the 9-month period

                      ending December 31, 2004

   $ 60,000,000       For the 12-month period

                       ending March 31, 2005

   $ 48,000,000       For the 12-month period

                        ending June 30, 2005

   $ 25,000,000       For the 12-month period

                     ending September 30, 2005

   $ 25,000,000       For the 12-month period

                      ending December 31, 2005

   $ 30,000,000       For the 12-month period

                       ending March 31, 2006

   $ 80,000,000       For the 12-month period

                        ending June 30, 2006

   $115,000,000       For the 12-month period

                     ending September 30, 2006

   $110,000,000       For the 12-month period

                      ending December 31, 2006

   $105,000,000       For the 12-month period

                       ending March 31, 2007

; provided, however, that based upon Borrowers' Projections (as defined in the New Credit Agreement) delivered to the Trustee pursuant to Section 4.04(c), the Required Lenders shall establish quarterly EBITDA minus Capital Expenditure covenants for each fiscal quarter after March 2007, using the same methodology as utilized for 2004, 2005 and 2006, and the covenants

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

shall be presented to the Company for its approval, which approval shall not be unreasonably withheld. In the event the Company does not approve the proposed covenants, Required Lenders shall establish such covenants, in their Permitted Discretion, based upon Borrowers' Projections (as defined in the New Credit Agreement) for the applicable fiscal year.

         (b) Capital Expenditures. Make Capital Expenditures in any fiscal year in excess of the amount set forth in the following table for the applicable period:

Fiscal Year 2005    Fiscal Year 2006    Fiscal Year 2007
----------------    ----------------    ----------------
$    185,000,000    $     245,000,00    $    195,000,000

; provided, however, that based upon Borrowers' Projections (as defined in the New Credit Agreement) delivered to the Trustee pursuant to Section 4.04(c), the Required Lenders shall establish quarterly Capital Expenditure covenants for each fiscal year after 2007, using the same methodology as utilized for 2005, 2006 and 2007, and the covenants shall be presented to the Company for its approval, which approval shall not be unreasonably withheld. In the event the Company does not approve the proposed covenants, Required Lenders shall establish such covenants, in their Permitted Discretion, based upon Borrowers' Projections (as defined in the New Credit Agreement) for the applicable fiscal year.

         5.20 Employee Benefits.

         Directly or indirectly:

         (a) engage in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 502(i) of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

         (b) with respect to any Benefit Plan, permit to exist an accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the IRC) for a period longer than 30 days, whether or not waived;

         (c) fail to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

         (d) terminate any Benefit Plan where such event would result in any liability of any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate under Title IV of ERISA;

         (e) fail to make any required contribution or payment to any Multiemployer Plan;

         (f) fail to pay any required installment or any other payment required under Section 412 of the IRC on or before the due date for such installment or other payment;

         (g) amend a Benefit Plan resulting in an increase in current liability for the plan year such that any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the IRC; or

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

         (h) withdraw from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA;

that, individually or in the aggregate, results in or reasonably would be expected to result in a claim against or liability of any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate in excess of $25,000.

         5.21 Sales and Leasebacks.

         Except for Permitted Dispositions, enter into any arrangement, directly or indirectly, with any third party whereby any Note Party shall sell or transfer any property, real or personal, whether now owned or hereafter acquired, and whereby such Note Party shall then or thereafter rent or lease as lessee of such property or any part thereof or other property that such Note Party intends to use for substantially the same purpose or purposes as the property sold or transferred.

         5.22 Anti-Terrorism Laws.

         (a) Conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person; (b) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; (c) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, (i) any of the prohibitions set forth in Executive Order No. 13224 or the USA Patriot Act, or (ii) any prohibitions set forth in the rules or regulations issued by OFAC or any sanctions against targeted foreign countries, terrorism sponsoring organizations, and international narcotics traffickers based on U.S. foreign policy.

         5.23 Speculative Transactions.

         Engage in any transaction involving commodity options or futures contracts or any similar speculative transactions except for Hedge Agreements that are used solely as part of normal business operations as a risk management strategy and/or hedge against charges resulting from market operations in accordance with the Company's customary policies and not as a means to speculate for investment purposes or trends and shifts in financial or commodities markets.

         5.24 Amendment to Certain Agreements.

         Neither the Company nor any Subsidiary shall (a) enter into or consent to any amendment, supplement or other modification of this Agreement or the Security Documents except as permitted under Article IX hereof, and (b) amend, restate, supplement, modify, waive or otherwise change or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the New Credit Agreement in any manner prohibited by the Intercreditor Agreement.

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

         5.25 Waiver of Stay, Extension or Usury Laws.

         The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Agreement and the Security Documents; and (to the extent that it may lawfully do so) the Company and each Subsidiary hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power granted to the Trustee herein and in the Security Documents, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

         6.01 Events of Default.

         Each of the following shall constitute an "Event of Default" under this Agreement, the Security Documents and the Note Documents:

         (a) failure by the Company to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 5 days;

         (b) failure by the Company to pay the principal of any of the Notes when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;

         (c) failure to perform, keep, or observe any term, provision, covenant, or agreement contained in Sections 4.08, 4.11(b), 4.12, 4.16, 4.17, 11.07, 11.09
(except to the extent applicable under clause (t) of this Section 6.01), 11.12,
11.17 and Article V of this Agreement;

         (d) failure to perform, keep, or observe any term, provision, covenant, or agreement contained in Sections 4.04, 4.06, 4.07, 4.09, 4.10, 4.11(a), 4.13,
4.15, 4.19 and 11.10 of this Agreement and such failure continues for a period of 20 Business Days;

         (e) failure by a Note Party to perform, keep, or observe any other term, provision, covenant, or agreement contained in this Agreement or in any of the other Note Documents (giving effect to any grace periods, cure periods, or required notices, if any, expressly provided for in such Note Documents); in each case, other than any such term, provision, covenant, or agreement that is the subject to another provision of this Section 6.01 (in which event such other provision of this Section 6.01 shall govern), and such failure continues for a period of 20 Business Days;

         (f) if any material portion of any Note Party's assets is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person;

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

         (g) if any Note Party is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

         (h) if a notice of Lien, levy, or assessment, individually or in the aggregate in an amount of $500,000 or greater, is filed of record with respect to any Note Party's assets by the United States or Canada, or any department, agency, or instrumentality thereof, or by any state, province, territory, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any Borrower's or any of its Subsidiaries' assets and the same is not paid on the payment date thereof;

         (i) if a judgment or other claim becomes a Lien or encumbrance upon any material portion of any Note Party's properties or assets;

         (j) if there is a default in any material agreement to which any Note Party is a party including, without limitation, any Material Contract, Affiliate Contract or any material contract with any of SAC Holding, SSI, PMSR or PM Preferred (other than the New AMERCO Notes and the Synthetic Leases) or any other Indebtedness in excess of $1,000,000, and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in the acceleration of the maturity of the applicable Note Party's obligations thereunder;

         (k) except as otherwise set forth in the Reorganization Plan or as otherwise permitted by this Agreement, if any Note Party makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations of the Note Parties under the Notes and the other Note Documents;

         (l) if the obligation of any Guarantor under the Guaranty Agreement or the Note Guarantee is limited or terminated by operation of law or by such Guarantor thereunder;

         (m) if this Agreement or any other Note Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected, except to the extent permitted by the terms hereof or thereof, Lien on or security interest (each, second in priority only to the first priority security interests granted to Bank Lenders' Agent pursuant to the New Credit Agreement and the other Loan Documents (as defined in the New Credit Agreement)) in the Collateral covered hereby or thereby;

         (n) if any provision of any Note Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Note Party, or a proceeding shall be commenced by any Note Party, or by any Governmental Authority having jurisdiction over any Note Party, seeking to establish the invalidity or unenforceability thereof, or any Note Party shall deny that any Note Party has any liability or obligation purported to be created under any Note Document;

         (o) if suit or action is commenced against the Trustee and/or any Note Holder and, as to any suit or action brought by any Person other than the Note Parties or an officer or employee of the Note Parties, is continued without dismissal for 30 days after service thereof on the Trustee, that asserts, by or on behalf of the Note Parties, any claim or legal or equitable remedy which seeks subordination of the claim or Lien of the Trustee and/or any Note Holder hereunder or under any other Note Document;

         (p) if any Note Party shall file any application in support of, or shall otherwise fail to contest in good faith, a suit or action of the type set forth in clause (o) of this Section 6.01 filed by any Person other than a Borrower or an officer or employee of Borrowers;

         (q) if an Insolvency Proceeding is commenced by or against any Note Party, or any of its Subsidiaries (other than INW), and any of the following events occur: (a) the applicable Note Party or the Subsidiary consents to the institution of the Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, any Note Party or any of its Subsidiaries, or (e) an order for relief shall have been entered therein;

         (r) (i) if any event of default occurs under any New AMERCO Note Document or any of the Synthetic Leases; (ii) if any holder of New AMERCO Notes contests that the Obligations hereunder constitute "Senior Indebtedness" under the New AMERCO Notes Indenture; or (iii) any event of default occurs under the New Credit Agreement or any other Loan Document (as defined in the New Credit Agreement);

         (s) failure by the Note Parties to register substantially all of the Certificates of Title pursuant to Section 11.01(c) within 180 days after the Issue Date;

         (t) failure by the Note Parties to deliver the Mortgages, related fixture filings and Mortgage Policies pursuant to Section 11.01(a), and to the extent applicable, Section 11.09, within 60 days after the Issue Date; or

         (u) if any material misstatement or material misrepresentation exists now or hereafter in any warranty, representation, statement, or Record made to the Holders by any Borrower, its Subsidiaries, or any officer, employee, agent, or director of any Borrower or any of its Subsidiaries.

         6.02 Acceleration.

         (a) If an Event of Default (other than an Event of Default specified in clause (q) of Section 6.01 hereof with respect to the Company) shall have occurred and be continuing, then the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, may declare all amounts owing under the Notes to be due and payable immediately, by notice in writing to the Company (and to the Trustee if given by Holders). Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall immediately become due and payable; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Required Holders may rescind and annul such acceleration, by notice in writing to the Company and the Trustee, if all Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in this Agreement. If an Event of Default specified in clause (q) of

Section 6.01 hereof occurs with respect to the Company, all outstanding Notes shall become due and payable without any further action or notice.

         (b) In the case of an Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, upon the acceleration of the Notes. If an Event of Default occurs prior to March 16, 2005 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to March 16, 2005, then, upon acceleration of the notes, an additional premium shall also become and be immediately due and payable, to the extent permitted by law, in an amount equal to 9%.

         6.03 Other Remedies.

         (a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy (including, without limitation, those set forth in Section 11.13) to collect the payment of principal, premium, fees and Additional Interest, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Agreement or the Security Documents.

         (b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law; and shall be in addition to every other remedy given hereunder or under the Security Documents or existing at law or in equity or by statute on or after the date hereof.

         6.04 Waiver of Past Defaults.

         The Required Holders, by notice to the Trustee, may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, fees and Additional Interest, if any, or interest on, the Notes (including in connection with an offer to purchase) (provided that the Required Holders may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

         6.05 Control by Majority.

         The Required Holders may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power

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

conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Agreement, the Intercreditor Agreement, any Security Document, or other Note Document, or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

         6.06 Limitation on Suits.

         A Holder of a Note may institute a proceeding with respect to this Agreement, any of the Security Documents, the Notes or for any remedy hereunder or thereunder only if:

         (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

         (b) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

         (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense which might be incurred in compliance with such request or direction;

         (d) the Trustee does not comply with the request within 60 days after receipt of the request; and

         (e) during such 60-day period the Required Holders do not give the Trustee a direction inconsistent with the request.

         A Holder of a Note may not use this Agreement or any Security Document to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

         However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor (after giving effect to the grace period specified in Section 6.01(a) hereof).

         6.07 Rights of Holders of Notes to Receive Payment.

         Notwithstanding any other provision of this Agreement, the right of any Holder of a Note to receive payment of principal, premium, fees and Additional Interest, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder, including the amounts provided for in Section 7.07 hereof.

         6.08 Collection Suit by the Trustee.

         If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, fees and Additional Interest,

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

if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         6.09 The Trustee May File Proofs of Claim.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, including the amounts provided for in Section 7.07 hereof) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor under the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in connection with any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors or the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, Additional Interest, premium of, fees or interest on the Notes). Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         6.10 Priorities.

         If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

                  First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, fees and Additional Interest, if any, and interest, ratably, without

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

         preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, fees and Additional Interest, if any and interest, respectively;

                  Third: without duplication, to Holders for any other Obligations owing to the Holders under the Notes, this Agreement or the other Note Documents; and

                  Fourth: to the Company or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

         6.11 Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Agreement or any Security Document or in any suit against the Trustee for any action taken or omitted by it as a the Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee or a suit by a Holder of a Note pursuant to Section 6.07 hereof.

         6.12 The Trustee May Enforce Claims Without Possession of Notes.

         All rights of action and claims under this Agreement, the Notes or any other Note Document may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee or its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

         6.13 Restoration of Rights and Remedies.

         If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Agreement, any Security Document or any other Note Document and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and under such Security Document or any other Note Document and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

         6.14 Rights and Remedies Cumulative.

         Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 2.07, no right or remedy herein

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conferred or conferred under any Security Document or other Note Document upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         6.15 Delay or Omission Not Waiver.

         No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or acquiescence therein. Every right and remedy given by this Agreement or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                                  ARTICLE VII

                                    TRUSTEE

         7.01 Duties of the Trustee.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and the other Note Documents, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b) Except during the continuance of an Event of Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Agreement or any other Note Document and the Trustee need perform only those duties that are specifically set forth in this Agreement and the other Note Documents and no others, and no implied covenants or obligations shall be read into this Agreement or any other Note Document against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement and the Security Documents. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Agreement and the Security Documents, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) this paragraph (c) does not limit the effect of paragraph
         (b) or (d) of this Section 7.01;

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

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

         (d) No provision of this Agreement or any Security Document shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Agreement or any Security Document at the request or direction of any Holders, unless such Holder shall have offered to the Trustee security and/or indemnity satisfactory to it against the cost, loss, liability or expense that might be incurred by it in compliance with such request or direction.

         (e) Whether or not therein expressly so provided, every provision of this Agreement that in any way relates to the Trustee is subject to Sections 7.01(a), (b), (c) and (d).

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         (g) Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Security Documents and Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with their respective terms and the terms hereof and authorizes and directs the Trustee (in its capacities as trustee and Collateral Trustee for the Holders) to enter into the Security Documents and Intercreditor Agreement upon the execution thereof by the other parties thereto and to perform its obligations and exercise its rights thereunder in accordance therewith.

         (h) As of the Issue Date, Wells Fargo Bank, N.A. is acting as the Trustee and the Collateral Trustee hereunder. Accordingly, any references to the "Trustee" herein refers to Wells Fargo Bank, N.A. as serving in both such capacities. At such time that a successor to Wells Fargo Bank, N.A., is appointed as the Trustee hereunder or as the Collateral Trustee hereunder, the duties, rights and obligations of the "Trustee" as set forth in this Agreement on the Issue Date shall be segregated amongst each of the successors in writing.

         7.02 Rights of the Trustee.

         (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee authenticates Notes, takes any other act or refrains from acting, it may require an Officer's Certificate or an opinion of counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or opinion of counsel or both. The Trustee may consult with counsel of its selection and the advice of such counsel or any opinion of counsel shall be full and complete authorization

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

and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any such attorneys or agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Agreement, the Security Documents and the other Note Documents. The Trustee shall not be liable for any claims, losses, liabilities, damages, costs, expenses, judgments (including reasonable attorney's fees and expenses) due to forces beyond its reasonable control, including strikes, work stoppages, acts of God and interruptions, losses or malfunctions of utilities, communications or computer (software or hardware) services.

         (e) Unless otherwise specifically provided in this Agreement or any Security Document, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

         (f) Except as required hereunder or under the other Note Documents, or as required in its capacity as Collateral Trustee, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it sees fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of any Borrower, personally or by agent or attorney, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

         (g) The Trustee shall not be deemed to have notice of any Default or Event of Default except (i) any Event of Default occurring pursuant to Section 6.01(a) or Section 6.01(b), or (ii) any Default or Event of Default of which the Trustee shall have received written notification at the Corporate Trust Office of the Trustee (given in accordance with Section 13.02 hereof and specifically identifying such Default or Event of Default) or a Responsible Officer of the Trustee has actual knowledge thereof.

         (h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, whether as the Trustee, Collateral Trustee, Paying Agent, Registrar or otherwise, and to each agent, Depositary Custodian, Co-Collateral Trustee and other Person employed to act hereunder, and to the Trustee or any successor when acting in its capacity as the Trustee, Collateral Trustee or any other capacity under the Intercreditor Agreement, the Security Documents and other Note Documents to the same extent as if explicitly set forth in the Intercreditor Agreement, the Security Documents and other Note Documents.

         (i) The Trustee may request that the Company deliver an Officer's Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified

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actions pursuant to this Agreement, which Officer's Certificate may be signed by any Person authorized to sign an Officer's Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

         (j) The Trustee shall not be deemed to have notice of or have a duty to determine whether any information that it may receive with respect to the Company or any other Note Party, or that it or any Note Holder may provide to the Holders, is material, nonpublic information of a type that should not be used by the recipient to trade in securities of the Company, except for such information identified by the Company in writing on the face thereof as material, non-public information. Except with respect to the Trustee's obligation to require Holders to enter into a standstill and confidentiality agreement as set forth in Section 4.04, the Trustee shall not be responsible for how such information is used or for obtaining any agreement from the recipient of such information with respect to the use thereof.

         7.03 Individual Rights of the Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights and duties. The Trustee shall comply with Section 310(b) of the TIA. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

         7.04 The Trustee's Disclaimer.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement, the Security Documents, the Notes or the Note Guarantees, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Agreement, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Agreement other than its certificate of authentication.

         7.05 Notice of Defaults.

         If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 30 days after it becomes known to such Responsible Officer of the Trustee. Except in the case of a Default or Event of Default (a) in payment of principal of, premium, fees, Additional Interest, if any, or interest on any Note or (b) in compliance with Section 5.01 hereof, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes. The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any Default or Event of Default hereunder (expect failure by the Company to make any payments to the Trustee required to be made hereunder) unless a Responsible Officer of the Trustee is specifically notified in writing of such Default or Event of Default by the Company or by a Holder in accordance with Section 13.02 hereof and, in the

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

absence of such notice, the Trustee may conclusively assume that no Default or Event of Default has occurred and is continuing.

         7.06 Reports by the Trustee to Holders of the Notes.

         Within 60 days after each September 1 beginning with the September 1 following the date of this Agreement, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

         A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or of any delisting thereof.

         Upon the written request of a Holder, the Trustee shall deliver as soon as reasonably practicable to such Holder any financial statements, certificates or reports delivered to the Trustee by the Company in connection with this Agreement; provided that the Trustee shall not deliver any material, non-public information (all information received pursuant to Section 4.04 or pursuant to other provisions of this Agreement and identified as such in writing by the Company on the face thereof, except for information received pursuant to Section 4.04(d) and Section 4.04(i)) received from any Note Party to a Holder of the Notes unless such Holder enters into a standstill and confidentiality agreement in form and substance satisfactory to the Trustee and the Company, which shall provide for, among other things, that the recipients of such information shall indemnify the Trustee for any misuse or improper disclosure of such information. Notwithstanding Section 13.02 of this Agreement, to satisfy the delivery requirements to such Holder under this paragraph, the Trustee may at its option either (a) deliver such information in accordance with Section 13.02 or (b) file or post electronically such information in a manner and method mutually acceptable to the Company and the Trustee and that provides for such Holder's access to such information.

         7.07 Compensation and Indemnity.

         The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Agreement, the Security Documents and other Note Documents and services hereunder and thereunder as the Company and the Trustee shall agree to in writing from time to time. The Trustee's compensation shall not be limited by any law on compensation of the trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         The Company shall indemnify the Trustee and any predecessor the Trustee (and each of their respective officers, directors, employees and agents) against any and all losses, liabilities or expenses (including reasonable attorneys' fees and expenses) incurred by it including taxes

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

(other than taxes based upon the income of the Trustee) arising out of or in connection with the acceptance or administration of its duties under this Agreement and the other Note Documents, including the costs and expenses of enforcing this Agreement and the other Note Documents against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which shall not be unreasonably withheld. The Company shall not, without the prior written consent of the Trustee, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification has been sought under this Section unless such settlement, compromise or consent (i) includes an unconditional release of the Trustee from all liability arising out of such litigation, investigation, proceeding or claim, and (ii) does not include a statement as to, or an admission or, fault, culpability or a failure to act by or on behalf of the Trustee.

         The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Agreement or any other Note Document, any rejection or termination of this Agreement or any Note Document under any bankruptcy law or the resignation or removal of the Trustee.

         To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Agreement and the other Note Documents.

         Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(q) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

         7.08 Replacement of the Trustee.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section. Unless Wells Fargo Bank, N.A. will remain a Co-Collateral Trustee, a resignation or removal of the Trustee in its capacity as Collateral Trustee shall become effective and the successor Trustee or Co-Collateral Trustee shall have all the rights, powers and duties of the Trustee (with respect to Collateral) and/or the Collateral Trustee under this Agreement and

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

the other Note Documents only upon the successor Collateral Trustee's or the successor Trustee's acceptance of appointment as provided in this Article and the completion in full of the assignment of all Security Documents, filings, recordation and all other actions necessary and appropriate to maintain the perfection of the Liens in favor of the Trustee for the benefit of the Holders.

         The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Required Holders may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

         (a) the Trustee fails to comply with Section 7.10 hereof;

         (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (c) a Custodian or public officer takes charge of the Trustee or its property; or

         (d) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Required Holders may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Agreement and the other Note Documents. The successor Trustee shall mail a notice of its succession to Holders. Unless Wells Fargo Bank, N.A. will remain a Co-Collateral Trustee, a resignation or removal of the Trustee in its capacity as Collateral Trustee shall become effective and the successor Trustee or Co-Collateral Trustee shall have all the rights, powers and duties of the Trustee and/or the Collateral Trustee under this Agreement and the other Note Documents only upon the successor Collateral Trustee's or the successor Trustee's acceptance of appointment as provided in this Article and the completion in full of the assignment of all Security Documents, filings, recordation and all other actions necessary and appropriate to maintain the perfection of the Liens in favor of the Trustee for the benefit of the Holders.

         The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject

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

to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under
Section 7.07 hereof shall continue for the benefit of the retiring the Trustee and the Company shall pay to any such replaced or removed Trustee all amounts owed under Section 7.07 upon such replacement or removal.

         If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 60 days after the giving of such notice of resignation or removal, the resigning or removed Trustee, as the case may be, may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

         7.09 Successor Trustee by Merger, etc.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

         7.10 Eligibility; Disqualification.

         There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

         This Agreement shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

         7.11 Preferential Collection of Claims Against Company.

         The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The provisions of TIA Section 311 shall apply to the Company, as obligor on the Notes.

         7.12 Additional Co-Collateral Trustees; Separate Collateral Trustees.

         (a) If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located or deemed located, or the Trustee shall be advised by counsel, satisfactory to it, that it is necessary or prudent in the interest of the Holders, or the Required Holders shall in writing so request, or the Trustee shall deem it desirable, the Trustee and the Company shall, and shall cause each Guarantor to, execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more persons approved by the Trustee and reasonably satisfactory to the Company either (i) to act as Co-Collateral Trustee or Co-Collateral Trustees of all or any of the Collateral, jointly with the Trustee originally named herein or any successor or successors, or (ii) to act as separate or a replacement Collateral Trustee or Collateral Trustees of any such property or (iii) to replace Collateral Trustee as a successor Collateral Trustee. In the event the Company and

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

Guarantors shall not have joined in the execution of such instruments and agreements within 10 days after the receipt of a written request from the Trustee so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee may act under the foregoing provisions of this Section
7.12 without the concurrence of the Company and Guarantors, and the Company and the Guarantors hereby irrevocably appoint the Trustee as their agent and attorney to act for them under the foregoing provisions of this Section 7.12 in either of such contingencies. Unless Wells Fargo Bank, N.A. will remain a Co-Collateral Trustee, a resignation or removal of the Trustee in its capacity as Collateral Trustee shall become effective and the successor Trustee or Co-Collateral Trustee shall have all the rights, powers and duties of the Trustee (with respect to Collateral) and/or the Collateral Trustee under this Agreement and the other Note Documents only upon the successor Collateral Trustee's or the successor Trustee's acceptance of appointment as provided in this Article and the completion in full of the assignment of all Security Documents, filings, recordation and all other actions necessary and appropriate to maintain the perfection of the Liens in favor of the Trustee for the benefit of the Holders.

         (b) Every separate Collateral Trustee and every Co-Collateral Trustee appointed in accordance with Section 7.12(a)(i) or (ii) hereof, shall, to the extent permitted by law, be appointed and act and be such, subject to the following provisions and conditions, namely:

                  (i) all rights, powers, duties and obligations conferred upon the Collateral Trustee in respect of the custody, control and management of moneys, papers, instruments or securities shall be exercised solely by the Trustee, or its successors as the Trustee hereunder;

                  (ii) all rights, powers, duties and obligations (including the obligations contained in the Intercreditor Agreement) conferred or imposed upon the Collateral Trustee hereunder shall be conferred or imposed and exercised or performed by the Collateral Trustee and such separate Collateral Trustee or separate Collateral Trustees or Co-Collateral Trustee or Co-Collateral Trustees, jointly, as shall be provided in the instrument appointing such separate Collateral Trustee or separate Collateral Trustees or Co-Collateral Trustee or Co-Collateral Trustees, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Collateral Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate Collateral Trustee or separate Collateral Trustees or Co-Collateral Trustee or Co-Collateral Trustees;

                  (iii) no power given hereby to, or which it is provided hereby may be exercised by, any such Co-Collateral Trustee or Co-Collateral Trustees or separate Collateral Trustee or separate Collateral Trustees, shall be exercised hereunder by such Co-Collateral Trustee or Co-Collateral Trustees or separate Collateral Trustee or separate Collateral Trustees, except jointly with, or with the consent in writing of, the Collateral Trustee, anything herein contained to the contrary notwithstanding;

                  (iv) no Collateral Trustee hereunder shall be personally liable by reason of any act or omission of any other Collateral Trustee hereunder; and

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

                  (v) the Company, Guarantors and the Trustee, at any time by an instrument in writing, executed by them jointly, may accept the resignation of or remove any such separate Collateral Trustee or Co-Collateral Trustee, and in that case, by an instrument in writing executed by the Guarantors and the Trustee jointly, may appoint a successor to such separate Collateral Trustee or Co-Collateral Trustee, as the case may be, anything herein contained to the contrary notwithstanding. In the event that the Company and the Guarantors shall not have joined in the execution of any instrument within 10 days after the receipt of a written request from the Trustee so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee shall have the power to accept the resignation of or remove any such separate Collateral Trustee or Co-Collateral Trustee and to appoint a successor without the concurrence of the Company and the Guarantors, the Company and the Guarantors hereby irrevocably appointing the Trustee their agent and attorney to act for them in such connection in either of such contingencies.

         (c) Every successor Collateral Trustee appointed in accordance with
Section 7.12(a)(iii) hereof shall, upon the acceptance of any appointment as Collateral Trustee, thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Trustee, and the retiring Collateral Trustee shall be discharged from its duties and obligations hereunder applicable to it as Collateral Trustee. The replacement of Collateral Trustee by a successor Collateral Trustee shall not be deemed as a resignation or removal of the Trustee as the Trustee under this Agreement unless the Trustee expressly resigns as the Trustee or is removed in accordance with Section 7.08 hereof. The replacement of the Trustee by a successor Trustee in accordance with
Section 7.08 hereof shall not be deemed as a resignation or removal of such Person as the Collateral Trustee under this Agreement unless such Person expressly resigns as Collateral Trustee in accordance with this Section 7.12 In the event that the Trustee and Collateral Trustee shall not be the same Person, this Agreement and the Note Documents shall be modified as advisable and mutually agreeable among the Company, the Trustee and the Collateral Trustee to delineate the rights, powers, privileges and duties of the Trustee and Collateral Trustee. Unless Wells Fargo Bank, N.A. will remain a Co-Collateral Trustee, a resignation or removal of the Trustee in its capacity as Collateral Trustee shall become effective and the successor Trustee or Co-Collateral Trustee shall have all the rights, powers and duties of the Trustee (with respect to Collateral) and/or the Collateral Trustee under this Agreement and the other Note Documents only upon the successor Collateral Trustee's or the successor Trustee's acceptance of appointment as provided in this Article and the completion in full of the assignment of all Security Documents, filings, recordation and all other actions necessary and appropriate to maintain the perfection of the Liens in favor of the Trustee for the benefit of the Holders.

         7.13 Expenses.

         The Company and each other Note Party shall pay upon demand to the Trustee, the Collateral Trustee or to any Holder the amount of any and all reasonable expenses, including reasonable fees and expenses of its counsel (and any local counsel) and of any experts and agents, which such party may incur in connection with the replacement, removal, resignation, or appointment of a successor, of the Trustee or Collateral Trustee, including, without limitation, any and all expenses (including reasonable fees and expenses of such party's counsel) incurred with respect to the assignment of all Security Documents, filings, recordation and all other

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actions necessary and appropriate to maintain the perfection of the Liens in favor of the successor Trustee or Collateral Trustee for the benefit of the Holders.

                                  ARTICLE VIII

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

         8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

         The Company may at any time elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

         8.02 Legal Defeasance and Discharge.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes and all obligations of the Guarantors discharged with respect to the Note Guarantees on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and the Note Guarantees, respectively, which shall thereafter be deemed to be "outstanding" only for the purposes of
Section 8.05 hereof and the other Sections of this Agreement referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Agreement (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, fees and Additional Interest, if any, and interest on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under
Article II and Sections 4.02, 4.12, 8.05, 8.06 and 8.07 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the under the Security Documents and the Company's and Guarantor's obligations in connection therewith and (d) this Article VIII. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

         8.03 Covenant Defeasance.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Article IV except Sections 4.01, 4.02 and 4.12 and Article V, except Section 5.25 and with respect to the Company, Section 5.03 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of

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any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Agreement, the Security Documents and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) through 6.01(m), Sections 6.01(o) through 6.01(p), and Section 6.01(r) through Section 6.01(t) hereof shall not constitute Events of Default.

         8.04 Conditions to Legal or Covenant Defeasance.

         The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Notes:

         In order to exercise either Legal Defeasance or Covenant Defeasance:

         (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment) in the opinion of a nationally recognized firm of independent public accountants selected and paid for by the Company, to pay the principal of and interest on the Notes on the stated date for payment or on the redemption date of the principal or installment of principal of or interest on the Notes, and the Holders must have a valid, perfected, exclusive security interest in such trust;

         (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Agreement, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

         (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be

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subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

         (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

         (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Agreement or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

         (f) the Company shall have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company;

         (g) the Company shall have delivered to the Trustee an Officer's Certificate and an opinion of counsel, each stating that the conditions provided for in, in the case of the Officer's Certificate, clauses (a) through (f) and, in the case of the opinion of counsel, clauses (a) (with respect to the validity and perfection of the security interest), (b) and/or (c), (e) and (h) of this
Section 8.04 have been complied with;

         (h) the Company shall have granted a first priority perfected security interest in the deposit described in Section 8.04(a) for the benefit of the Trustee on behalf of the Holders, and the Bank Lenders' Agent shall have released all Liens with respect thereto and consented to such defeasance on behalf of the Bank Lenders; and

         (i) in the event all or any portion of the Notes are to be redeemed through such irrevocable trust, the Company must make arrangements reasonably satisfactory to the Trustee, at the time of such deposit, for the giving of notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company.

         8.05 Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

         Subject to Section 8.06 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Agreement, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Additional Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to

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Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

         Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants selected and paid for by the Company, expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

         8.06 Repayment to Company.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, fees, Additional Interest, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium and fees, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

         8.07 Reinstatement.

         If the Trustee or Paying Agent is unable to apply any cash or U.S. Government Obligations in accordance with Section 8.02 or 8.03 hereof by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application or such cash or U.S. Government Obligations are insufficient to pay the principal of and interest on the Notes when due, then the Company's obligations under this Agreement and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof; provided, however, that, if the Company makes any payment of principal of, premium, fees and Additional Interest, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

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                                   ARTICLE IX

                        AMENDMENT, SUPPLEMENT AND WAIVER

         9.01 Without Consent of Holders of Notes.

         Notwithstanding Section 9.02 of this Agreement, the Company and the Trustee may amend or supplement this Agreement, the Note Guarantees or the Notes without the consent of any Holder of a Note:

         (a) to cure any ambiguity, defect or inconsistency;

         (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

         (c) to release any Guarantor from any of its obligations under its Note Guarantee or this Agreement (to the extent permitted by this Agreement);

         (d) to make any change that does not materially adversely affect the legal rights hereunder of any Holder of the Notes; or

         (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Agreement under the TIA.

         Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section
9.06 hereof, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Agreement and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Agreement or under the Security Documents or otherwise.

         9.02 With Consent of Holders of Notes.

         Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Agreement (including Section 4.15 hereof), the Note Guarantees and the Notes with the consent of the Required Holders (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default (other than a Default in the payment of the principal of, premium, fees and Additional Interest, if any, or interest on the Notes) under, or compliance with any provision of, this Agreement, the Note Guarantees or the Notes may be waived with the consent of the Required Holders (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

         Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the

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Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee's own rights, duties or immunities under this Agreement or under any Security Document or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

         It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Required Holders may waive compliance in a particular instance by the Company with any provision of this Agreement or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

         (a) change the maturity of any Note;

         (b) reduce the amount, extend the due date or otherwise affect the terms of any scheduled payment of premium, fees or Additional Interest on, if any, or interest on or principal of the Notes;

         (c) change the date on which any Notes are subject to redemption or otherwise alter the provisions with respect to the redemption of the Notes or waive a redemption payment with respect to any Note;

         (d) make any Note payable in money or currency other than that stated in the Notes;

         (e) modify or change any provision of this Agreement or its related definitions to affect the ranking of the Notes or any Note Guarantee in a manner that adversely affects the Holders;

         (f) reduce the percentage of Holders necessary to consent to an amendment or waiver to this Agreement or the Notes;

         (g) impair the rights of Holders to receive payments of principal of or interest on the Notes;

         (h) release any Guarantor from any of its obligations under its Note Guarantee or this Agreement, other than as permitted by this Agreement;

         (i) make any change in these amendment and waiver provisions;

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

         (j) release Collateral other than in accordance with the procedures set forth in the Security Documents, or amend, waive or otherwise modify any provisions in the Note Documents with respect to the release of Collateral;

         (k) except as permitted by this Agreement and the Security Documents, create any Lien on the Collateral ranking prior to, or on parity with, the security interest created by this Agreement and the Security Documents or deprive any Holder of the benefit of the Lien of this Agreement and the Security Documents; or

         (l) waive a Default or Event of Default in the payment of principal of or premium or Additional Interest, if any, interest on, or redemption payment with respect to, any Note (other than a Default in the payment of an amount due as a result of an acceleration if the Holders rescind such acceleration pursuant to Section 6.2).

         Any amendment to Section 4.15 or the related definitions that could adversely affect the rights of any Holder shall require the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding.

         In connection with any amendment, supplement or waiver, the Company may, but shall not be obligated to, offer any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

         9.03 Compliance with Trust Indenture Act.

         Every amendment or supplement to this Agreement or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

         9.04 Revocation and Effect of Consents.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

         9.05 Notation on or Exchange of Notes.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

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

         9.06 The Trustee to Sign Amendments, etc.

         The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee under this Agreement, any Security Document or other Note Document or otherwise. If it does, the Trustee may but need not sign it. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officer's Certificate and an opinion of counsel.

         9.07 Effect of Amendment of, Refinancing of or Termination of New Credit Agreement.

         (a) Notice; Effectiveness. If the New Credit Agreement is amended, modified, supplemented or terminated, or any provision therein waived, the Company shall deliver a copy of such waiver, amendment, modification, supplement or notice of such termination, as the case may be, to the Trustee. In the case of an amendment, modification or supplement of the New Credit Agreement or waiver of a provision therein that shall result in the amendment, modification or supplement of this Agreement or waiver of an Event of Default pursuant to this Section 9.07, such notice shall also detail such waiver or amendment, modification or supplement to this Agreement in the form of an amended and restated indenture, supplemental indenture or other amendment that identifies such waiver, amendment, modification or supplement with specificity. Any such waiver with respect to this Agreement or amendment, modification or supplement to this Agreement shall comply with the TIA as then in effect and be effective only upon receipt of such notice by the Trustee and the granting of any consent of Holders required hereby. The provisions of this Section 9.07 shall control over anything to the contrary in this Agreement. In no event shall any waiver, amendment, modification or supplement pursuant to this Section 9.07: (i) be used to cure or avoid an imminent potential Default and/or Event of Default in this Agreement or an imminent potential default and/ or event of default in the New Credit Agreement, except as provided in subsection (d) below relating to waivers of Events of Default, (ii) amend, modify or supersede anything in this Agreement or the other Note Documents other than Articles IV or V (and/or defined terms used therein) of this Agreement, or (iii) amend, modify or supersede anything else that is fundamental to the transactions contemplated by this Agreement, such as the interest rate and maturity date of the Notes and the rights of the Holders to transfer or exchange their Notes. Notwithstanding anything to the contrary in this Section 9.07, no amendment, modification or supplement of any provision of this Agreement, any Security Document or other Note Document shall adversely affect the rights, duties, liabilities or immunities of the Trustee under this Agreement, any Security Document or otherwise without the prior written consent of the Trustee.

         (b) Change in Accounting Principles. If any change in accounting principles from those used in the preparation of the audited financial statements referred to in Section 4.04 hereafter occasioned by the promulgation of any rule, regulation, pronouncement or opinion by or required by the Financial Accounting Standards Board (or successors thereto or agencies with similar functions) result in a change in the method of calculation of financial covenants, standards or terms found in the covenants contained in the New Credit Agreement that correspond to Article IV or Article V of this Agreement, then the method of calculation of

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

financial covenants, standards or terms found in Article IV and Article V hereof shall be automatically changed in the same manner and to the same extent as provided in the New Credit Agreement.

         (c) Amendment. If there are any amendments, modifications or supplements to the covenants contained in Articles 6 and 7 (and/or defined terms used therein) of the New Credit Agreement after the Issue Date, then the corresponding covenants contained in Articles IV and V (and/or defined terms used therein) of this Agreement shall be automatically amended, modified or supplemented in the same manner and to the same extent as provided in the New Credit Agreement; provided, however, that before this Agreement shall be so amended, modified or supplemented, the Required Holders must consent to any such amendments, modifications or supplements of the New Credit Agreement that if applied to this Agreement would have the effect of:

                  (i) modifying or superseding Section 5.01 (and/or defined terms used therein) or otherwise allowing (whether through an amendment, modification or supplement of the covenant contained in the New Credit Agreement, as of the Issue Date, that corresponds to Section
         5.01 of this Agreement or an amendment, modification, or supplement of some other provision or definition of the New Credit Agreement that has a corresponding provision or definition herein) the Company and/or the relevant Note Parties to incur, assume, suffer to exist, guarantee, refinance or otherwise become or remain, directly or indirectly, liable with respect to any additional Indebtedness (other than Capital Leases), except subordinated Indebtedness (other than Capital Leases) which (A) (1) is in an aggregate amount less than or equal to $50,000,000 in excess of the amount of subordinated Indebtedness permitted under this Agreement, (2) matures later than one year after the maturity date of the Notes, (3) has an original issue discount less than 10%, and (4) has a rate of interest at the prevailing market interest rate applicable for similar Indebtedness measured at the time such additional subordinated Indebtedness is incurred, or (B) (1) is incurred to refinance the New AMERCO Notes, (2) is in an aggregate amount less than or equal to $200,000,000, (3) matures later than one year after the maturity date of the Notes, (4) has an original issue discount less than 10%, and (5) has a rate of interest at the prevailing market interest rate applicable for similar Indebtedness measured at the time such additional subordinated Indebtedness is incurred,

                  (ii) modifying or superseding Sections 5.04 or 5.21 (and/or defined terms used therein) or otherwise allowing (whether through an amendment, modification or supplement of the covenant contained in the New Credit Agreement that corresponds to Sections 5.04 or 5.21, the definition in the New Credit Agreement that corresponds to clause (o) of the definition of "Permitted Dispositions" in Section 1.01 or some other provision or definition of the New Credit Agreement that has a corresponding provision or definition herein) any additional disposal of assets, except Permitted Dispositions of Real Property Collateral of the type described in clause (o) of the definition of "Permitted Dispositions," provided that the aggregate proceeds of such Permitted Disposition of Real Property Collateral in excess of $75,000,000 in total after the Issue Date shall be used only to permanently reduce the first priority Indebtedness incurred by the Note Parties under the New Credit Agreement,

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

                  (iii) amending or superseding the definition of "ECF Carry Forward Amount" or "Excess Availability Test" in Section 1.01 or the provisions in which such definitions are used,

                  (iv) modifying or superseding Section 5.08 (and/or defined terms used therein) or otherwise amending (whether through an amendment, modification or supplement of the covenant contained in the New Credit Agreement that corresponds to Section 5.08 or some other provision or definition of the New Credit Agreement that has a corresponding provision or definition herein) the amounts allowed for any prepayment or amendment in accordance with Section 5.08 as of the Issue Date,

                  (v) modifying or superseding Section 5.11 (and/or defined terms used therein) or otherwise amending (whether through an amendment, modification or supplement of the covenant contained in the New Credit Agreement that corresponds to Section 5.11 or some other provision or definition of the New Credit Agreement that has a corresponding provision or definition herein) the amounts allowed for any distribution in accordance with Section 5.11 as of the Issue Date, other than as currently provided for in this Agreement,

                  (vi) modifying or superseding Section 5.09 or otherwise amending (whether through an amendment, modification or supplement of the covenant contained in the New Credit Agreement, as of the Issue Date, that corresponds to Section 5.09 of this Agreement, the definition in the New Credit Agreement that corresponds to the definition of "Change of Control" in Section 1.01 or some other provision or definition of the New Credit Agreement that has a corresponding provision or definition herein) the change of control restrictions contained in Section 5.09 as of the Issue Date,

                  (vii) modifying or superseding Section 5.14 or otherwise amending (whether through an amendment, modification or supplement of the covenant contained in the New Credit Agreement, as of the Issue Date, that corresponds to Section 5.14 of this Agreement, the definition in the New Credit Agreement that corresponds to the definition of "Affiliate" in Section 1.01 or some other provision or definition of the New Credit Agreement that has a corresponding provision or definition herein) the restrictions on transactions with Affiliates contained in Section 5.14 as of the Issue Date,

                  (viii) modifying or superseding clause (k) of the definition of "Permitted Investment" in Section 1.01 or otherwise amending (whether through an amendment, modification or supplement of the definition contained in the New Credit Agreement, as of the Issue Date, that corresponds to clause (k) of the definition of "Permitted Investment" in Section 1.01 or some other provision or definition of the New Credit Agreement that has a corresponding provision or definition herein) the ability of the Note Parties to make Investments (other than those contained in (a) through (j) of the definition of "Permitted Investments" contained in Section 1.01) in the aggregate amount in excess of $10,000,000,

                  (ix) modifying or superseding Section 5.02 or otherwise allowing (whether through an amendment, modification or supplement of the covenant contained

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         in the New Credit Agreement, as of the Issue Date, that corresponds to
         Section 5.02 of this Agreement, the definition in the New Credit Agreement that corresponds to the definition of "Permitted Liens" in
         Section 1.01 or some other provision or definition of the New Credit Agreement that has a corresponding provision or definition herein) additional Liens,

                  (x) permitting the Applicable Amounts for any consecutive twelve month period contained in Section 5.19(a) of this Agreement to be less than 85% of the Applicable Amounts stated therein as of the Issue Date or permitting the quarterly EBITDA minus Capital Expenditure covenant established for each fiscal quarter after March 2007 pursuant to Section 5.19(a) of this Agreement to be less than 85% of such amount after being established by the Required Lenders,

                  (xi) permitting the Capital Expenditures to increase in any one fiscal year more than $50,000,000 above the scheduled amounts permitted and those amounts established for any fiscal year after 2007 pursuant to the provisions in Section 5.19(b), or

                  (xii) if the Class B Notes are outstanding, amending or superseding any financial covenant or any part thereof in this Agreement (including, without limitation, as of the Issue Date, Sections 5.01, 5.02, 5.04, 5.06, 5.08, 5.09, 5.11, 5.13, 5.14, 5.19 and
         5.21).

         (d) Waiver of Default. If the Class B Notes are not outstanding, and the Bank Lenders' Agent or Required Lenders, as the case may be, waives or partially waives any event of default or any part thereof contained in the New Credit Agreement that corresponds, as of the Issue Date, to an Event of Default under Section 6.01(d) of this Agreement or an Event of Default under Section 6.01(e) that relates to a Default under Sections 4.03 or 4.05 of this Agreement, the corresponding Event of Default or part thereof shall be automatically deemed waived by the Required Holders in the same manner and to the same extent waived under the New Credit Agreement.

         (e) Refinancing. If the New Credit Agreement is refinanced, the covenants contained in this Agreement shall remain in the same form as they exist on the date of the refinancing. Thereafter, if there is an amendment, modification or supplement to any covenants in the refinanced New Credit Agreement, subsections (b), (c) and (d) above shall not apply, and the Trustee, the Holders of the Notes and the Note Parties agree to negotiate in good faith on replacement provisions for such subsections.

         (f) Termination. If the New Credit Agreement is terminated, extinguished or otherwise not in force while the Notes are outstanding and this Agreement is still in effect, references to provisions, sections, articles, exhibits and schedules of the New Credit Agreement shall be incorporated herein and the following terms shall be replaced mutatis mutandis:

                  (i) "Required Lenders" shall be replaced with the term "Required Holders"; and

                  (ii) "Bank Lenders' Agent" shall be replaced with the term "Trustee".

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The parties agree that if the New Credit Agreement is terminated, extinguished or otherwise not in force, the affected provisions of this Agreement shall be interpreted in such a manner as to minimize any change in the application of such provisions from the application of such provisions when the New Credit Agreement was in effect.

         9.08 WP Carey Transaction.

         Notwithstanding anything to the contrary contained herein, in a Note Document or a Security Document, each Note Party, each Holder and the Trustee hereby stipulate and agree that in the event the Company provides the Trustee with an Officer's Certificate stating that the terms and conditions of any transaction constituting the WP Carey Transaction comply with the provisions of
Section 5.01(i) hereof, then any special purpose entity formed by a Note Party after the Issue Date solely for the purpose of consummating such WP Carey Transaction shall not be subject to the representations, warranties and covenants in this Agreement and the other Note Documents and Security Documents.

                                   ARTICLE X

                                 NOTE GUARANTEES

         10.01 Guarantee.

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, subject to this Article X, each of the Guarantors hereby, jointly and severally, fully and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Agreement, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of and interest on, and premium and fees on, if any, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or under the Notes, the Security Documents or other Note Documents will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise (all such obligations guaranteed hereby being the "Guaranteed Obligations"). Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

         This guarantee is irrevocable, absolute, present and unconditional. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Trustee or the Holders with respect thereto. The liability of each Guarantor under its Guarantee herein shall be absolute and unconditional irrespective of:

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                  (i) the validity, assignment, enforceability, avoidance,
         novation or subordination of, in whole or in part, any of the Guaranteed Obligations, this Agreement or the other Note Documents with respect to the Company or any agreement or instrument relating thereto;

                  (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from this Agreement, including any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Company or otherwise;

                  (iii) the failure to give notice to such Guarantor of the occurrence of a Default or Event of Default under the provisions of this Agreement or the other Note Documents;

                  (iv) any taking, exchange, release or nonperfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

                  (v) any manner of application of Collateral, or proceeds thereof, or payments and credits hereunder, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral or any other assets of the Company;

                  (vi) any failure, omission, delay by or inability on the part of the Trustee or the Holders to assert or exercise any right, power or remedy conferred on the Trustee or the Holders in this Agreement or the other Note Documents;

                  (vii) any change in the corporate structure, or termination, dissolution, consolidation or merger of the Company or any guarantor (including any other Guarantor) with or into any other entity, the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets of the Company or any guarantor (including any other Guarantor), the marshaling of the assets and liabilities of the Company or any guarantor (including any other Guarantor), the receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors, or readjustment of, or other similar proceedings affecting the Company or any guarantor (including any other Subsidiary Guarantor), or any of the assets of any of them, or except as set forth herein, any change in the ownership of such Guarantor;

                  (viii) the assignment of any right, title or interest of the Trustee or any Holder in this Agreement or the other Note Documents to any other Person;

                  (ix) any extension or renewal of any of the Guaranteed Obligations;

                  (x) any exchange, surrender, substitution, modification of any collateral security for the Guaranteed Obligations of any Guarantor or the release of any security held by any Holder or the Trustee for the Guaranteed Obligations of any Guarantor, or the failure of the Trustee or any other Person to take any steps to perfect

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         and maintain its security interest in, or to preserve its rights to, any security or collateral for the Guaranteed Obligations;

                  (xi) the election by, or on behalf of, any one or more of Holders and the Trustee, in any proceeding instituted under Chapter 11 of the Bankruptcy Law;

                  (xii) any borrowing or grant of a security interest by the Company, as debtor-in-possession, under Section 364 of the Bankruptcy Law;

                  (xiii) the disallowance, under Section 502 of the Bankruptcy Law, of all or any portion of the claims of any of Holders or the Trustee for repayment of all or any part of the Guaranteed Obligations or any expenses described in this Section;

                  (xiv) any refusal of payment by the Trustee or any Holder, in whole or in part, from any obligor or guarantor in connection with any of the Guaranteed Obligations, whether or not with notice to, or further assent by, or any reservation of rights against, Company or any Guarantor;

                  (xv) any defense, setoff, cross claim or counterclaim which may at any time be available to or asserted by or against any Guarantor or Company; or

                  (xvi) any other event or circumstance (including any statute of limitations), whether foreseen or unforeseen and whether similar or dissimilar to any of the foregoing, that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor (including any other Guarantor), other than payment in full of the Guaranteed Obligations; it being the intent of such Guarantor that its obligations hereunder shall not be discharged except by payment of all amounts owing pursuant to this Agreement or the Notes and except as otherwise provided in Section 10.07 or Article VIII.

Each Guarantor hereby waives: (i) promptness, diligence, presentment, demand of payment, (ii) filing of claims with a court in the event of insolvency or bankruptcy of the Company, any Guarantor, any other Subsidiary of the Company or any other obligor under the Notes, (iii) any right to require a proceeding first against the Company, any Guarantor, any other Subsidiary of the Company or any other obligor under the Notes, (iv) protest, notice and all demands whatsoever,
(v) any requirement that the Trustee, any Holder or any other Person protect, secure and perfect or insure any Lien or any property subject thereto or exhaust any right to take any action against the Company or any other Person or any Collateral, or obtain any relief pursuant to this Agreement or pursue any other available remedy, (vi) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES, (vii) any defense arising by reason of any claim or defense based upon an election of remedies by the Trustee or any Holder which in any manner impairs, reduces, releases or otherwise affects its subrogation, contribution or reimbursement rights or other rights to proceed against the Company or any other Person or any Collateral; (viii) any duty on the part of the Trustee or any Holder to disclose to such Guarantor any matter, fact or thing relating to the business, operation or condition of the Company and its assets now or hereafter known by the Trustee or such Holder; (ix) all notices of the existence,

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creation or incurring of new or additional indebtedness, arising either from additional financial accommodations extended to the Company or otherwise; and
(x) any defense based upon any requirement of law which provides that the obligation of a surety must be neither large in amount nor in other respects more burdensome than that of the principal.

         Each Guarantor covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Agreement.

         If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, any other Subsidiary of the Company, any other obligor under the Notes, or any Custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

         Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. Each Guarantor that makes payments under its Note Guarantee is entitled to a contribution from each other Guarantor in a pro rata amount based on the net assets of each Guarantor.

         Each Guarantor agrees that the obligations under this Agreement and the Note Documents may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under this Article X notwithstanding the extension or renewal of any such obligation.

         10.02 Limitation on Guarantor Liability.

         Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Note Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees under the New Credit Agreement) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution obligations under this Agreement, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

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

         10.03 Execution and Delivery of Note Guarantee.

         To evidence its Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form included in Exhibit C shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Agreement shall be executed on behalf of such Guarantor by an Officer.

         Each Guarantor hereby agrees that its Note Guarantee set forth in
Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

         If an Officer whose signature is on this Agreement or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee shall be valid nevertheless.

         The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Agreement on behalf of the Guarantors.

         10.04 Guarantors May Consolidate, etc., on Certain Terms.

         Except as otherwise provided in Section 5.03, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, whether or not affiliated with such Guarantor.

         In case of any such permitted consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee in form substantially similar to Exhibit D hereof, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Agreement to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Agreement as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Agreement as though all of such Note Guarantees had been issued at the date of the execution hereof.

         10.05 Rights under the Note Guarantees.

         No payment by any Guarantor pursuant to the provisions hereof shall entitle such Guarantor to any payment out of any Collateral or give rise to any claim of the Guarantors against the Trustee or any Holder.

         Each Guarantor waives notice of the issuance, sale and purchase of the Notes and notice from the Trustee or the Holders from time to time of any of the Notes of their acceptance and reliance on its Note Guarantee.

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         No set-off, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature (other than performance by the Guarantors of their obligations hereunder) that any Guarantor may have or assert against the Trustee or any Holder shall be available hereunder to such Guarantor.

         10.06 Primary Obligations.

         The Obligations of each Guarantor hereunder shall constitute a guaranty of payment and not of collection. Each Guarantor agrees that it is directly liable to each Holder hereunder, that the obligations of each Guarantor hereunder are independent of the Obligations of the Company or any other Guarantor, and that a separate action may be brought against each Guarantor, whether such action is brought against the Company or any other Guarantor or whether the Company or any other Guarantor is joined in such action. Each Guarantor agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by the Trustee or the Holders of whatever remedies they may have against the Company or any other Guarantor or the enforcement of any lien or realization upon any security the Trustee may at any time possess. Each Guarantor agrees that any release that may be given by the Trustee or the Holders to the Company or any other Guarantor shall not release such Guarantor.

         10.07 Waiver of Subrogation and Contribution.

         Until this Agreement has been discharged, each Guarantor hereby irrevocably waives any claim or other right which it may now or hereafter acquire against the Company or any guarantor (including any other Guarantor) that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under its Note Guarantee herein, including any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of the Trustee or any Holder against the Company or any guarantor or any Collateral which the Trustee or any Holder now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from the Company, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to such Guarantor in violation of the preceding sentence and the Guaranteed Obligations shall not have been paid in full, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Trustee and the Holders, and shall forthwith be paid to the Trustee for the benefit of the Holders to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of this Agreement. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and that the waivers set forth in this Section 10.07 are knowingly made in contemplation of such benefits.

         10.08 Cumulative Remedies.

         The remedies herein provided are cumulative and not exclusive of any remedies provided by law. The Trustee and the Holders shall have all the rights and remedies granted in this Agreement and the other Note Documents and available at law or in equity, and these same

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rights and remedies may be pursued separately, successively or concurrently against the Company or any Guarantor, or any Collateral.

         10.09 Successors and Assigns. This Article X shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Agreement and in the other Note Documents shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Agreement.

         10.10 Guarantee by Future Subsidiaries.

         Pursuant to Section 5.13 of this Agreement, any new Subsidiary formed or acquired after the Issue Date shall become a Guarantor under this Agreement and shall deliver all such Note Documents required pursuant to Section 5.13.

                                   ARTICLE XI

                                   COLLATERAL

         11.01 Delivery of Security Documents.

         (a) Not later than the Issue Date (except as otherwise set forth below), the Company and the Guarantors party thereto shall have executed and delivered to the Trustee for the benefit of the Holders:

                  (i) One or more Uniform Commercial Code filing authorization letters, duly executed by each Note Party or its representative, together with appropriate financing statements on Form UCC-1 duly filed in such office or offices as may be necessary to perfect the Trustee's Liens in and to the Collateral of such Note Party, and the Trustee shall have received confirmation of the filing of all such financing statements;

                  (ii) Each of the following documents, duly executed, and each such document shall be in full force and effect:

                           (1) The Collateral Access Agreements with respect to the locations set forth on Schedule 3.1(d) of the New Credit Agreement,

                           (2) the Control Agreement,

                           (3) the Copyright Security Agreement,

                           (4) the Environmental Indemnity Agreements,

                           (5) the Guarantor Security Agreement, which shall, among other things, grant the Trustee a Lien on the Reservation Management System,

                           (6) the Guaranty Agreement,

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                           (7) the Note Guarantees,

                           (8) the Patent and Trademark Security Agreement,

                           (9) the Quebec Security Documents, and

                           (10) the Stock Pledge Agreement;

                           (11) the Agency Letter;

                           (12) the Mortgages and related fixture filings; and

                           (13) the Mortgage Policies

                           (14) the security documents entered into by the Canadian subsidiaries.

                  The items set forth in this Section 11.01(a), and any other security agreement, instrument, filing, certificate or similar document entered into, now or in the future, by any Note Party in connection with this Agreement and accepted by the Trustee, are collectively referred to as the "Security Documents".

         (b) Within 30 days of the Issue Date, the Note Parties shall deliver to the Trustee certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 4.08, the form and substance of which shall be reasonably satisfactory to the Trustee and its counsel.

         (c) Within 150 days after the Issue Date, the Company shall, or shall cause the other Note Parties to:

                  (i) (1) register, or cause to be registered, with the State of Arizona each Vehicle (excluding any trailer) owned by any Borrower or any Guarantor (other than U-Haul Co. of Alaska or U-Haul of Hawaii, Inc.) and (2) obtain a new Certificate of Title for each such Vehicle registered pursuant to clause (1) naming (A) (x) U-Haul (Canada) as the registered owner of such Vehicles operated primarily in Canada, or (y) U-Haul Co. of Arizona, an Arizona corporation, as the registered owner of all other such Vehicles, (B) on new Certificates of Title obtained prior to May 21, 2003, "FOOTHILL CAPITAL CORP.", as the first priority lienholder thereon and "WELLS FARGO BANK, N.A., TRUSTEE", as second priority lienholder only to the Bank Lenders' Agent and (C) on new Certificates of Title obtained on or after May 21, 2003, "WELLS FARGO FOOTHILL, INC., AS AGENT" or, if space does or did not permit, "WELLSFARGO FOOTHILL AGENT", as the first priority lienholder thereon and "WELLS FARGO BANK, TRUSTEE," as the second priority lienholder only to the Bank Lenders' Agent;

                  (ii) (1) register, or cause to be registered, with the State of Alaska each Vehicle (excluding any trailer) owned by U-Haul Co. of Alaska, and (2) obtain a new Certificate of Title for each such Vehicle registered pursuant to clause (1) naming (A) U-Haul Co. of Alaska, an Alaskan corporation, as the registered owner and (B) "WELLS FARGO FOOTHILL, INC., AS AGENT" or, if space does or did not permit,

         "WELLSFARGO FOOTHILL AGENT", as the first priority lienholder thereon and "WELLS FARGO BANK, TRUSTEE," as the second priority lienholder only to the Bank Lenders' Agent;

                  (iii) (1) register, or cause to be registered, with the State of Hawaii each Vehicle (excluding any trailer) owned by U-Haul of Hawaii, Inc. and (2) obtain a new Certificate of Title for each such Vehicle registered pursuant to clause (1) naming (A) U-Haul of Hawaii, Inc., a Hawaiian corporation, as the registered owner and (B) "WELLS FARGO FOOTHILL, INC., AS AGENT" or, if space does or did not permit, "WELLSFARGO FOOTHILL AGENT", as the first priority lienholder thereon and "WELLS FARGO BANK, TRUSTEE," as the second priority lienholder only to the Bank Lenders' Agent; and

                  (iv) (1) deliver such original Certificates of Title after registration thereof to Roberta Holmes or Joan Gibson at the Company's location at 2727 North Central, Phoenix, Arizona 85004, (2) deliver to the Trustee evidence of approval from the State of Arizona for Borrowers to process and register the Certificates of Title, in form and substance reasonably satisfactory to the Trustee, and (3) deliver to the Trustee a fidelity insurance policy naming the Trustee as loss payee or bond endorsed to the Trustee, in each case in form and substance reasonably satisfactory to Trustee;

         The address of the Trustee on the Certificates of Title shall be the Company's chief executive office located at 2727 North Central, Phoenix, Arizona.

         If at least ninety percent (90%) of the Certificates of Title are not registered in accordance with this Section 11.01(c) within 150 days after the Issue Date, then the Company shall notify in writing the Trustee of such and the applicable interest rate on the Notes shall automatically increase by twenty-five (25) basis points retroactive to, and commencing on, the Issue Date, and shall increase an additional twenty-five (25) basis points each succeeding ninety-first day thereafter up to a maximum increase of one hundred (100) basis points (i.e., an applicable interest rate on the Notes of ten percent (10%) per annum) until such time as at least ninety percent (90%) of the Certificates of Title are registered in accordance herewith. The increase in interest set forth in this paragraph shall (1) occur automatically, (2) not require the Trustee to declare a Default, give notice to any Note Party, or take any other action, (3) not be considered an enforcement action or remedy, and (4) be in addition to, and not in substitution of, any other Additional Interest, default interest or higher interest rate due for overdue payments that may from time to time be due and payable under this Agreement or under the Notes for any reason. Interest accrued retroactively in accordance herewith shall be due and payable by the Company on the 5th Business Day after the 150th day after the Issue Date without notice or demand therefor.

         (d) Within 60 days of the Issue Date, Borrowers shall have received and delivered to the Trustee zoning letters, in form and substance delivered to Bank Lenders' Agent, duly executed by the appropriate Governmental Authorities, for the Real Property Collateral located at the locations on Schedule 3.2(d) of the New Credit Agreement;

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

         (e) Within 60 days of the Issue Date, the Trustee shall have received subordination, non-disturbance and attornment agreements duly executed by the applicable Note Party and tenant in favor of the Trustee with respect to the properties set forth on Schedule 3.2(e) of the New Credit Agreement, the form and substance of which are reasonably satisfactory to the Trustee;

         (f) Promptly after delivering the Credit Card Agreements and the Cash Management Agreements to the Bank Lenders' Agent, Borrowers shall deliver copies of such agreements to the Trustee;

         (g) Borrower shall deliver a copy of Schedule 3.1(w) of the New Credit Agreement setting forth the book values of all box-trucks, cargo vans and pickup trucks owned by the Note Parties as of the Issue Date, that are or will be subject to the Trustee's Lien, and promptly after any revision, supplement or amendment thereof, Borrowers shall deliver a copy of such schedule as revised, supplemented or amended to the Trustee; and

         (h) The Bank Lenders' Agent shall have received Uniform Commercial Code, tax and judgment lien searches confirming the absence of, and mortgage releases, termination statements and other release documents from JPMorgan and any other Person necessary to release, any Liens on the Collateral, other than the Permitted Liens, in accordance with the terms of the New Credit Agreement.

         11.02 Recording and Opinions.

         (a) Not later than the Issue Date, the Company and the Guarantors, at their sole expense, will cause the Security Documents to be recorded, registered and filed in such manner and in such places as may be necessary or as may be reasonably requested by the Trustee to create or perfect the Liens in the Collateral intended to be created by the Security Documents. Thereafter, until the release of the Collateral as provided in Section 11.04 or in the Security Documents, the Company and the Guarantors, at their sole expense, will cause the Security Documents to be re-recorded, re-registered or refiled in such manner and in such places as may be necessary or as may be reasonably requested by the Trustee in order to fully preserve and protect the Liens in the Collateral created by the Security Documents.

         (b) The Company shall furnish to the Trustee within three months after the execution and delivery of this Agreement, an opinion or opinions of counsel required under Section 314(b)(1) of the TIA, and within five Business Days after each anniversary of the Issue Date, an opinion of counsel required under Section 314(b)(2) of the TIA.

         11.03 Possession and Use of Collateral.

         So long as no Event of Default has occurred and is continuing, the Note Parties will have the right to remain in possession of and exercise complete control over the Collateral, except for such of the Collateral as is required to be in the possession of the Bank Lenders' Agent, the Trustee or the Bank Lenders' Collateral Agent in order to perfect the Liens in such Collateral granted by the Security Documents. Notwithstanding anything herein or in any other Note Document to the contrary, in the event a Note Party is required hereunder or under the other Note Documents to deliver possession or control of any Collateral to the Trustee in order to perfect the

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Trustee's Lien thereon, such requirement may be satisfied by delivering such possession or control, as of the Issue Date, to the Bank Lenders' Agent, and after the Issue Date, to such collateral agent or bailee as the Trustee may from time to time designate in writing; provided, however, that so long as Bank Lenders' Collateral Agent serves as Trustee's bailee for perfection pursuant to the Intercreditor Agreement, such bailee shall be the Bank Lenders' Collateral Agent. The Note Parties and the Trustee agree to take such other reasonable efforts as may be necessary or appropriate to perfect the Trustee's Liens with respect to Collateral upon which Liens are perfected by means other than notice.

         11.04 Release and Disposition of Collateral.

         The Collateral shall be released from the Lien of the Security Documents as expressly provided therein and the Trustee shall release any Lien on any Collateral:

         (a) upon satisfaction and discharge of this Agreement as provided in
Article XII hereof;

         (b) upon Legal Defeasance or Covenant Defeasance as provided in Article VIII hereof; provided, however, that any and all funds deposited for the benefit of the Trustee on behalf of the Holders in connection with any Legal or Covenant Defeasance shall remain subject to a Lien in favor of the Trustee, for the benefit of the Holders,

         (c) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if the Company certifies to the Trustee that the sale or disposition is permitted under Section 5.04 of this Agreement or the other Note Documents (and the Trustee may rely conclusively on any such certificate, without further inquiry),

         (d) constituting property in which no Note Party owned any interest at the time the Trustee's Lien was granted or at any time thereafter, or

         (e) constituting property leased to a Note Party under a lease that has expired or is terminated in a transaction permitted under this Agreement.

         Except as provided above or in the Intercreditor Agreement, the Trustee will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (i) if the release is of all or any substantial portion of the Collateral (which shall be deemed to include sales or other dispositions of Collateral with a Fair Market Valuation in excess of $35,000,000 over the Fair Market Valuation of the Collateral that may be sold or otherwise disposed of under Section 5.04 hereof), all of the Holders of the Notes, or (ii) otherwise, the Required Holders. Upon request by the Trustee or the Company at any time, the Holders of the Notes will confirm in writing Trustee's authority to release any such Liens on particular types or items of Collateral pursuant to this Section 11.04; provided, however, that (1) the Trustee shall not be required to execute any document necessary to evidence such release on terms that, in Trustee's opinion, would expose the Trustee to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Note Parties in respect
of) all interests retained by Note Parties, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

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         The Holders hereby irrevocably appoint and authorize the Collateral
Trustee to act as collateral agent hereunder and under the Security Documents with such powers as are delegated to the Trustee (with respect to the Collateral) and/or the Collateral Trustee by the express terms of this Agreement and the Security Documents, together with such other powers as are incidental thereto.

         The Note Parties shall take all necessary action with respect to the recording or filing of the Security Documents, all necessary Uniform Commercial Code financing, amendment and/or continuation statements, and any other instruments of further assurance, and for taking all other actions necessary to create and maintain the validity, perfection and priority of Trustee's Liens (second in priority only to the first priority security interests granted to the Bank Lenders' Agent pursuant to the New Credit Agreement and the other Loan Documents (as defined in the New Credit Agreement)). If the Collateral Trustee shall become aware of any such failure to maintain the validity, perfection and priority of the Trustee's Liens, the Collateral Trustee shall be responsible for any required recording or filing of the Security Documents, all necessary Uniform Commercial Code financing, amendment and/or continuation statements, and any other instruments of further assurance, and for taking all other actions described in this Agreement as being advisable to remedy any such failure to maintain the validity, perfection and priority of the Trustee's Liens (second in priority only to the first priority security interests granted to the Bank Lenders' Agent pursuant to the New Credit Agreement and the other Loan Documents (as defined in the New Credit Agreement)). The Trustee and Collateral Trustee shall not be responsible for seeing that any of the Collateral is adequately insured, or for the sufficiency of the security for the Notes; provided, however, that if a Responsible Officer of the Trustee has actual knowledge that the Collateral is not adequately insured, it shall notify the appropriate Note Party of such inadequacy and its obligation to adequately insure such Collateral in accordance with this Agreement and the Security Documents.

         The Collateral Trustee (which term as used in this Agreement shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents acting in capacities on behalf of the Collateral Trustee): (i) shall have no duties or responsibilities except those expressly set forth or directed in connection with this Agreement and the Security Documents, (ii) shall not be responsible to any Holder for any recitals, statements, representations or warranties contained in this Agreement or the other Note Documents or in any certificate or other document received by it under this Agreement or other Note Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or other Note Documents or any other Person to perform any of its obligations hereunder or under the Note Documents and (iii) shall not be responsible to any Holder for any action taken or omitted to be taken by it hereunder or under any Note Document, except for its own negligence or willful misconduct. The Collateral Trustee's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Collateral Trustee deals with similar property for its own account. The Collateral Trustee may employ agents and attorneys-in-fact selected by it in good faith. The Collateral Trustee shall be entitled to rely upon any certification, notice or other communication (including any thereof, by telephone, telex, telegram or cable) believed by it in good faith to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Collateral Trustee.

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         Each Holder of the Notes by its acceptance thereof (and each subsequent holder of any of the Notes by its acceptance thereof), agrees that it has not relied upon the Trustee or Collateral Trustee in making its own credit analysis and evaluation of the Note Parties and filings relating thereto and its own decision to acquire the interest in one or more of the Notes and that it will, independently and without reliance upon the Trustee or Collateral Trustee and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions with respect to any purchase or sale of the Notes. Except as expressly required of each of Trustee and Collateral Trustee hereunder or under the other Note Documents, neither the Trustee nor the Collateral Trustee shall be required to keep itself informed as to the performance or observance by the Note Parties of this Agreement or any other Note Document or to inspect the properties or books of any Person. Except for notices, reports and other documents required to be provided upon request of a Holder hereunder, the Trustee and Collateral Trustee shall not have any duty or responsibility to provide the Holders with any credit or other information concerning the affairs, financing condition or business of the Note Parties (or any of their respective subsidiaries or other affiliates) which may come into the possession of the Trustee or Collateral Trustee.

         The Company and each other Note Party will pay upon demand to the Collateral Trustee the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and expenses of its counsel (and any local counsel) and of any experts and agents, which the Collateral Trustee may incur in connection with (i) the administration of the Security Documents, (ii) the custody or preservation of, or the sale, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement (whether through negotiations, legal proceedings or otherwise) of any of the rights of the Collateral Trustee under this Agreement or the Security Documents (iv) the failure by any Note Party or any Person (other than the Trustee or Collateral Trustee) to perform or observe any of the provisions of this Agreement or the Security Documents.

         Notwithstanding any provision in the Note Documents to the contrary, the Holders of the Notes hereby irrevocably authorize the Trustee, and the Trustee hereby agrees that it shall, upon the written request of Company, execute, have acknowledged as appropriate, and deliver to Company such release documents as are reasonably necessary or appropriate under the circumstances to effect the release of any Collateral to the extent the sale of such Collateral is permitted under this Agreement. The Trustee shall deliver any such release documents to Company (or, if applicable, any closing attorney) to hold in escrow pending the closing of the related transaction. In the event the closing of such transaction does not occur, Company shall promptly return to the Trustee the release documents executed and delivered by the Trustee.

         To the extent applicable, the Company shall cause TIA Section 314(d) to be complied with in connection with any release of Collateral from the Liens of the Security Documents. Any certificate or opinion required by TIA Section 314(d) may be made by means of an Officer's Certificate, except in cases in which TIA Section 314(d) requires that such certificate or opinion be made by an independent Person.

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         11.05 Intercreditor Agreement.

         Not later than the Issue Date, the Trustee and the Bank Lenders' Collateral Agent, shall have entered into the Intercreditor Agreement. Each Holder agrees to be bound by the terms of the Intercreditor Agreement. The Note Parties are not a party to, nor beneficiary of, such Intercreditor Agreement, and nothing in this paragraph nor the Intercreditor Agreement shall impair, limit or otherwise affect the grant of security interest herein or any of the Note Parties duties or obligations under the Note Documents.

         11.06 Grant of Security Interest.

         Each Note Party hereby grants to the Trustee, for the benefit of the Holders, a continuing security interest (second only to the first priority security interests granted to Bank Lenders' Agent pursuant to the New Credit Agreement and the other Loan Documents (as defined in the New Credit Agreement)) in all of its right, title, and interest in all of its currently existing and hereafter acquired or arising assets (other than Excluded Assets), including without limitation, its right, title and interest in and to Personal Property Collateral, in order to secure prompt repayment of any and all of the Obligations hereunder in accordance with the terms and conditions of the Note Documents and in order to secure prompt performance by the Note Parties of each of their covenants and duties under the Note Documents. The Trustee's Liens in and to such assets, including, without limitation, the Personal Property Collateral, shall attach to all such assets without further act on the part of the Trustee or the Note Parties. Anything contained in this Agreement or any of the Note Document to the contrary notwithstanding, except for Permitted Dispositions, the Note Parties have no authority, express or implied, to dispose of any item or portion of such assets.

         11.07 Negotiable Collateral and Chattel Paper.

         Each Note Party covenants and agrees with Agent that from and after the Closing Date and until the date of release of the Collateral in accordance with
Section 11.04 hereof:

         (a) In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral of any Note Party, and if and to the extent that perfection of priority of the Trustee's security interest with respect to such Collateral is dependent on or enhanced by possession, the applicable Note Party immediately shall endorse and deliver physical possession of such Negotiable Collateral to the Trustee;

         (b) Upon request by the Trustee, each Note Party shall take all steps reasonably necessary to grant the Trustee control of all electronic Chattel Paper of such Note Party in accordance with the Code and all "transferable records as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act to the extent that such steps do not conflict with the terms and provisions of the New Credit Agreement;

         (c) In the event any Note Party, with Trustee's consent, retains possession of any Chattel Paper or instruments otherwise required to be endorsed and delivered to the Trustee pursuant to Section 11.07(a), all of such Chattel Paper and instruments shall be marked with the following legend: "This writing and the obligations evidenced or secured thereby are subject to

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the security interest (second in priority only to the first priority security interests granted to Wells Fargo Foothill, Inc., as agent, pursuant to that Loan and Security Agreement dated as of March 1, 2004) of Wells Fargo Bank, N.A., as the Trustee under the Indenture, dated as of March 1, 2004, for the 9% Second Lien Senior Secured Notes Due 2009".

         11.08 Collection of Accounts, General Intangibles, and Negotiable Collateral.

         At any time after the occurrence and during the continuation of an Event of Default, the Trustee or the Trustee's designee may (a) notify Account Debtors of Note Parties that the Note Parties' Accounts, Chattel Paper, or General Intangibles (other than the Excluded Assets) have been assigned to the Trustee or that the Trustee has a security interest therein, or (b) collect the Note Parties' Accounts, Chattel Paper, or General Intangibles (other than the Excluded Assets) directly and charge the collection costs and expenses to the Note Parties. Each Note Party agrees that it will hold in trust for the Trustee, for the benefit of the Holders, any Collections that it receives and immediately will deliver said Collections to the Trustee in their original form as received by the applicable Note Party.

         11.09 Delivery of Additional Documentation Required.

         Each Note Party hereby authorizes the Trustee to file, transmit, or communicate, as applicable, Uniform Commercial Code financing statements and amendments describing the Collateral as "all personal property of debtor" or "all assets of debtor" or words of similar effect in order to perfect the Trustee's Liens on the Collateral without any Note Party's signature, to the extent permitted by Applicable Law; provided, however, the Trustee shall clearly identify Excluded Assets as excepted items. Notwithstanding the foregoing, at any time upon the request of the Trustee, the Note Parties shall execute and deliver to the Trustee any and all financing statements, original financing statements in lieu of continuation statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, supplements, and all other documents (the "Additional Documents") upon which Note Party's signature may be required to perfect and continue perfection of or better perfect the Trustee Liens in the Collateral (whether now owned or hereafter arising or acquired), to create and perfect Liens in favor of the Trustee in any Real Property (whether now owned or hereafter arising or acquired), and in order to fully consummate all of the transactions contemplated hereby and under the other Note Documents. To the maximum extent permitted by Applicable Law, each Note Party authorizes the Trustee to execute any such Additional Documents in the applicable Note Party's name and authorizes the Trustee to file such executed Additional Documents in any appropriate filing office; provided, however, that the failure by the Trustee to so provide such filings shall not affect the authorizations herein. Each Note Party also hereby ratifies its authorization for the Trustee to have filed in any jurisdiction any Uniform Commercial Code financing statements or amendments thereto if filed prior to the Issue Date. No Note Party shall terminate, amend or file a correction statement with respect to any Uniform Commercial Code financing statement filed pursuant to this Section 11.09 without the Trustee's prior written consent. In addition, on a quarterly basis as the Trustee shall require, the Note Parties shall (a) cause all patents, copyrights, and trademarks acquired or generated by the Note Parties that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of the Note Parties' ownership thereof, and (b) cause to be prepared, executed, and

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delivered to the Trustee supplemental schedules to the applicable Note Documents to identify such patents, copyrights, and trademarks as being subject to the security interests created thereunder. The Company shall provide the Trustee with notice that any Note Party has made a Permitted Investment of the type described in clause (e), (g) or (k) of the definition of "Permitted Investment" promptly, but in any event within 5 Business Days, following the consummation thereof and, upon the request of the Trustee, the relevant Note Party shall execute and deliver (or cause to be executed and delivered to the Trustee) any and all Additional Documents requested by the Trustee to perfect the Trustee's Liens in such Permitted Investment.

         11.10 Power of Attorney.

         Each Note Party hereby irrevocably makes, constitutes, and appoints the Trustee (and any of the Trustee's officers, employees, or agents designated by the Trustee) as such Note Party's true and lawful attorney, with power to (a) if such Note Party refuses to execute and deliver, or fails timely to execute and deliver, any of the documents described in Section 11.09, (b) at any time that an Event of Default has occurred and is continuing, sign such Note Party's name on any invoice or bill of lading relating to the Collateral, drafts against Account Debtors of such Note Party, or notices to such Account Debtors, (c) send requests for verification of such Note Party's Accounts, (d) endorse such Note Party's name on any Collection item that may come into the Trustee' possession,
(e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under such Note Party's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting such Note Party's Accounts, Chattel Paper, or General Intangibles other than the Excluded Assets directly with Account Debtors of such Note Party, for amounts and upon terms that the Trustee determines to be reasonable, and the Trustee may cause to be executed and delivered any documents and releases that the Trustee determines to be necessary. The appointment of the Trustee as each Note Party's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations under the Note Documents have been fully and finally repaid and performed.

         11.11 Control Agreements.

         Each Note Party agrees that it will not transfer assets out of any Securities Accounts other than as permitted under Section 5.18 and, if to another securities intermediary, unless each of the applicable Note Party, the Trustee, and the substitute securities intermediary have entered into a Control Agreement. No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other Investment Property of the Note Parties shall be modified by the Note Parties without the prior written consent of the Trustee. Upon the occurrence and during the continuance of a Default or Event of Default, the Trustee may notify any securities intermediary to liquidate the applicable Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to the Trustee.

         11.12 Commercial Tort Claims.

         Borrowers shall promptly notify the Trustee in writing in the event any Note Party shall incur or otherwise obtain a Commercial Tort Claim in excess of $100,000 after the Issue Date

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against any third party and, upon the request of the Trustee, shall promptly authorize the filing of additional Uniform Commercial financing statements or amendments to existing Uniform Commercial Code financing statements, and do such other acts or things deemed necessary or desirable by the Trustee to grant the Trustee a perfected security interest (second in priority only to the first priority security interests granted to Bank Lenders' Agent pursuant to the New Credit Agreement and the other Loan Documents (as defined in the New Credit Agreement)) in any such Commercial Tort Claim, including, without limitation executing an assignment of such Commercial Tort Claim.

         11.13 Grants, Rights and Remedies.

         The Liens and security interests granted by each Note Party to the Trustee by and pursuant to Section 11.06 hereof may be independently granted by the Note Documents concurrently or hereafter entered into. This Agreement and such other Note Documents supplement each other, and the grants, priorities, rights and remedies of the Trustee hereunder and thereunder are cumulative. Each Note Party agrees that the rights of the Trustee under this Agreement, any other Note Document or any other contract or agreement now or hereafter in existence between the Trustee and any Note Party and the other obligors hereunder or thereunder, or any of them, shall be cumulative, and that the Trustee may from time to time exercise such rights and such remedies as such Person or Persons may have hereunder and thereunder and under the laws of the United States or any state, as applicable, in the manner and at the time that the Person or Persons in its or their sole discretion desire, subject to the terms of such agreements. Each Note Party further expressly agrees that the Trustee shall in no event be under any obligation to resort to any Personal Property Collateral prior to exercising any other rights that the Trustee may have against such Note Party or its property, nor shall the Trustee be obliged to resort to any other collateral or security for the Obligations of the Note Parties under the Note Documents prior to any exercise of the Trustee's rights against such Note Party and its property hereunder. No exercise by the Trustee of one right or remedy shall be deemed an election, and (except as provided in Section 9.07(d)) no waiver by the Trustee of any Event of Default shall be deemed a continuing waiver. No delay by the Trustee shall constitute a waiver, election, or acquiescence by it.

         Without limitation of the foregoing, upon the occurrence and during the continuation of an Event of Default, the Trustee is hereby authorized to:

         (a) Settle or adjust disputes and claims directly with the Note Parties' Account Debtors for amounts and upon terms which the Trustee reasonably considers advisable, and, in such cases, the Trustee will credit toward the payment of the Notes only the net amounts received by the Trustee in payment of such disputed Accounts after deducting all of its expenses incurred or expended in accordance with the terms of this Agreement in connection therewith;

         (b) Cause each Note Party to hold all returned Inventory in trust for the Holders, segregate all returned Inventory from all other assets of such Note Party or in such Note Party's possession and conspicuously label said returned Inventory as the property of the Holders;

         (c) Without notice to or demand upon each Note Party, make such payments and do such acts as the Trustee considers necessary or reasonable to protect its security interests in the

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Personal Property Collateral. Each Note Party agrees to assemble the Personal
Property Collateral if the Trustee so requires, and to make the Personal Property Collateral available to the Trustee at a place that the Trustee may designate that is reasonably convenient to both parties. Each Note Party authorizes the Trustee to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in the Trustee's determination appears to conflict with the Liens of the Trustee and to pay all expenses incurred in connection therewith. With respect to any of any Note Party's owned or leased premises, each Note Party hereby grants the Trustee a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of the Trustee's or the Holders' rights or remedies provided herein, at law, in equity, or otherwise;

         (d) Without notice to any Note Party (such notice being expressly waived), and without constituting a retention of any collateral in full or partial satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations of the Note Parties under the Note Documents any and all (i) balances and deposits of such Note Party held by the Holders or the Trustee for the benefit of the Holders, or (ii) Indebtedness at any time owing to or for the credit or the account of such Note Party held by the Holders or the Trustee for the benefit of the Holders;

         (e) Hold, as cash collateral, any and all balances and deposits of any Note Party held by the Holders or the Trustee for the benefit of the Holders, and any amounts received in the Cash Management Accounts (as defined in the New Credit Agreement), to secure the full and final repayment of all of the Obligations of the Note Parties under the Note Documents;

         (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal Property Collateral. Each Note Party hereby grants to the Trustee a license or other right to use, without charge, such Note Party's labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Personal Property Collateral, in completing production of, advertising for sale, and selling any Personal Property Collateral and such Note Party's rights under all licenses and all franchise agreements shall inure to the Holders' benefit;

         (g) Sell the Personal Property Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including each Note Party's premises) as the Trustee determines is commercially reasonable and it is not necessary that the Personal Property Collateral be present at any such sale;

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         (h) Give notice of the disposition of the Personal Property Collateral as follows:

                  (i) the Trustee shall give each Note Party a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, the time on or after which the private sale or other disposition is to be made;

                  (ii) the notice shall be personally delivered or mailed, postage prepaid, to each Note Party as provided in Section 13.02, at least 10 days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Personal Property Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

The Note Parties hereby acknowledge and agree that the notice described in this
Section 11.13(h), when given, shall constitute a reasonable "authenticated notification of disposition" within the meaning of Section 9-611 of the Code, as in effect from time to time in any jurisdiction.

         (i) Credit bid and purchase at any public sale;

         (j) Seek the appointment of a receiver or keeper to take possession of all or any portion of the Personal Property Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing;

         (k) Have the right, in connection with the issuance of any order for relief in a bankruptcy proceeding, to petition the bankruptcy court for the transfer of control or assignment of the licenses to a receiver, trustee, transferee, or similar official or to any purchaser of the Personal Property Collateral pursuant to any public or private sale, foreclosure or other exercise of remedies available to the Trustee, all as permitted by applicable law;

         (l) Cause any Note Party to exercise any purchase right with respect to a Vehicle that such Note Party may have at the termination of any TRAC Lease Transaction if the Trustee determines, in its Permitted Discretion, that such Note Party has equity in such Vehicle; and

         (m) Have all other rights and remedies available at law or in equity or pursuant to any other Note Document.

         11.14 Survival.

         The Liens and security interests granted to the Trustee (for the benefit of the Holders), the priority of such Liens and security interests, and the administrative priorities and other rights and remedies granted to the Trustee pursuant to this Agreement and the other Note Documents (specifically including but not limited to the existence, perfection and priority of the Liens and security interest provided herein and therein) shall not be modified, altered or impaired in any manner by any other financing or extension of credit or incurrence of debt by any Note Party or by any other act or omission whatsoever.

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         11.15 Authorization of Actions to be Taken by the Trustee Under the
               Collateral Documents.

         The Trustee may, in its sole discretion and without the consent of the Holders, take all actions or direct, on behalf of the Holders, the Collateral Trustee or any Co-Collateral Trustee or separate Collateral Trustee to take all actions it deems necessary or appropriate to (a) enforce any of the terms of the Security Documents and (b) collect and receive any and all amounts payable in respect of the obligations of the company under this Article XI. Subject to the provisions of this Agreement and the other Security Documents, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of the Security Documents or this Agreement, and such suits and proceedings as it may deem expedient to preserve or protect its interest and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Collateral Trustee in any such capacity).

         11.16 Quebec Security.

         For greater certainty, and without limiting the powers of the Trustee or any other Person acting as trustee or agent for the Holders hereunder or under any of the Note Documents, each Note Party hereby acknowledges that, for purposes of holding any Liens, including hypothecs, granted or to be granted by any Note Party on movable or immovable property pursuant to the laws of the Province of Quebec to secure obligations of any Note Party under any bond issued by any Note Party, the Trustee shall be the holder of an irrevocable power of attorney (fonde de pouvoir within the meaning of Article 2692 of the Civil Code of Quebec) (the "Fonde de pouvoir") for and on behalf of all present and future Holders. Each Holder hereby (i) irrevocably constitutes, to the extent necessary, the Trustee as the Fonde de pouvoir in order to hold Liens, including hypothecs, granted or to be granted by any Note Party on movable and immovable property pursuant to the laws of the Province of Quebec to secure obligations of any Note Party under any bond issued by any Note Party; and (ii) appoints and agrees that the Trustee, acting as trustee for the Holders, may act as the bondholder and mandatory with respect to any bond that may be issued and pledged from time to time for the benefit of the Holders. Without limitation to the foregoing, to the extent that any Person becomes a Holder by accepting, purchasing or acquiring a Note, such Person shall be automatically deemed to have ratified and consented to the power of attorney and appointment constituted in this Section 11.16.

         Notwithstanding the provisions of Section 32 of the An Act respecting the special powers of legal persons (Quebec), the Trustee may purchase, acquire and be the holder of any bond issued by any Note Party (i.e. the Fonde de pouvoir may acquire and hold the first bond issued under any deed of hypothec granted by any Note Party). Each Note Party hereby acknowledges that any such bond shall constitute a title of indebtedness, as such term is used in Article 2692 of the Civil Code of Quebec.

         For greater certainty, the trustee herein appointed as Fonde de pouvoir, bondholder and mandatary shall have the same rights, powers and immunities as the Trustee as stipulated in Article VII, which shall apply mutatis mutandis. Without limitation, the provisions of section 7.08 hereunder shall apply mutatis mutandis to the resignation and appointment of a successor to the Trustee acting as Fonde de pouvoir, bondholder and mandatary.

         11.17 Right to Inspect.

         (a) Borrowers acknowledge and agree that, at the expense of Borrowers, the Trustee (through its officers, employees, or agents) shall have the right to, and at the request of the Required Holders, shall, from time to time hereafter, to inspect Borrowers' Books and records (including access to the Reservation Management System upon the Trustee's request) and to check, test, and appraise the Collateral in order to verify Borrowers' financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral; provided, however, that so long as an Event of Default does not exist, any such inspection shall occur only during normal business hours. The Trustee may, and at the request of the Required Holders shall, request copies of and obtain any and all appraisals required by the Bank Lenders' Agent under the New Credit Agreement.

         (b) Borrowers acknowledge and agree that, at the expense of Borrowers, the Trustee shall have the right to conduct, on a quarterly basis or more frequently if an Event of Default exists, an independent inspection of 5% of the Certificates of Title then on hand with any appropriate Governmental Authority in order to verify the accuracy and completeness of any information contained on such Certificates of Title and compliance with this Agreement; provided, however, that if the Trustee determines, in its Permitted Discretion, that there are significant errors or discrepancies in the Certificates of Title or non-compliance with this Agreement, the Trustee and the Holders shall, at the expense of Borrowers, have the right to conduct an independent inspection of all of Certificates of Title or such lesser amount as may be determined by the Trustee in its Permitted Discretion. If the Trustee elects to inspect 5% of the Certificates of Title during any quarter (other than during an Event of Default) as provided above, prior to such inspection the Trustee shall provide written notice of such election to the Bank Lenders' Agent, and if the Bank Lenders' Agent also elects to inspect 5% of the Certificates of Title during the same inspection period as provided under the New Credit Agreement, then the Trustee shall only inspect those Certificates of Title as inspected by the Bank Lenders' Agent. The Note Parties shall deliver to the Trustee (or its designees) any power of attorney or other document that may be requested by the Trustee or required by such Governmental Authority in connection therewith. Borrowers acknowledge that such inspection may be conducted by employees of the Trustee or any third party retained by the Trustee for such purposes.

                                  ARTICLE XII

                           SATISFACTION AND DISCHARGE

         12.01 Satisfaction and Discharge.

         This Agreement shall be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of Notes which shall survive until all Notes have been canceled) as to all outstanding Notes issued hereunder, when either:

         (a) all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from this trust) have been delivered to the Trustee for cancellation, or

         (b) (i) all Notes not delivered to the Trustee for cancellation otherwise have become due and payable or have been called for redemption pursuant to Section 3.07 hereof, and the Company has irrevocably deposited or caused to be deposited with the Trustee trust funds in trust in an amount of money sufficient, in the opinion of a nationally recognized firm of independent public accountants selected and paid for by the Company to pay and discharge the entire Indebtedness (including all principal and accrued interest, premiums, fees and Additional Interest) on the Notes not theretofore delivered to the Trustee for cancellation,

                  (ii) the Company has paid all sums payable by it under this Agreement,

                  (iii) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be,

                  (iv) the Holders have a valid, perfected, exclusive first priority security interest in such deposited money,

                  (v) the Trustee or Paying Agent has not received instructions from the Company or an Affiliate or subsidiary thereof, not to make such payment or is not prohibited from paying such payments to the Holders of the Notes pursuant to this Agreement and the Notes, and

                  (vi) the Company shall have delivered an Officer's Certificate and an opinion of counsel to the Trustee stating that all such obligations of the Company and the Guarantors have been performed or satisfied and that all of the conditions precedent to satisfaction and discharge have been satisfied.

         12.02 Application of Trust Money.

         Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Agreement, to the payment, either directly or through any Paying Agent

(including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, fees or Additional Interest, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

         If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Section 12.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Guarantor's obligations under this Agreement and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01; provided, however, that if the Company has made any payment of principal of, premium, fees or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE XIII

                                  MISCELLANEOUS

         13.01 Trust Indenture Act Controls.

         If any provision of this Agreement limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

         13.02 Notices.

         Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Company and/or any Guarantor:

                  AMERCO
                  1325 Airmotive Way, Suite 100
                  Reno, Nevada  89502-3239
                  Telecopier No.:  (775) 688-6338
                  Attention: Assistant Treasurer

         With a copy to:

                  U-Haul International, Inc.
                  2727 North Central Avenue
                  Phoenix, Arizona  85004
                  Telecopier No.: (602) 263-6173
                  Attn:  General Counsel
         and

                  Squire, Sanders & Dempsey L.L.P.
                  Two Renaissance Square
                  40 North Central Avenue
                  Suite 2700
                  Phoenix, Arizona  85004
                  Telecopier No.:  (602) 253-8129
                  Attention:  Christopher D. Johnson, Esq.

         If to the Trustee:

                  Wells Fargo Bank, N.A.
                  Corporate Trust Services
                  Sixth & Marquette; N9303-120
                  Minneapolis, MN  55479
                  Telecopier:  (612) 667-9825
                  Attention:  Corporate Trust Administration:  AMERCO Notes

         The Company, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

         13.03 Communication by Holders of Notes with Other Holders of Notes.

         Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Agreement or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

         13.04 Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Company to the Trustee to take any action under this Agreement, the Company shall furnish to the Trustee:

         (a) an Officer's Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that among other things in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Agreement relating to the proposed action have been satisfied; and

         (b) an opinion of counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that among other things, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

         13.05 Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA
Section 314(e) and shall include:

         (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

         (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

         13.06 Rules by the Trustee and Agents.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

         13.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

         No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Note Guarantees, this Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees. Notwithstanding the foregoing nothing in this provision shall be construed as a waiver or release of any claims under the federal securities laws.

         13.08 Confidentiality.

         The Trustee, Collateral Trustee and any Co-Collateral Trustee (and not jointly or jointly and severally) agree that non-public information regarding the Note Parties, their operations, assets, and existing and contemplated business plans (clearly marked and identified as such in writing by the Company on the face of such information) shall be treated by the Trustee, Collateral Trustee and any Co-Collateral Trustee in a confidential manner, and shall not be disclosed by the Trustee, Collateral Trustee and any Co-Collateral Trustee to Persons who are not parties to this Agreement, except: (a) to attorneys for and other advisors, accountants, auditors, and consultants to any of the Trustee, Collateral Trustee and any Co-Collateral Trustee, (b) to Subsidiaries and Affiliates of any of the Trustee, Collateral Trustee and any Co-Collateral Trustee, provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 13.08,
(c) as may be required by statute, decision, or the Court (as defined in the New Credit Agreement) or other judicial or administrative order, rule, or regulation, or to the extent requested by any regulatory authority purporting to have jurisdiction over any of the Trustee, Collateral Trustee and any Co-Collateral Trustee (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (d) as may be agreed to in advance by the Company or as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, (e) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by the Trustee, Collateral Trustee and any Co-Collateral Trustee), (f) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement, the Notes or the other Security Documents, and (g) to Holders of Notes as provided in this Agreement and the Security Documents. The provisions of this Section
13.08 shall survive for 2 years after the payment in full of the Obligations.

         13.09 Governing Law.

         THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         THE COMPANY AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS.

         THE COMPANY AND EACH GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         THE COMPANY AND EACH GUARANTOR IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AND GUARANTOR AT THE ADDRESS SET FORTH HEREIN FOR THE COMPANY, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

         13.10 No Adverse Interpretation of Other Agreements.

         This Agreement may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Agreement.

         13.11 Successors.

         All agreements of the Company in this Agreement and the Notes shall bind its successors. All agreements of the Trustee in this Agreement and the Security Documents shall bind its successors. All agreements of each Guarantor in this Agreement shall bind its successors, except as otherwise provided in Sections 10.04 and 10.05.

         13.12 Severability.

         In case any provision in this Agreement or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         13.13 Counterpart Originals.

         The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

         13.14 Table of Contents, Headings, etc.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part of this Agreement and shall in no way modify or restrict any of the terms or provisions hereof.

         13.15 Supremacy of this Agreement.

         If any term, condition or provision of this Agreement shall be inconsistent with any term, condition or provision of any other Note Document, this Agreement shall control. Notwithstanding the above, if any term, condition or provision of Article X hereof or the Note Guarantees shall be inconsistent with any term, condition or provision of the Guarantee Agreement, Article X hereof or the Note Guarantees shall control.

         13.16 Further Assurances.

         Each Note Party shall, from time to time, execute and/or deliver such documents, agreements, financing statements, and reports, and perform such acts as Trustee at any time may reasonably request to carry out the purposes and otherwise implement the terms and provisions provided for herein and in the other Note Documents.

                         [Signatures on following pages]

                                   SIGNATURES

Dated as of March 1, 2004

                                             AMERCO

                                             By: /s/ Gary V. Klinefelter
                                                _______________________________
                                                Name:  Gary V. Klinefelter
                                                Title: Secretary

                                             GUARANTORS:

                                             AMERCO REAL ESTATE COMPANY, a
                                             Nevada corporation

                                             AMERCO REAL ESTATE SERVICES, INC. a
                                             Nevada corporation

                                             AMERCO REAL ESTATE COMPANY OF
                                             ALABAMA, INC., an Alabama
                                             corporation

                                             AMERCO REAL ESTATE COMPANY OF
                                             TEXAS, INC. a Texas corporation

                                             ONE PAC COMPANY, a Nevada
                                             corporation

                                             TWO PAC COMPANY, a Nevada
                                             corporation

                                             THREE PAC COMPANY, a Nevada
                                             corporation

                                             FOUR PAC COMPANY, a Nevada
                                             corporation

                                             FIVE PAC COMPANY, a Nevada
                                             corporation

                                             SIX PAC COMPANY, a Nevada
                                             corporation

                                             SEVEN PAC COMPANY, a Nevada
                                             corporation

                                             EIGHT PAC COMPANY, a Nevada
                                             corporation

                                             NINE PAC COMPANY, a Nevada
                                             corporation

                                             TEN PAC COMPANY, a Nevada
                                             corporation

                                             ELEVEN PAC COMPANY, a Nevada
                                             corporation

                                             TWELVE PAC COMPANY, a Nevada
                                             corporation

                                             FOURTEEN PAC COMPANY, a Nevada
                                             corporation

                                             FIFTEEN PAC COMPANY, a Nevada
                                             corporation

                                             SIXTEEN PAC COMPANY, a Nevada
                                             corporation

                                             SEVENTEEN PAC COMPANY, a Nevada
                                             corporation

                                             NATIONWIDE COMMERCIAL CO., an
                                             Arizona corporation

                                             PF&F HOLDINGS CORPORATION, a
                                             Delaware corporation

                                             YONKERS PROPERTY CORPORATION, a New
                                             York corporation

                                             By: /s/ Carlos Vizcarra
                                                ________________________________
                                                Carlos Vizcarra, President

                                             EMOVE, INC., a Nevada corporation

                                             WEB TEAM ASSOCIATES, INC. a Nevada
                                             corporation

                                             By: /s/ Thomas Tollison
                                                -------------------------------
                                                Thomas Tollison, Secretary

                                             U-HAUL INSPECTIONS LTD., a British
                                             Columbia corporation

                                             By: /s/ Wolfgang Bromba
                                                ________________________________
                                                Wolfgang Bromba, Secretary

                                             U-HAUL INTERNATIONAL, INC., a
                                             Nevada corporation

                                             A & M ASSOCIATES, INC., an Arizona
                                             corporation

                                             U-HAUL SELF-STORAGE CORPORATION, a
                                             Nevada corporation

                                             U-HAUL SELF-STORAGE MANAGEMENT
                                             (WPC), INC., a Nevada corporation

                                             U-HAUL BUSINESS CONSULTANTS, INC.,
                                             an Arizona corporation

                                             U-HAUL LEASING & SALES CO., a
                                             Nevada corporation

                                             U-HAUL CO. OF ALABAMA, INC., an
                                             Alabama corporation

                                             U-HAUL CO. OF ALASKA, an Alaska
                                             corporation

                                             U-HAUL CO. OF ARIZONA, an Arizona
                                             corporation

                                             U-HAUL CO. OF ARKANSAS, an Arkansas
                                             corporation

                                             U-HAUL CO. OF CALIFORNIA, a
                                             California corporation

                                             U-HAUL CO. OF COLORADO, a Colorado
                                             corporation

                                             U-HAUL CO. OF CONNECTICUT, a
                                             Connecticut corporation

                                             U-HAUL CO. OF DISTRICT OF COLUMBIA,
                                             INC., a District of Columbia
                                             corporation

                                             U-HAUL CO. OF FLORIDA, a Florida
                                             corporation

                                             U-HAUL CO. OF GEORGIA, a Georgia
                                             corporation

                                             U-HAUL OF HAWAII, INC., a Hawaii
                                             corporation

                                             U-HAUL CO. OF IDAHO, INC., an Idaho
                                             corporation

                                             U-HAUL CO. OF IOWA, INC., an Iowa
                                             corporation

                                             U-HAUL CO. OF ILLINOIS, INC., an
                                             Illinois corporation

                                             U-HAUL CO. OF INDIANA, INC., an
                                             Indiana corporation

                                             U-HAUL CO. OF KANSAS, INC., a
                                             Kansas corporation

                                             U-HAUL CO. OF KENTUCKY, a Kentucky
                                             corporation

                                             U-HAUL CO. OF LOUISIANA, a
                                             Louisiana corporation

                                             U-HAUL CO. OF MASSACHUSETTS AND
                                             OHIO, INC., a Massachusetts
                                             corporation

                                             U-HAUL CO. OF MARYLAND, INC., a
                                             Maryland corporation

                                             U-HAUL CO. OF MAINE, INC., a Maine
                                             corporation

                                             U-HAUL CO. OF MICHIGAN, a Michigan
                                             corporation

                                             U-HAUL CO. OF MINNESOTA, a
                                             Minnesota corporation

                                             U-HAUL COMPANY OF MISSOURI, a
                                             Missouri corporation

                                             U-HAUL CO. OF MISSISSIPPI, a
                                             Mississippi corporation

                                             U-HAUL CO. OF MONTANA, INC., a
                                             Montana corporation

                                             U-HAUL CO. OF NORTH CAROLINA, a
                                             North Carolina corporation

                                             U-HAUL CO. OF NORTH DAKOTA, a North
                                             Dakota corporation

                                             U-HAUL CO. OF NEBRASKA, a Nebraska
                                             corporation

                                             U-HAUL CO. OF NEVADA, INC., a
                                             Nevada corporation

                                             U-HAUL CO. OF NEW HAMPSHIRE, INC.,
                                             a New Hampshire corporation

                                             U-HAUL CO. OF NEW JERSEY, INC. a
                                             New Jersey corporation

                                             U-HAUL CO. OF NEW MEXICO, INC., a
                                             New Mexico corporation

                                             U-HAUL CO. OF NEW YORK, INC., a New
                                             York corporation

                                             U-HAUL CO. OF OKLAHOMA, INC., an
                                             Oklahoma corporation

                                             U-HAUL CO. OF OREGON, an Oregon
                                             corporation

                                             U-HAUL CO. OF PENNSYLVANIA, a
                                             Pennsylvania corporation

                                             U-HAUL CO. OF RHODE ISLAND, a Rhode
                                             Island corporation

                                             U-HAUL CO. OF SOUTH CAROLINA, INC.
                                             a South Carolina corporation

                                             U-HAUL CO. OF SOUTH DAKOTA, INC., a
                                             South Dakota corporation

                                             U-HAUL CO. OF TENNESSEE, a
                                             Tennessee corporation

                                             U-HAUL CO. OF TEXAS, a Texas
                                             corporation

                                             U-HAUL CO. OF UTAH, INC., a Utah
                                             corporation

                                             U-HAUL CO. OF VIRGINIA, a Virginia
                                             corporation

                                             U-HAUL CO. OF WASHINGTON, a
                                             Washington corporation

                                             U-HAUL CO. OF WISCONSIN, INC., a
                                             Wisconsin corporation

                                             U-HAUL CO. OF WEST VIRGINIA, a West
                                             Virginia corporation

                                             U-HAUL CO. OF WYOMING, INC., a
                                             Wyoming corporation

                                             U-HAUL CO. (CANADA) LTD. U-HAUL CO.
                                             (CANADA) LTEE, an Ontario
                                             corporation

                                             By: /s/ Gary V. Klinefelter
                                                ------------------------------
                                             Gary V. Klinefelter, Secretary

                                             WELLS FARGO BANK, N.A.,
                                             as Trustee

                                             By: /s/ Timothy P. Mowdy
                                                ________________________________
                                                Name:  Timothy P. Mowdy
                                                Title: Assistant Vice President

                                    EXHIBIT A

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

                                 [FACE OF NOTE]

CUSIP No. [      ]
ISIN No.  [      ]

                 9.0% Second Lien Senior Secured Notes due 2009

No. _____                                                           $___________

                                             AMERCO

promises to pay to______________________________________________________________

or registered assigns,

the principal sum of____________________________________________________________

Dollars on________________, 2009.

The reference date for this Note is March 1, 2004. The Issue Date for this Note is March 15, 2004.

Interest Payment Dates: March 15, June 15, September 15, and December 15

Record Dates: March 1, June 1, September 1, and December 1

                                             AMERCO

                                             By:________________________________
                                                Name:
                                                Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

Dated:  _______________, ____

WELLS FARGO BANK, N.A., as Trustee

By: ______________________________

Authorized Signatory [BACK OF NOTE]

                                 [BACK OF NOTE]

                 9.0% SECOND LIEN SENIOR SECURED NOTES DUE 2009

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         Interest. AMERCO, a Nevada corporation (the "Company"), promises to pay interest on the principal amount of this Note at 9.0% per annum from March 15, 2004 until paid in full. The Company will pay interest quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be June 15, 2004.

         Interest will be computed on the basis of a 360-day year of four 90-day quarters, or during any partial quarter, on the basis of a 360-day year for the actual number of days elapsed.

         Upon the occurrence and during the continuation of an Event of Default and in any event from and after the maturity hereof, the principal amount of this Note and all other Obligations owing under the Note Documents (whether overdue premium or installments of interest or otherwise) shall bear, and the Company shall pay from time to time on demand, interest at a rate per annum that is two percentage points (2.0%) in excess of the per annum rate otherwise applicable hereunder and the other Note Documents.

         In addition to and not in substitution of the foregoing, Additional Interest shall accrue, and the Company shall pay the same as and when due, in accordance with the Indenture and the other Note Documents.

         METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the March 1, June 1, September 1 or December 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in
Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium, if any, and interest on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent at least ten Business Days prior to the applicable payment date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         AGENT AND REGISTRAR. Initially, Wells Fargo Bank, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar only with the prior written consent of the Required Holders and notice in writing to the Trustee. The Company or any of its Subsidiaries may act in any such capacity.

         INDENTURE. The Company issued the Notes under an Indenture dated as of March 1, 2004 ("Indenture") between the Company, the Guarantors listed on the signature page therein (the "Guarantors") and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company limited to $200,000,000 in aggregate principal amount.

         OPTIONAL REDEMPTION.

         The Company shall not have the option to redeem the Notes pursuant to this Section 3.07 prior to March 16, 2005. On or after March 16, 2005, the Company shall have the option to redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the 12-month period beginning on March 16 of the years indicated below;

Year                       Percentage
----                       ----------
2005                       105.50%
2006                       104.50%
2007                       101.00%
2008 and thereafter        100.00%

         Any such optional redemption shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

         MANDATORY REDEMPTION.

         Neither the Company nor the Guarantors shall be required to make mandatory redemption or sinking fund payments with respect to the Notes.

         NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

         MATURITY. To the extent not sooner redeemed, accelerated, or otherwise due and payable in accordance herewith or the other Note Documents, the outstanding principal balance hereof, all accrued and unpaid interest thereon, and all other Obligations owing under the Note Documents, shall be due and payable on February 27, 2009.

         DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the succeeding Interest Payment Date.

         PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

         AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Note Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture, the Note Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture, the Note Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes; to release any Guarantor from any of its obligations under its Note Guarantee or the Indenture (to the extent permitted by the Indenture); to make any change that does not materially adversely affect the legal rights hereunder of any Holder of the Notes; or to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

         DEFAULTS AND REMEDIES. Events of Default include: (i) default for 5 days in the payment when due of interest or additional interest, if any, on the Notes; (ii) default in payment when due of principal of the Notes when the same becomes due and payable at maturity, upon redemption, upon purchase, upon acceleration or otherwise; (iii) failure by the relevant Note Party to comply with any of its agreements or covenants described under Sections 4.08, 4.11(b), 4.12, 4.16, 4.17, 11.07, 11.09 (except to the extent applicable under (xx) below), 11.12, 11.17 or Article V of the Indenture; (iv) failure by the relevant Note Party to comply with any of its agreements or covenants in Sections 4.04, 4.06, 4.07, 4.09, 4.10, 4.11(a), 4.13, 4.15, 4.19 and 11.10 of the Indenture and
such failure continues for a period of 20 Business Days; (v) failure by a Note Party to comply with any covenants or agreements contained in the Indenture or in any of the other Note Documents (giving effect to any grace periods, cure periods, or required notices, if any, expressly provided for in such Note Documents); in each case, other than any such covenant or agreement that is the subject to another Event of Default, and such failure continues for a period of 20 Business Days; (vi) if any material portion of any Note Party's assets is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person; (vii) if any Note Party is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs; (viii) if a notice of Lien, levy, or assessment, individually or in the aggregate in an amount of $500,000 or greater, is filed of record with respect to any Note Party's assets by the United States or Canada, or any department, agency, or instrumentality thereof, or by any state, province, territory, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any Borrower's or any of its Subsidiaries' assets and the same is not paid on the payment date thereof; (ix) if a judgment or other claim becomes a Lien or encumbrance upon any material portion of any Note Party's properties or assets; (x) if there is a default in any material agreement to which any Note Party is a party including, without limitation, any Material Contract, Affiliate Contract or any material contract with any of SAC Holding, SSI, PMSR or PM Preferred (other than the New AMERCO Notes and the Synthetic Leases) or any other Indebtedness in excess of $1,000,000, and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in the acceleration of the maturity of the applicable Note Party's obligations thereunder; (xi) except as otherwise set forth in the Reorganization Plan or as otherwise permitted by the Indenture, if any Note Party makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations of the Note Parties under the Notes and the other Note Documents; (xii) if the obligation of any Guarantor under the Guaranty Agreement or its Note Guarantee is limited or terminated by operation of law or by such Guarantor thereunder; (xiii) if the Indenture or any other Note Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected, except to the extent permitted by the terms thereof, Lien on or security interest (each, second in priority only to the first priority security interests granted to Bank Lenders' Agent pursuant to the New Credit Agreement and the other Loan Documents (as defined in the New Credit Agreement)) in the Collateral covered thereby; (xiv) if any provision of any Note Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Note Party, or a proceeding shall be commenced by any Note Party, or by any Governmental Authority having jurisdiction over any Note Party, seeking to establish the invalidity or unenforceability thereof, or any Note Party shall deny that any Note Party has any liability or obligation purported to be created under any Note Document; (xv) if suit or action is commenced against the Trustee and/or any Note Holder and, as to any suit or action brought by any Person other than the Note Parties or an officer or employee of the Note Parties, is continued without dismissal for 30 days after service thereof on the Trustee, that asserts, by or on behalf of the Note Parties, any claim or legal or equitable remedy which seeks subordination of the claim or Lien of the Trustee and/or any Note Holder hereunder or under any other Note Document; (xvi) if any Note Party shall file any application in support of, or shall otherwise fail to contest in good faith, a suit or action of the type set forth in clause
(xvi) above filed by any Person other than a Borrower or an officer or employee of Borrowers; (xvii) if an Insolvency Proceeding is commenced by or against any Note Party, or any of its Subsidiaries (other than INW), and any of the following events occur: (a) the applicable Note Party or the Subsidiary consents to the institution of the Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, any Note Party or any of its Subsidiaries, or (e) an order for relief shall have been entered therein; (xviii) (1) if any event of default occurs under any New AMERCO Note Document or any of the Synthetic Leases; (2) if any holder of New AMERCO Notes contests that the Obligations hereunder constitute "Senior Indebtedness" under the New AMERCO Note Indenture; or (3) any event of default occurs under the New Credit Agreement of any other Loan Document (as defined in the New Credit Agreement); (xix) failure by the Note Parties to register substantially all of the Certificates of Title pursuant to

Section 11.01(c) of the Indenture within 180 days after the Issue Date; (xx) failure by the Note Parties to deliver the Mortgages, related fixture filings and Mortgage Policies pursuant to Section 11.01(a) and, as applicable, Section
11.09 of the Indenture within 60 days after the Issue Date, or (xxi) if any material misstatement or material misrepresentation exists now or hereafter in any warranty, representation, statement, or Record made to the Holders by any Borrower, its Subsidiaries, or any officer, employee, agent, or director of any Borrower or any of its Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, premium and Additional Interest, if any, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

         TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

         NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall not have any liability for any obligations of the Company or any Guarantor under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and the Guarantees.

         AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (=-Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                  AMERCO
                  1325 Airmotive Way, Suite 100
                  Reno, Nevada  89502-3239
                  Attention:  Assistant Treasurer

                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:___________________________________
                                               (Insert assignee's legal name)

________________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________
(Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:_____________

                                             Your Signature:____________________
                                                      (Sign exactly as your name
                                                        appears on the face of
                                                        this Note)

Signature Guarantee*:________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                          Principal Amount
                     Amount of           Amount of        [at maturity] of     Signature of
                    decrease in         increase in       this Global Note      authorized
                  Principal Amount    Principal Amount     following such     officer of the
                  [at maturity] of    [at maturity] of      decrease (or      Trustee or Note
Date of Exchange  this Global Note    this Global Note       increase)          Custodian
----------------  ----------------    ----------------    ----------------    ---------------

* This schedule should be included only if the Note is issued in global form.

                                    EXHIBIT B

    [Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
                      [Insert the Private Placement Legend]

                                 [FACE OF NOTE]

CUSIP No. [       ]
ISIN No.  [       ]

                 9.0% Second Lien Senior Secured Notes due 2009

No. _______                                                        $____________

                                             AMERCO

promises to pay to______________________________________________________________

or registered assigns,

the principal sum of____________________________________________________________

Dollars on_____________, 2009.

The reference date for this Note is March 1, 2004. The Issue Date for this Note is March 15, 2004.

Interest Payment Dates: March 15, June 15, September 15, and December 15

Record Dates: March 1, June 1, September 1, and December 1

                                             AMERCO

                                             By:________________________________
                                                Name:
                                                Title:

This is one of the Notes referred to in
the within-mentioned Indenture:

Dated:  _______________, ____

WELLS FARGO BANK, N.A., as Trustee

By:________________________________

Authorized Signatory [BACK OF NOTE]

                                 [BACK OF NOTE]

                 9.0% SECOND LIEN SENIOR SECURED NOTES DUE 2009

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         INTEREST. AMERCO, a Nevada corporation (the "Company"), promises to pay interest on the principal amount of this Note at 9.0% per annum from March 15, 2004 until paid in full. The Company will pay interest quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be June 15, 2004.

         Interest will be computed on the basis of a 360-day year of four 90-day quarters, or during any partial quarter, on the basis of a 360-day year for the actual number of days elapsed.

         Upon the occurrence and during the continuation of an Event of Default and in any event from and after the maturity hereof, the principal amount of this Note and all other Obligations owing under the Note Documents (whether overdue premium or installments of interest or otherwise) shall bear, and the Company shall pay from time to time on demand, interest at a rate per annum that is two percentage points (2.0%) in excess of the per annum rate otherwise applicable hereunder and the other Note Documents.

         In addition to and not in substitution of the foregoing, Additional Interest shall accrue, and the Company shall pay the same as and when due, in accordance with the Indenture and the other Note Documents.

         METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the March 1, June 1, September 1 or December 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in
Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium, if any, and interest on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent at least ten Business Days prior to the applicable payment date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         AGENT AND REGISTRAR. Initially, Wells Fargo Bank, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar only with the prior written consent of the Required Holders and notice in writing to the Trustee. The Company or any of its Subsidiaries may act in any such capacity.

         INDENTURE. The Company issued the Notes under an Indenture dated as of March 1, 2004 ("Indenture") between the Company, the Guarantors listed on the signature page therein (the "Guarantors") and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Class B Notes are obligations of the Company limited to $80,000,000.00 in aggregate principal amount, and the Notes are obligations of the Company limited to $200,000,000.00 in aggregate principal amount.

         OPTIONAL REDEMPTION. The Company shall not have the option to redeem the Notes pursuant to this Section 3.07 prior to March 16, 2005. On or after March 16, 2005, the Company shall have the option to redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the 12-month period beginning on March 16 of the years indicated below;

Year                      Percentage
----                      ----------
2005                      105.50%
2006                      104.50%
2007                      101.00%
2008 and thereafter       100.00%

         Any such optional redemption shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

         MANDATORY REDEMPTION.

         Neither the Company nor the Guarantors shall be required to make mandatory redemption or sinking fund payments with respect to the Notes.

         NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

         MATURITY. To the extent not sooner redeemed, accelerated, or otherwise due and payable in accordance herewith or the other Note Documents, the outstanding principal balance hereof, all accrued and unpaid interest thereon, and all other Obligations owing under the Note Documents, shall be due and payable on February 27, 2009.

         DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the succeeding Interest Payment Date.

         PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

         AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Note Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture, the Note Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture, the Note Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes; to release any Guarantor from any of its obligations under its Note Guarantee or the Indenture (to the extent permitted by the Indenture); to make any change that does not materially adversely affect the legal rights hereunder of any Holder of the Notes; or to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

         DEFAULTS AND REMEDIES. Events of Default include: (i) default for 5 days in the payment when due of interest or additional interest, if any, on the Notes; (ii) default in payment when due of principal of the Notes when the same becomes due and payable at maturity, upon redemption, upon purchase, upon acceleration or otherwise; (iii) failure by the relevant Note Party to comply with any of its agreements or covenants described under Sections 4.08, 4.11(b), 4.12, 4.16, 4.17, 11.07, 11.09 (except to the extent applicable under (xx) below), 11.12, 11.17 or Article V of the Indenture; (iv) failure by the relevant Note Party to comply with any of its agreements or covenants in Sections 4.04, 4.06, 4.07, 4.09, 4.10, 4.11(a), 4.13, 4.15, 4.19 and 11.10 of the Indenture and
such failure continues for a period of 20 Business Days; (v) failure by a Note Party to comply with any covenants or agreements contained in the Indenture or in any of the other Note Documents (giving effect to any grace periods, cure periods, or required notices, if any, expressly provided for in such Note Documents); in each case, other than any such covenant or agreement that is the subject to another Event of Default, and such failure continues for a period of 20 Business Days; (vi) if any material portion of any Note Party's assets is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person; (vii) if any Note Party is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs; (viii) if a notice of Lien, levy, or assessment, individually or in the aggregate in an amount of $500,000 or greater, is filed of record with respect to any Note Party's assets by the United States or Canada, or any department, agency, or instrumentality thereof, or by any state, province, territory, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any Borrower's or any of its Subsidiaries' assets and the same is not paid on the payment date thereof; (ix) if a judgment or other claim becomes a Lien or encumbrance upon any material portion of any Note Party's properties or assets; (x) if there is a default in any material agreement to which any Note Party is a party including, without limitation, any Material Contract, Affiliate Contract or any material contract with any of SAC Holding, SSI, PMSR or PM Preferred (other than the New AMERCO Notes and the Synthetic Leases) or any other Indebtedness in excess of $1,000,000, and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in the acceleration of the maturity of the applicable Note Party's obligations thereunder; (xi) except as otherwise set forth in the Reorganization Plan or as otherwise permitted by the Indenture, if any Note Party makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations of the Note Parties under the Notes and the other Note Documents; (xii) if the obligation of any Guarantor under the Guaranty Agreement or its Note Guarantee is limited or terminated by operation of law or by such Guarantor thereunder; (xiii) if the Indenture or any other Note Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected, except to the extent permitted by the terms thereof, Lien on or security interest (each, second in priority only to the first priority security interests granted to Bank Lenders' Agent pursuant to the New Credit Agreement and the other Loan Documents (as defined in the New Credit Agreement)) in the Collateral covered thereby; (xiv) if any provision of any Note Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Note Party, or a proceeding shall be commenced by any Note Party, or by any Governmental Authority having jurisdiction over any Note Party, seeking to establish the invalidity or unenforceability thereof, or any Note Party shall deny that any Note Party has any liability or obligation purported to be created under any Note Document; (xv) if suit or action is commenced against the Trustee and/or any Note Holder and, as to any suit or action brought by any Person other than the Note Parties or an officer or employee of the Note Parties, is continued without dismissal for 30 days after service thereof on the Trustee, that asserts, by or on behalf of the Note Parties, any claim or legal or equitable remedy which seeks subordination of the claim or Lien of the Trustee and/or any Note Holder hereunder or under any other Note Document; (xvi) if any Note Party shall file any application in support of, or shall otherwise fail to contest in good faith, a suit or action of the type set forth in clause (xvi) above filed by any Person other than a Borrower or an officer or employee of Borrowers; (xvii) if an Insolvency Proceeding is commenced by or against any Note Party, or any of its Subsidiaries (other than INW), and any of the following events occur: (a) the applicable Note Party or the Subsidiary consents to the institution of the Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, any Note Party or any of its Subsidiaries, or (e) an order for relief shall have been entered therein; (xviii) (1) if any event of default occurs under any New AMERCO Note Document or any of the Synthetic Leases; (2) if any holder of New AMERCO Notes contests that the Obligations hereunder constitute "Senior Indebtedness" under the New AMERCO Note Indenture; or (3) any event of default occurs under the New Credit Agreement of any other Loan Document (as defined in the New Credit Agreement); (xix) failure by the Note Parties to register substantially all of the Certificates of Title pursuant to Section 11.01(c) of the Indenture within 180 days after the Issue Date; (xx) failure by the Note

Parties to deliver the Mortgages, related fixture filings and Mortgage Policies pursuant to Section 11.01(a) and, as applicable, Section 11.09 of the Indenture within 60 days after the Issue Date, or (xxi) if any material misstatement or material misrepresentation exists now or hereafter in any warranty, representation, statement, or Record made to the Holders by any Borrower, its Subsidiaries, or any officer, employee, agent, or director of any Borrower or any of its Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, premium and Additional Interest, if any, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

         TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

         NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall not have any liability for any obligations of the Company or any Guarantor under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and the Guarantees.

         AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         ADDITIONAL RIGHTS OF HOLDERS OF CLASS B GLOBAL NOTES AND CLASS B DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Note Purchase Agreement and Registration Rights Agreement each dated as of March 1, 2004 between the Company and the parties named on the signature pages thereof (respectively, "Note Purchase Agreement" and the "Registration Rights Agreement").

         ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                  AMERCO
                  1325 Airmotive Way, Suite 100
                  Reno, Nevada  89502-3239
                  Attention:  Assistant Treasurer

                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:___________________________________
                                               (Insert assignee's legal name)

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________
(Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:_____________

                                             Your Signature:____________________
                                                      (Sign exactly as your name
                                                        appears on the face of
                                                        this Note)

Signature Guarantee*:________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                          Principal Amount
                     Amount of           Amount of        [at maturity] of     Signature of
                    decrease in         increase in       this Global Note      authorized
                  Principal Amount    Principal Amount     following such     officer of the
                  [at maturity] of    [at maturity] of      decrease (or      Trustee or Note
Date of Exchange  this Global Note    this Global Note       increase)          Custodian
----------------  ----------------    ----------------    -----------------   ---------------

* This schedule should be included only if the Note is issued in global form.

                                    EXHIBIT C

                          FORM OF NOTATION OF GUARANTEE

         For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, fully and unconditionally guaranteed, to the extent set forth in the Indenture (defined below) and subject to the provisions in the Indenture dated as of March 1, 2004 (the "Indenture") among AMERCO, the Guarantors listed on the signature pages thereto and Wells Fargo Bank, N.A., as trustee (the "Trustee"), (a) the due and punctual payment of the principal of and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in
Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Note Guarantee shall cease to be so subordinated and subject in right of payment upon any defeasance of this Note in accordance with the provisions of the Indenture.

                               [Guarantors' Signature Blocks to be Provided]

                                    EXHIBIT D

                         FORM OF SUPPLEMENTAL INDENTURE

                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS

         Supplemental Indenture (this "Supplemental Indenture"), dated as of ________________, among __________________ (the "Guaranteeing Subsidiary"), a subsidiary of AMERCO (or its permitted successor), a Nevada corporation (the "Company"), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, N.A., as trustee under the indenture referred to below (the "Trustee").

                              W I T N E S S E T H:

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of March 1, 2004 providing for the issuance of an aggregate principal amount of up to $200,000,000 of 9.0% Second Lien Senior Secured Notes due 2009 (the "Notes");

         WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Note Guarantee"); and

         WHEREAS, pursuant to the terms of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees as follows:

         (a) Along with all Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Company hereunder or thereunder, that:

                  (i) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, the premium and Additional Interest and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                  (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

         (b) The obligations hereunder shall be full and unconditional, irrespective of the validity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

         (c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

         (d) This Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture, and the Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.

         (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Custodian, the Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

         (f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

         (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article VI of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.

         (h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

         (i) Pursuant to Section 10.02 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article X of the Indenture, this new Note Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guarantor under this Note Guarantee will not constitute a fraudulent transfer or conveyance.

         EXECUTION AND DELIVERY. Each Guaranteeing Subsidiary agrees that the Note Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

         GUARANTEEING SUBSIDIARY MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

         (j) Except as otherwise provided in Section 5.03 of the Indenture, the Guaranteeing Subsidiary may not consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor. Any such permitted consolidation, merger, sale or conveyance shall not be effective or permitted unless:

                  (i) subject to Sections 10.04 and 10.05 of the Indenture, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form of Exhibit D to the Indenture, under the Notes, the Indenture and the Note Guarantee on the terms set forth herein or therein; and

                  (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

         (k) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

         (l) Any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor shall be permitted only in accordance with the terms and provisions of the Indenture.

         RELEASES.

         (m) A Guarantor shall be released from its obligations only in accordance with the terms and provisions of the Indenture.

         (n) The Guaranteeing Subsidiary, if not released from its obligations under the Note Guarantee, shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article X of the Indenture.

         NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Guarantees. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Securities and Exchange Commission that such a waiver is against public policy.

         NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

         TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:_____________, ____

                                             [GUARANTEEING SUBSIDIARY]

                                             By:________________________________
                                                Name:
                                                Title:

                                             [Guarantors' Signature Blocks to
                                             be Provided]